As filed with the Securities and Exchange Commission on June 26, 2009

Registration No. 333-157894

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	1221	51-0337383
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

(724) 485-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Jerome Richey

Executive Vice President Corporate Affairs, Chief Legal Officer and Secretary

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

(724) 485-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lewis U. Davis, Jr. Buchanan Ingersoll & Rooney PC One Oxford Centre, 20th Floor 301 Grant Street Pittsburgh, PA 15219 (412) 562-8800

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described herein.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction.

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)            ☐

Exchange Ac Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Unit/ Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Restricted Stock Units(1)	733,001			(3)		(3)		(3)
Common Stock, $0.01 par value per share (including associated preferred stock purchase rights)	733,001	(2)		(3)		(3)		(3)

(1)	Represents restricted stock units being issued under the Amended and Restated CONSOL Energy Inc. Equity Incentive Plan.
(2)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(3)	Fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS MAY CHANGE. WE MAY NOT COMPLETE THIS OFFER AND ISSUE ANY SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TO WHICH THIS PROSPECTUS RELATES IS EFFECTIVE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SHARES OF OUR COMMON STOCK OR RELATED RESTRICTED STOCK UNITS, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus—Subject to Change and Completion, As Filed on June 26, 2009.

OFFER BY CONSOL Energy Inc.

TO ISSUE

RESTRICTED STOCK UNITS OF CONSOL Energy Inc.

UPON THE SURRENDER TO CNX GAS CORPORATION OF

OUTSTANDING 2007 PERFORMANCE SHARE AWARDS OF CNX Gas Corporation

AT A RATIO OF 1.982 RESTRICTED STOCK UNITS OF CONSOL Energy Inc.

PER ORIGINALLY ISSUED 2007 PERFORMANCE SHARE UNIT OF CNX GAS CORPORATION

&

TO ISSUE

RESTRICTED STOCK UNITS OF CONSOL Energy Inc.

UPON THE SURRENDER TO CNX GAS CORPORATION OF

OUTSTANDING 2008 PERFORMANCE SHARE AWARDS OF CNX Gas Corporation

AT A RATIO OF 2.187 RESTRICTED STOCK UNITS OF CONSOL Energy Inc.

PER ORIGINALLY ISSUED 2008 PERFORMANCE SHARE UNIT OF CNX GAS CORPORATION

THIS OFFER, AND YOUR RIGHT TO WITHDRAW PERFORMANCE SHARE AWARDS OF CNX GAS CORPORATION YOU TENDER INTO THIS OFFER, WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON JULY —, 2009, UNLESS WE EXTEND THIS OFFER.

We are offering to issue restricted stock units of CONSOL Energy Inc., which we refer to in this prospectus as CONSOL or CONSOL Energy, for each: (i) 2007 performance share award of CNX Gas Corporation, which we refer to in this prospectus as CNX Gas, surrendered to CNX Gas, at a ratio of 1.982 restricted stock units of CONSOL per originally issued 2007 performance share unit, and (ii) 2008 performance share award of CNX Gas surrendered to CNX Gas, at a ratio of 2.187 restricted stock units of CONSOL per originally issued 2008 performance share unit, in each case on the terms and conditions contained in this prospectus and in the related Election Form.

If you wish to tender your CNX Gas 2007 performance share awards, and/or 2008 performance share awards, which we collectively refer to as Incentive Awards, for replacement with CONSOL restricted stock units, you must properly complete and sign the Election Form in accordance with the applicable instructions for that form. You must complete this process by midnight, New York City Time, on July —, 2009. If we extend the Offer beyond July —, 2009, you must complete the process before the extended expiration date of the Offer.

You are receiving the Offer materials by electronic means. You may request a written copy of any or all of these materials at no charge by contacting us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920.

As soon as administratively practicable following the expiration of the Offer, we will send to you a final and complete Restricted Stock Unit Award Agreement that will evidence the terms of your CONSOL restricted sock unit award for any Incentive Awards you validly tendered pursuant to the Offer. The terms of your new CONSOL restricted stock unit will be substantially the same terms and conditions as contained in the Incentive Awards, including the same vesting date, although there will be no performance conditions. The Election Form operates as your acceptance of the terms and conditions of the Restricted Stock Unit Award Agreement.

The key dates to remember in connection with the Offer are as follows:

•	The commencement date of the Offer is June —, 2009.

•	The Offer will expire at midnight, New York City Time, on July —, 2009 (unless we extend it).

•	The new CONSOL Energy restricted stock units will be issued on July —, 2009 (unless we extend the Offer).

We are not making the Offer to, nor will we accept any tender of Incentive Awards on behalf of, holders in any jurisdiction in which the Offer or the acceptance of any tender would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to legally make the Offer to holders in any such jurisdiction.

CONSOL currently beneficially owns approximately 83.33% of the outstanding shares of CNX Gas common stock. Our obligation to issue restricted stock units of CONSOL in exchange for surrendered Incentive Awards is subject to conditions described in this prospectus under “The Offer—Conditions of the Offer” beginning on page 47. We do not intend to have a subsequent offering period.

CONSOL’s common stock is listed on the New York Stock Exchange and trades under the symbol “CNX.” The CONSOL restricted stock units are not listed on any trading market. CNX Gas’ common stock is listed on the New York Stock Exchange and trades under the symbol “CXG.”

SEE “RISK FACTORS” BEGINNING ON PAGE 14 FOR A DISCUSSION OF ISSUES THAT YOU SHOULD CONSIDER IN DETERMINING WHETHER TO TENDER YOUR SECURITIES INTO THIS OFFER.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY WITH RESPECT TO THIS OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CONSOL RESTRICTED STOCK UNITS (OR UNDERLYING COMMON STOCK) TO BE ISSUED IN THIS OFFER OR DETERMINED IF THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2009 and it will be distributed on or about                     , 2009.

CONSOL Energy Inc. was organized as a Delaware corporation in 1991. The principal executive office of CONSOL Energy Inc. is located at CNX Center, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania, 15317, and the telephone number at that address is (724) 485-4000. Our website is located at www.consolenergy.com. The information on our website is not part of this prospectus.

As permitted under the rules of the Securities and Exchange Commission (“SEC”), this prospectus incorporates important business and financial information about CONSOL and CNX Gas that is contained in documents filed with the SEC but that is not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” beginning on page 69.

You may also obtain copies of these documents, without charge, upon written or oral request to Kurt Salvatori, (724) 485-4025. To obtain timely delivery of copies of these documents, you should request them no later than five business days prior to the expiration of this Offer. Unless this Offer is extended, the latest you should request copies of these documents is July — , 2009.

i

Neither CONSOL Energy Inc. nor any of its respective representatives are making any representation to you regarding the legality of an investment by you in CONSOL common stock under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

In making an investment decision, you must rely on your own examination of our business and the terms of the exchange offer, including the merits and risks involved. No person has been authorized to give any information or any representation concerning us, the exchange offer or the exchange securities (other than as contained in this prospectus and the accompanying Election Form), and, if given or made, that other information or representation should not be relied upon as having been authorized by us. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Except as otherwise specifically noted, “we,” “our,” “us” and similar words and/or “CONSOL” or “CONSOL Energy” in this prospectus refer to CONSOL Energy Inc. In addition, we refer to CNX Gas Corporation as “CNX Gas.” All references to shares of CONSOL common stock also refer to the associated preferred stock purchase rights.

In “Questions and Answers About the Offer” below and in the “Summary” beginning on page 6, we highlight selected information from this prospectus but we have not included all of the information that may be important to you. To better understand the offer and for a more complete description of its legal terms, you should read carefully this entire prospectus, as well as the documents we have incorporated by reference into this prospectus. See “Where You Can Find More Information” beginning on page 69.

ii

QUESTIONS AND ANSWERS ABOUT THE OFFER

The following are answers to some of the questions that you may have about the Offer (defined below). We urge you to read carefully the remainder of this document and the accompanying Election Form and Restricted Stock Unit Award Agreement (which, when taken together, as they may each be amended or supplemented from time to time, constitute the “Offer”) because the information in this summary and in the introductory pages preceding this summary is not complete and may not contain all of the information that is important to you. Additional important information is contained in the remainder of this document and the Election Form and Restricted Stock Unit Award Agreement.

Q.  What CNX Gas incentive awards are eligible for surrender and exchange pursuant to the Offer?

A.  All outstanding performance share awards granted by CNX Gas and held by an existing employee, officer or director, as of the expiration of the Offer, of either CNX Gas or CONSOL or one of their respective subsidiaries is eligible to be exchanged in connection with the Offer. All such eligible performance share awards are referred to in this prospectus as Incentive Awards.

The Election Form that was emailed to each eligible participant contains a personal summary of the Incentive Awards that you currently hold, including information relating to the number of CONSOL restricted stock units that will be issued upon tender of each such Incentive Award.

Q.  Who is eligible to participate in the Offer?

A.  All current employees, officers and directors of CNX Gas, CONSOL or any of their respective subsidiaries are permitted to participate in the Offer to the extent that such person holds an eligible Incentive Award. We refer to each of these persons as an Eligible Holder in this prospectus.

As part of the management reorganization, J. Brett Harvey, as the Chief Executive Officer of CONSOL, had discussions with Nicholas J. DeIuliis, as the then Chief Executive Officer of CNX Gas, regarding the potential treatment of the outstanding CNX Gas performance share awards for CNX Gas employees. Messrs. Harvey and DeIuliis jointly determined to recommend to their respective Boards of Directors that the outstanding performance share awards be surrendered and exchanged for CONSOL New RSUs. They also determined to jointly recommend that January 16, 2009, the last trading day before the management reorganization was announced, be the date used for setting the exchange ratio (i) by computing the value of the Incentive Awards assuming that the end date of the performance periods was that date, and (ii) by valuing the CONSOL New RSUs to be issued as equal to the closing sale price of CONSOL shares on that date. This proposal was then presented to and approved by the Board of Directors of CONSOL and CNX Gas on February 17, 2009. There are 34 persons who hold 2007 performance share awards and 71 persons who hold 2008 performance share awards. Mr. DeIuliis holds 73,306 of the 2007 performance share awards and 66,902 of the 2008 performance share awards which are the subject of this offer and would receive 291,625 CONSOL New RSUs upon acceptance of this offer. Mr. DeIuliis has advised CONSOL that he intends to surrender his Incentive Awards in exchange for CONSOL New RSUs.

Q.  What other defined terms are important to understand the Offer?

A.  For purposes of the Offer, you also should be familiar with the following additional definitions.

“Election Form” is the form that the Eligible Holder must use to notify us as to the particular Incentive Award he or she has elected to tender for surrender and exchange pursuant to the terms of the Offer.

“Exchange Date” will mean the date on which each Incentive Award is replaced with a New RSU. Such date will be July —, 2009 or, if the Offer is extended, the first business day following the extended expiration date of the Offer.

“Expiration Date” will mean July —, 2009, or such later date if we extend the Offer pursuant to the terms set forth in this prospectus.

“fair market value” of CONSOL Energy common stock on any relevant date will be deemed to be equal to the average of the high and low selling price per share of such stock on that date on the New York Stock Exchange.

“New RSU” “CONSOL New RSU” will mean the restricted stock unit granted on the Exchange Date under the Amended and Restated CONSOL Energy Inc. Equity Incentive Plan, which we refer to in this prospectus as the “Plan,” in replacement of a tendered Incentive Award. A restricted stock unit represents the right to receive one share of CONSOL common stock following the vesting date of that unit. Each New RSU will have similar vesting periods, forfeiture terms and non-competition and non-disclosure covenants as the surrendered Incentive Award, except that the New RSU will not have the total shareholder return performance conditions contained in the performance share award. We believe we have set forth all of the material terms and conditions of the New RSUs. In the event that a question arises regarding the New RSUs, including the satisfaction of any of their conditions, similar to the CNX Gas Equity Incentive Plan under which the Incentive Awards were created and issued, the Plan provides that CONSOL’s Board of Directors (or a delegated committee or person) will determine in its sole discretion any interpretation or determination with respect to any award under the Plan, including the New RSUs, and that any such determination is final and binding. The New RSUs will be evidenced by a Restricted Stock Unit Award Agreement.

Q. Why are we making the offer?

A.  We currently beneficially own approximately 83.33% of all of the outstanding shares of CNX Gas’ common stock. The Boards of Directors of each of CONSOL and CNX Gas have approved a management reorganization in an effort to increase efficiency and reduce costs across all business areas of the two companies, by creating a more unified organizational structure. Under the unified organizational structure created by the management reorganization, we concluded that offering the holders of CNX Gas performance share awards the opportunity to exchange those instruments for CONSOL New RSUs would be a better long-term incentive compensation vehicle than the CNX Gas performance share awards alone. Specifically, the exchange is designed to:

•

create an incentive for former officers and employees of CNX Gas to enhance the value of CONSOL, including CNX Gas, since the value to an employee of the CONSOL New RSUs will depend upon the value of the common stock of CONSOL, which includes CNX Gas as an 83.3% owned subsidiary;

•	induce, by means of the vesting requirements, former CNX Gas employees who assumed responsibilities with CONSOL to remain as employees of CONSOL; and

•	to induce, by means of the vesting requirements, CNX Gas employees who remained at CNX Gas to remain as employees of CNX Gas.

While the CONSOL New RSUs offered for exchange do not have the total shareholder performance condition contained in the Incentive Awards, the CONSOL New RSUs are settled by the issuance of CONSOL’s common stock (rather than cash), the value to an employee of the CONSOL New RSUs will depend upon the value of CONSOL common stock and the performance of both companies should affect the value of CONSOL’s common stock due to CONSOL owning approximately 83.3% of CNX Gas.

Q.  What will I receive in exchange for the Incentive Awards that I tender into the Offer?

A.  If we successfully complete the Offer, you will receive (i) 1.982 of a New RSU in exchange for each originally issued 2007 performance share unit of CNX Gas that you validly tender into the Offer and (ii) 2.187 of a New RSU in exchange for each originally issued 2008 performance share unit of CNX Gas that you validly tender into the Offer. We will not issue fractional New RSUs. Instead, any person entitled to receive a fractional share of a New RSU will receive cash in an amount equal to the fraction, multiplied by the fair market value of CONSOL common stock on the New York Stock Exchange on the Expiration Date. See “The Offer — Cash Instead of Fractional Restricted Stock Units” on page 42. Your tendered Incentive Awards will be surrendered to CNX Gas and CONSOL will issue New RSUs to you in accordance with the amounts set forth above, which New RSUs will be represented by a Restricted Stock Unit Award Agreement.

The exchange rates set forth above were based on (i) the value of the performance share awards as of January 16, 2009, (ii) the value of the New RSUs as of January 16, 2009 and (iii) the fair market value of CONSOL common stock as of January 16, 2009.

Q.  How do I participate in the Offer?

A.  In order to tender your Incentive Awards for surrender and exchange pursuant to the Offer, you must complete the Election Form. You will need to check the appropriate boxes next to each of your Incentive Awards to indicate whether you elect to tender your Incentive Awards in accordance with the terms of the Offer. After completing the Election Form, you will need to return the form to us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920. You will then be deemed to have completed the election process for tendering your Incentive Awards.

You must complete the tender and election process in the foregoing manner by midnight, New York City Time, on July —, 2009. If we extend the Offer beyond July —, 2009, you must complete the process before the extended expiration date of the Offer.

We will not accept delivery of any Election Form after the Expiration Date. If we do not receive a properly completed and duly executed Election Form from you before the Expiration Date, we will not accept your Incentive Awards for surrender and exchange. Those Incentive Awards will not be surrendered pursuant to the Offer and you will not receive New RSUs.

We reserve the right to reject any or all tenders of Incentive Awards that we determine are not in appropriate form or are unlawful to accept. Otherwise, we intend to accept all properly and timely tendered Incentive Awards that are not validly withdrawn. Subject to our rights to extend, terminate or amend the Offer, we currently expect that we will accept all properly tendered Incentive Awards upon the Expiration Date, and we will issue New RSUs the next business day thereafter. The tendered Incentive Awards will be surrendered to CNX Gas.

Q.  What are the tax consequences of my existing Incentive Awards?

A.  Under current tax law, you generally will not recognize income upon the grant of a performance share award. Upon payment of the performance share award, you will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in common stock, the fair market value of the common stock received. When you recognize ordinary income upon payment of a performance share award, CNX Gas will generally be entitled to a tax deduction in the same amount.

Q.  What are the tax consequences of the New RSUs?

A.  The tax treatment for the New RSUs under federal tax laws is as follows. Under current tax law, you will not recognize taxable income for federal income tax purposes until the common stock underlying the restricted stock units are actually issued to you. Upon issuance of common stock, you will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock received, and CONSOL will be entitled to a corresponding deduction. If you are an employee of CONSOL or CNX Gas, you will be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the common stock underlying the restricted stock units is issued at that time. However, no additional Social Security or Medicare taxes will be due when the common stock subject to the vested restricted stock units is subsequently issued (even if the market value of the common stock has increased).

Q.  What are the tax consequences if I accept the Offer?

A.  If you tender your Incentive Awards, you will not recognize any taxable income for U.S. federal income tax purposes at the time of the tender or at the time you receive a New RSU. You will then have those tax consequences with respect to your New RSUs as set forth above.

If you are subject to the tax laws of other jurisdictions in addition to the United States, there may be additional consequences of participation in the Offer. All Eligible Holders, including those who are subject to taxation in foreign jurisdictions, should consult with their own personal tax advisor as to the tax consequences of accepting the Offer.

Please see “The Offer — Material U.S. Federal Income Tax Consequences” for more detailed information regarding the tax consequences of the Offer.

Q.  Am I required to participate in the Offer?

A.  No. Participation in the Offer is voluntary. You may choose either to tender your Incentive Awards pursuant to the Offer or retain those awards. If you decide to accept the Offer, you must submit a properly completed Election Form for your tendered Incentive Awards.

Q.  Do I have to accept the Offer with respect to all of my Incentive Awards or may I decide to accept the Offer with respect to only a portion of my Incentive Awards?

A.  If you wish to accept the Offer you must accept the Offer with respect to all Incentive Awards you hold. If you hold more than one type of Incentive Award, then you must elect to tender all or none of the Incentive Awards. If you choose to tender one type of Incentive Award and choose not to tender another type of Incentive Award, your Election Form will be deemed to be defective and none of your Incentive Awards will be tendered pursuant to the Offer.

Q.  When will the New RSUs be issued if I validly tender my Incentive Awards?

A.  The New RSUs will be issued on July —, 2009, or if the Offer is extended, the first business day following the extended Expiration Date. As soon as administratively practicable after the Exchange Date, we will deliver to you a final and complete Restricted Stock Unit Award Agreement that will reflect the issuance of your New RSU. The Election Form operates as your acceptance of the terms and conditions contained in the Restricted Stock Unit Award Agreement.

Q.  What are the conditions to the Offer?

A.  The Offer is subject to a number of conditions, including those conditions set forth in “The Offer — Conditions of the Offer.” The Offer is not conditioned upon the tender of a minimum number of Incentive Awards.

Q.  When does the Offer expire? Can the Offer be extended, and if so, how will I be notified if it is extended?

A.  The Offer will expire on July —, 2009, at midnight, New York City Time, unless we extend the Offer. Although we do not currently intend to do so, we may, in our discretion, extend the Offer at any time. If the Offer is extended, we will send you an email or other communication informing you of the extension no later than 9:00 a.m., New York City Time, on the next business day following the previously scheduled expiration of the Offer period.

Q.  During what period of time may I change my election with respect to my Incentive Awards?

A.  You may change your previously submitted election at any time before midnight, New York City Time, on the Expiration Date. If you would like to change your election, you must complete a new Election Form and return it to us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920.

You may change your previously submitted elections as many times as you would like before the Expiration Date.

Q.  What does CONSOL think of the Offer?

A.  Although our Board of Directors has approved the Offer, neither we nor our Board of Directors make any recommendation as to whether you should tender or refrain from tendering your Incentive Awards for surrender and exchange. You must make your own decision whether to tender your Incentive Awards, after taking into account your own personal circumstances and preferences. CONSOL recommends that you consult with your personal advisors when deciding whether or not you should tender your Incentive Awards.

Q. Has the CNX Gas board of directors made a recommendation concerning the Offer?

A.  The CNX Gas board of directors has decided not to make a recommendation and is expressing no opinion and remaining neutral with respect to the Offer. An employee who surrenders the Incentive Awards in exchange for the CONSOL New RSUs might receive (upon vesting) value which is more or less than a person who did not surrender the Incentive Awards. The decision to accept the Offer or not should be made by the affected persons.

Q.  What are some of the other factors I should consider in deciding whether to tender my Incentive Awards?

A.  In addition to the factors described elsewhere in this prospectus, you should consider that as a holder of restricted stock units of CONSOL, your interest in the performance and prospects of CNX Gas will be only indirect and in proportion to your ownership in CONSOL. You therefore may not realize the same financial benefits of any future appreciation in the value of CNX Gas that you may realize if you choose not to tender your Incentive Awards and you were to retain your interests directly in CNX Gas.

We describe various factors holders of CNX Gas incentive units should consider in deciding whether to tender their incentive units under “Risk Factors” beginning on page 14 and “Additional Factors for Consideration by Holders of Incentive Awards” beginning on page 37.

Q.  Has the CNX Gas board of directors formed a special committee of independent directors to evaluate CONSOL’s Offer?

A.  No.

Q.  Do the statements on the cover page regarding this prospectus being subject to change and the registration statement filed with the SEC not yet being effective mean that the Offer has not commenced?

A.  No. As permitted under SEC rules, we intend to commence the Offer when we distribute the prospectus which does not require the registration statement, of which this prospectus is a part, having been declared effective by the SEC. We cannot, however, complete the Offer and issue any New RSUs upon the surrender to CNX Gas of any Incentive Awards tendered in the Offer until the registration statement is declared effective by the SEC and the other conditions to our Offer have been satisfied or, where permissible, waived. As of the date of this prospectus, the Offer has not yet commenced.

Q.  Are CONSOL’s business, prospects and financial condition relevant to my decision to tender my Incentive Awards in the Offer?

A.  Yes. Incentive Awards surrendered to CNX Gas in connection with this Offer will be exchanged for New RSUs, which are convertible into shares of CONSOL common stock when the New RSUs vest and therefore you should consider CONSOL’s business, prospects and financial condition before you decide whether to tender your Incentive Awards in the Offer. In considering our business, prospects and financial condition, you should review the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us. See “Where You Can Find More Information” beginning on page 69.

Q.  Whom can I call with questions about the offer?

A.  For additional information or assistance, you should contact us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920.

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that is important to you. To better understand the Offer and for a more complete description of the legal terms of the Offer, you should read carefully this entire document and the documents to which you have been referred. See “Where You Can Find More Information” beginning on page 69.

Introduction

We are offering to exchange newly issued restricted stock units of CONSOL in exchange for holders of CNX Gas performance share awards surrendering those awards to CNX Gas. If you accepted the Offer, you would surrender your existing CNX performance share awards for cancellation. In connection with this offer we would issue (i) 1.982 of a New RSU for each originally issued 2007 performance share unit of CNX Gas held by an Eligible Holder, and (ii) 2.187 of a New RSU for each originally issued 2008 performance share unit of CNX Gas held by an Eligible Holder, in each case on the terms and conditions contained in this prospectus and in the related Election Form, including the approval by the stockholders of CONSOL of an amendment to the Plan. There are also other conditions to the Offer that are described under “The Offer — Conditions of the Offer” beginning on page 47.

Information About CONSOL and CNX Gas

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

(724) 485-4000

CONSOL Energy Inc., a high-Btu bituminous coal and coal bed methane company, is a member of the Standard & Poor’s 500 Equity Index and has annual revenues of $4.7 billion. It has 17 bituminous coal mining complexes in six states and reports proven and probable coal reserves of 4.5 billion tons. CONSOL was named one of America’s most admired companies in 2005 by Fortune magazine. It received the U.S. Department of the Interior’s Office of Surface Mining National Award for Excellence in Surface Mining for our innovative reclamation practices in 2002, 2003 and 2004. Also in 2003, CONSOL was listed in Information Week magazine’s “Information Week 500” list for its information technology operations. In 2002, CONSOL received a U.S. Environmental Protection Agency Climate Protection Award. Additional information about CONSOL can be found at our web site: www.consolenergy.com. The information on our website is not part of this prospectus.

CNX Gas Corporation

5 Penn Center West, Suite 401

Pittsburgh, PA 15276-0102

(412) 200-6700

CNX Gas Corporation is an independent natural gas exploration, development, production and gathering company operating in the Appalachian and Illinois basins of the United States.

Exchange of Incentive Awards

If you wish to tender your CNX Gas performance share awards for exchange for CONSOL New RSUs, you must properly complete and sign the Election Form in accordance with the applicable instructions for that form. You must complete this process by midnight, New York City Time, on July —, 2009. If we extend the Offer beyond July —, 2009, you must complete the process before the extended expiration date of the Offer.

You are receiving the Offer materials by electronic means. You may request a written copy of any or all of these materials at no charge by contacting us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920.

As soon as administratively practicable following the expiration of the Offer, if you tendered your Incentive Awards for surrender and exchange, we will send to you a final and complete Restricted Stock Unit Award Agreement that will evidence the terms of your CONSOL New RSU award. The terms of your New RSUs will be substantially the same terms and conditions as contained in the Incentive Awards, including the same vesting date, although there will be no performance conditions. The Election Form operates as your acceptance of the terms and conditions of the Restricted Stock Unit Award Agreement.

Timing of the Offer

We are commencing the Offer on June —, 2009, the date of the distribution of this prospectus. Our Offer is scheduled to expire at midnight, New York City time, on July —, 2009, unless we extend the period of the Offer. All references to the expiration of the Offer mean the time of expiration, as extended. For more information, see the discussion under “— Extension, Termination and Amendment” below.

Extension, Termination and Amendment

We expressly reserve the right, in our sole discretion, to extend, on one or more occasions, the period of time during which the Offer remains open, and we can do so by giving oral or written notice to you. If we decide to extend the Offer, we will make an announcement to that effect no later than the opening of trading on the New York Stock Exchange on the business day immediately following the previously scheduled expiration. We are not giving any assurance that we will exercise our right to extend the Offer. During any extension, all Incentive Awards previously tendered and not withdrawn will remain tendered for exchange, subject to your right to withdraw your Incentive Awards as described under “The Offer — Procedure for Tendering Incentive Awards — Withdrawal Rights” beginning on page 43. We do not intend to have a subsequent offering period.

We reserve the right to reject any or all tenders of Incentive Awards that we determine are not in appropriate form or are unlawful to accept. Otherwise, we intend to accept all properly and timely tendered Incentive Awards that are not validly withdrawn. Subject to our rights to extend, terminate or amend the Offer, we currently expect that we will accept all properly tendered Incentive Awards upon the Expiration Date, and we will issue New RSUs the next business day thereafter. The tendered Incentive Awards will be surrendered to CNX Gas for cancellation.

We will follow any extension, delay, termination or amendment, as promptly as practicable, with a public announcement. Subject to applicable law, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to PR Newswire.

Withdrawal Rights

You may withdraw any Incentive Awards you previously tendered into the Offer at any time before the expiration of the Offer. See “The Offer — Procedure for Tendering Incentive Awards — Withdrawal Rights” beginning on page 43.

Cash Instead of Fractional Restricted Stock Units

We will not issue any fractions of New RSUs pursuant to the Offer. Instead, each tendering person who would otherwise be entitled to a fraction of a New RSU, after combining all fractional interests to which that person would otherwise be entitled, will receive cash in an amount equal to the product obtained by multiplying (1) the fraction of the New RSU to which the holder would otherwise be entitled by (2) the fair market value of CONSOL common stock as reported on the New York Stock Exchange on the Expiration Date.

Procedure For Tendering Incentive Awards

In order to tender your Incentive Awards for exchange pursuant to the Offer, you must complete the Election Form. You will need to check the appropriate boxes next to each of your Incentive Awards to indicate whether you elect to tender your Incentive Awards in accordance with the terms of the Offer. After completing the Election Form, you will need to return the form to us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920.

You must complete the tender and election process in the foregoing manner by midnight, New York City Time, on July —, 2009. If we extend the Offer beyond July —, 2009, you must complete the process before the extended expiration date of the Offer.

We will not accept delivery of any Election Form after the Expiration Date. If we do not receive a properly completed and duly executed Election Form from you before the Expiration Date, we will not accept your Incentive Awards for surrender exchange. Those Incentive Awards will not be surrendered to CNX Gas pursuant to the Offer and CONSOL will not issue any New RSUs to you.

Material U.S. Federal Income Tax Consequences

If you surrender your CNX Gas Incentive Awards, we believe you will not recognize any taxable income for U.S. federal income tax purposes at the time of your surrender. We also believe you will not recognize any taxable income for U.S. federal income tax purposes upon the issuance of the CONSOL New RSUs. However, there is no condition to the Offer relating to the tax-free treatment of the Offer. See “The Offer — Material U.S. Federal Income Tax Consequences” beginning on page 44. The tax consequences to you will depend on the facts and circumstances of your own situation. Please consult your tax adviser for a full understanding of the tax consequences to you.

Regulatory Approvals

We are not aware of any license or regulatory permit material to the business of CNX Gas and its subsidiaries, on a consolidated basis, that may be materially adversely affected by our Offer, or any filing or approval that would be required to consummate our Offer. We intend to make all required filings under the Securities Act of 1933, as amended (or the Securities Act) and the Exchange Act, as well as any required filings or applications with the New York Stock Exchange. We are unaware of any requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any non-U.S. jurisdiction that is applicable to the Offer.

Purpose of the Offer

The Boards of Directors of each of CONSOL and CNX Gas have approved a management reorganization in an effort to increase efficiency and reduce costs across all business areas of the two companies, by creating a more unified organizational structure. Under the unified organizational structure, we concluded that offering the holders of CNX Gas performance share awards a chance to exchange those instruments for restricted stock units of CONSOL should better incentivize the holders of the Incentive Awards for the interests of both organizations.

Appraisal Rights

Under Delaware law, you will not have any appraisal rights in connection with the Offer. See the statement described under “The Offer — Purpose of the Offer — Appraisal Rights” on page 47.

Accounting Treatment

The exchange of CNX Gas’ stock based compensation instruments for CONSOL’s stock based equity instruments will be accounted for as a modification in accordance with the Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R). Under SFAS 123R, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

Comparison of Rights of Stockholders of CNX Gas and Stockholders of CONSOL

If you tender your Incentive Awards pursuant to the Offer, you will have a security convertible into CONSOL common stock rather than CNX Gas common stock, and your rights as stockholders will be governed by CONSOL’s restated certificate of incorporation and third amended and restated bylaws. There are differences between the certificates of incorporation and by-laws of CNX Gas and CONSOL. Since CNX Gas and CONSOL are both Delaware corporations, your rights will continue to be governed by Delaware law after the completion of the Offer. For a summary of material differences between the rights of holders of CNX Gas common stock and holders of CONSOL common stock, see “Comparison of Rights of Holders of CNX Gas Common Stock and Holders of CONSOL Common Stock” beginning on page 60.

Selected Historical Financial Data of CONSOL and CNX Gas

We are providing the following selected financial information to assist you in analyzing the financial aspects of the Offer. We derived the financial information presented for CONSOL and for CNX Gas for, and as of the end of, each of the years ended December 31, 2008, 2007, 2006, 2005 and 2004 from CONSOL’s and CNX Gas’ respective Annual Reports on Form 10-K for each of those years. The financial information for, and as of the end of, March 31, 2009 is derived from CONSOL’S and CNX Gas’ respective unaudited consolidated financial statements.

You should read the financial information with respect to CONSOL and CNX Gas in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by CONSOL and CNX Gas with the SEC, which we have incorporated by reference into this prospectus. See “Where You Can Find More Information” beginning on page 69.

CONSOL Selected Historical Consolidated Financial Data

(In thousands, except per share data)

	Three Months Ended March 31, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Revenue and Other Income:
Sales—Outside and Related Party	$1,150,244	$4,181,569	$3,324,346	$3,286,522	$2,935,682	$2,425,206
Sales—Purchased Gas	1,465	8,464	7,628	43,973	275,148	112,005
Sales—Gas Royalty Interests	12,632	79,302	46,586	51,054	45,351	41,858
Freight—Outside and Related Party (A)	30,916	216,968	186,909	162,761	119,811	110,175
Other income	23,494	166,142	196,728	170,861	107,131	87,505
Gain on Sale of 18.5% interest in CNX Gas	—	—	—	—	327,326	—

Total Revenue and Other Income	1,218,751	4,652,445	3,762,197	3,715,171	3,810,449	2,776,749
Costs:
Cost of goods sold and other operating charges (exclusive of depreciation, depletion and amortization shown below)	667,974	2,843,203	2,352,000	2,249,776	2,122,259	1,855,033
Purchased gas costs	1,530	8,175	7,162	44,843	278,720	113,063
Gas royalty interests costs	10,591	73,962	39,921	41,879	36,501	32,914
Freight expense	30,916	216,968	186,909	162,761	119,811	110,175
Selling, general and administrative expense	30,816	124,543	108,664	91,150	80,700	72,870
Depreciation, depletion and amortization	106,219	389,621	324,715	296,237	261,851	280,397
Interest expense	8,512	36,183	30,851	25,066	27,317	31,429
Taxes other than income	77,839	289,990	258,926	252,539	228,606	198,305
Black Lung Excise Tax Refunds	(352)	(55,795)	24,092	—	—	—

Total Costs	934,045	3,926,850	3,333,240	3,164,251	3,155,765	2,694,186

Earnings (loss) before income taxes, noncontrolling interest and cumulative effect of change in accounting principle	284,706	725,595	428,957	550,920	654,684	82,563
Income taxes (benefits)	79,735	239,934	136,137	112,430	64,339	(32,646)

Net income	204,971	485,661	292,820	438,490	590,345	115,209
Less: Net income attributable to noncontrolling interest	(9,152)	(43,191)	(25,038)	(29,608)	(9,484)	—
Cumulative effect of change in accounting for workers’ compensation liability, net of income taxes of $53,080	—	—	—	—	—	83,373
Net Income attributable to Consol Energy Inc. shareholders	$195,819	$442,470	$267,782	$408,882	$580,861	$198,582

Earnings per share before cumulative effect of change in accounting:
Basic	$1.08	$2.43	$1.47	$2.23	$3.17	$0.64

Dilutive	$1.08	$2.40	$1.45	$2.20	$3.13	$0.63

Earnings (loss) per share from net income:
Basic(B)	$1.08	$2.43	$1.47	$2.23	$3.17	$1.10

Dilutive(B)	$1.08	$2.40	$1.45	$2.20	$3.13	$1.09

Weighted average number of common shares outstanding:
Basic(C)	180,576,479	182,386,011	182,050,627	183,354,732	183,489,908	180,461,386

Dilutive	182,150,090	184,679,592	184,149,751	185,638,106	185,534,980	182,399,890

Dividend per share	$.10	$.40	$0.31	$0.28	$0.28	$0.28

Total assets	$7,407,287	$7,370,458	$6,208,090	$5,663,332	$5,071,963	$4,195,611
Short-term debt	520,400	557,700	247,500	—	—	5,060
Long-term debt (including current portion)	486,052	490,752	507,208	552,263	442,996	429,645
Total deferred credits and other liabilities	3,685,760	3,716,021	3,325,231	3,228,653	2,726,563	2,582,318
Total Consol Energy Inc. shareholders’ equity	1,674,130	1,462,187	1,214,419	1,066,151	1,025,356	469,021
Net cash provided by operating activities	$249,780	$1,029,464	$684,033	$664,547	$409,086	$358,091
Net cash used in investing activities	(255,013)	(1,098,856)	(972,104)	(661,546)	(74,413)	(400,542)
Net cash (used in) provided by financing activities	(61,724)	166,253	105,839	(119,758)	(455)	42,360
Book value per share of common stock (C)	$9.27	$8.10	$6.66	$5.84	$5.54	$2.59

(A)	See Note 26 of Notes to Consolidated Financial Statements in our Current Report on Form 8-K for the year ended December 31, 2008 for sales and freight by operating segment.
(B)	Basic earnings per share are computed using weighted average shares outstanding. Differences in the weighted average number of shares outstanding for purposes of computing dilutive earnings per share are due to the inclusion of the weighted average dilutive effect of employee and non-employee director stock options granted, totaling 1,573,611 shares, 2,293,581 shares, 2,099,124 shares, 2,283,374 shares, 2,045,072 shares and 1,938,504 shares for the quarter ended March 31, 2009, and the year ended December 31, 2008, 2007, 2006, 2005 and 2004, respectively.
(C)	Historical book value per share of common stock for each year is computed by dividing stockholders equity attributable to CONSOL Energy Inc. Shareholders by the number of shares of common stock outstanding as of December 31 of that year. Historical book value per share of common stock as of March 31, 2009 is computed by dividing stockholders equity by the number of shares of common stock outstanding as of March 31, 2009.

CNX Gas Selected Historical Consolidated Financial Data

STATEMENTS OF INCOME DATA (In thousands, except per share data)	Three Months Ended March 31, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
RESULTS OF OPERATIONS
Outside Sales	$161,340	$678,793	$404,835	$385,056	$277,031	$214,721
Related Party Sales	1,000	9,532	11,618	8,490	6,052	22,036
Royalty Interest Gas Sales	12,632	79,302	46,586	51,054	45,351	41,858
Purchased Gas Sales	1,465	8,464	7,628	43,973	275,148	112,005
Other Income	1,947	13,330	8,815	26,264	9,710	4,493

TOTAL REVENUE AND OTHER INCOME	178,384	789,421	479,482	514,837	613,292	395,113
Lifting Costs	11,428	67,653	38,721	33,357	30,399	27,250
Gathering and Compression Costs	21,846	83,752	61,798	58,102	43,903	40,422
Royalty Interest Gas Costs	10,601	74,041	40,011	41,998	36,641	32,914
Purchased Gas Costs	1,530	8,175	7,162	44,843	278,720	113,063
Other	2,872	4,995	1,759	2,060	2,729	586
General and Administrative	16,250	80,246	54,825	39,168	19,129	15,303
Depreciation, Depletion and Amortization	22,819	70,010	48,961	37,999	35,039	32,889
Interest Expense	1,957	7,820	5,606	870	14	—

TOTAL COSTS AND EXPENSES	89,303	396,692	258,843	258,397	446,574	262,427
Earnings Before Income Taxes and Noncontrolling Interest	89,081	392,729	220,639	256,440	166,718	132,686
Noncontrolling Interest	(263)	—	—	—	—	—
Earnings Before Income Taxes	89,344	392,729	220,639	256,440	166,718	132,686
Income Taxes	34,440	153,656	84,961	96,573	64,550	51,898

NET INCOME ATTRIBUTABLE TO CNX GAS SHAREHOLDERS	$54,904	$239,073	$135,678	$159,867	$102,168	$80,788
Earnings Per Share from Net Income:
Basic	$0.36	$1.58	$0.90	$1.06	$0.76	$0.66
Diluted	$0.36	$1.58	$0.90	$1.06	$0.76	$0.66
Weighted Average Number of Common Shares Outstanding:
Basic	150,971,679	150,947,516	150,886,433	150,845,518	134,071,334	122,896,667
Dilutive	151,232,901	151,331,953	151,133,520	151,017,456	134,137,219	122,988,359

BALANCE SHEETS DATA	March 31, 2009	December 31,
(In thousands)		2008	2007	2006	2005	2004
Working Capital (Deficiency) (Unaudited)	$(25,253)	$(31,192)	$25,303	$115,824	$3,720	$(35,030)
Total Assets	2,216,936	2,124,973	1,380,703	1,155,001	859,167	718,859
Long Term Debt (Including current portion)	81,680	83,144	72,768	66,470	—	—
Total Deferred Credits and Other Liabilities	396,881	384,367	227,833	153,977	109,226	205,614
Total CNX Gas Shareholders’ Equity	1,469,582	1,384,874	1,023,237	880,215	679,472	462,556

CASH FLOW STATEMENTS DATA	Three Months Ended March 31, 2009	Year Ended December 31,
(In thousands)		2008	2007	2006	2005	2004
Net Cash Provided by Operating Activities	$126,437	$447,375	$272,448	$243,569	$144,997	$175,350
Net Cash (Used in) Investing Activities	(133,550)	(559,132)	(354,227)	(156,020)	(108,287)	(93,114)
Net Cash (Used in) Provided by Financing Activities	5,433	81,635	6,654	(449)	(16,640)	(82,237)
Book value per share of common stock	$9.73	$9.17	$6.78	$5.83	$4.50	—

Comparative Stock Market Data and Dividend Policies

Neither the CNX Gas Incentive Awards nor the CONSOL New RSUs are transferable and no trading market exists nor could develop for them. Furthermore, the CNX Gas performance share awards are measured and determined on a specific future date (December 31, 2009 with respect to the 2007 performance share awards and December 31, 2010 with respect to the 2008 performance share awards) and if they have any value are cash settled. Thus, no comparison can be provided of the market value of the CNX Gas Incentive Awards nor the CONSOL New RSUs can be made. In the following table we present the price per share of CONSOL’s common stock and CNX Gas’ common stock as of the close of business on January 16, 2009, the last trading day prior to the public announcement of the management consolidation.

	CONSOL	CNX Gas
As of closing on January 16, 2009
Price per share of common stock	$26.48	$25.44

The declaration and payment of dividends by CONSOL is subject to the discretion of CONSOL’s board of directors, and no assurance can be given that CONSOL will pay dividends in the future. CONSOL’s board of directors determines whether dividends will be paid quarterly. The determination to pay dividends depends upon, among other things, general business conditions, CONSOL’s financial results, contractual and legal restrictions regarding the payment of dividends by CONSOL, planned investments by CONSOL and such other factors as the board of directors deems relevant. Our credit facility does not limit our ability to pay cash dividends if (i) we are not in default or potential default under the credit facility, (ii) our leverage ratio is less than 2.5 to 1.0 and (iii) there is more than $100 million of cash or available borrowings under the credit facility. The credit facility does not permit dividend payments if the above conditions are not met after giving effect to any proposed dividend. There were no defaults in the year ended December 31, 2008.

The holders of shares of CONSOL common stock receive dividends if and when declared by our board of directors out of legally available funds. From January through December 2008, we paid dividends at an annual rate of $0.40 per share. We currently expect to continue to pay quarterly dividends at this annual rate on a basis consistent with our past practice. However, our board’s declaration and payment of dividends will depend upon business conditions, operating results and our board of directors’ consideration of other relevant factors referenced above. On January 30, 2009 and April 24, 2009, CONSOL declared a quarterly dividend of $0.10 per share payable on February 20, 2009 and May 22, 2009, respectively, to holders of record of CONSOL common stock on February 9, 2009 and May 5, 2009, respectively. No assurance can be given that we will continue to pay dividends on our common stock at the current annual rate in the future. See “Comparative Per Share Market Price and Dividend Information—CONSOL” on page 38.

CNX Gas has not paid cash dividends since it formation.

CNX Gas Shares Held by CONSOL Directors, Executive Officers and Affiliates

CONSOL, through a wholly-owned subsidiary, currently beneficially owns approximately 83.33% of the outstanding shares of CNX Gas common stock. The directors and executive officers of CONSOL and CNX Gas in the aggregate, own a de minimis number of the outstanding shares of CNX Gas common stock. We are not seeking the approval of the stockholders of either company with respect to the Offer, except that the stockholders of CONSOL Energy must approve an amendment to the Plan, as described under “The Offer—Conditions of the Offer” beginning on page 47. For more details see “Interests of CONSOL and the Directors, Executive Officers and Affiliates of CONSOL in Shares of CNX Gas” beginning on page 58 of this prospectus.

Risk Factors

In deciding whether to tender your Incentive Awards pursuant to the offer, you should read carefully this prospectus and the documents to which we refer you. You should carefully take into account the following risk factors:

•	the price of CONSOL’s common stock could depend upon factors different than those affecting the price of CNX Gas’ common stock;

•	the price of CONSOL common stock could decline following the Offer; and

•	there are various risks associated with CONSOL’s business.

See “Risk Factors” beginning on page 14 for a more complete discussion of these and other risk factors.

RISK FACTORS

In deciding whether to tender your Incentive Awards pursuant to the Offer, you should read carefully this prospectus and the documents which we incorporate by reference into this prospectus. You should also carefully consider the following factors:

RISKS RELATED TO THE OFFER

There are procedural risks with respect to tendering your Incentive Awards.

If you wish to tender your Incentive Awards for exchange, you must properly complete and sign the Election Form in accordance with the applicable instructions for that form. You are responsible for making sure that your initial Election Form and any subsequent changes to your Election Form pursuant to which you withdraw or re-tender your Incentive Awards are received by us before the Expiration Date. We intend to confirm the receipt of your initial Election Form and any subsequent changes to your Election Form by emailing an Election Notice of Receipt of Election Form to you prior to the Expiration Date. If you have not received this notice, it is your responsibility to confirm that we have received your complete submission by contacting us.

Your Election Form and any subsequent changes to your Election Form must be received by midnight, New York City Time, on July —, 2009. If we extend the Offer beyond July —, 2009, you must complete the process before the extended Expiration Date of the Offer. Any Election Form not received before the Expiration Date will be disregarded.

The trading price of CONSOL’s common stock may be affected by factors in addition to those factors affecting the price of CNX Gas’ common stock. The price of CONSOL’s common stock could decline following the Offer.

If you successfully tender your Incentive Awards and the we complete the Offer, you will become a stakeholder of CONSOL, through your ownership of New RSUs. Although we currently beneficially own approximately 83.33% of CNX Gas’ outstanding shares of common stock, we also own and operate other businesses. Accordingly, our results of operations and business, as well as the trading price of our common stock, may be affected by factors in addition to those affecting CNX Gas’ results of operations and business and the price of CNX Gas’ common stock. The price of CONSOL’s common stock may decrease after the Offer.

The Board of Directors of CNX Gas have potential conflicts of interest with respect to the Offer.

You should be aware that there exist conflicts of interest among members of the CNX Gas board. Not only does CONSOL own approximately 83.33% of the outstanding CNX Gas common stock and elect the entire board of directors, but four of the five members of the CNX Gas board are CONSOL directors and/or executive officers. For additional information on the interests that CNX Gas’ board members may have in the offer, see “Interests of CONSOL and the Directors, Executive Officers and Affiliates of CONSOL in Shares of CNX Gas” beginning on page 58.

RISKS RELATED TO OUR BUSINESS

Our business activities are subject to hazards and risks. The following is a summary of the material risks relating to our business activities. Before tendering your Incentive Awards in the Offer, you should carefully consider the material risks described below, as well as the other information contained in this prospectus and the documents incorporated by reference in this prospectus under the caption “Where You Can Find More Information” beginning on page 69. If any of the events described below occur, our business, financial condition and/or results of operations could be materially harmed, and you could lose part or all of your investment. Since CNX Gas is a consolidated subsidiary of CONSOL, references in these risk factors to “gas,” “natural gas,” “gas business” or similar terms includes the business and operations of CNX Gas.

The current financial crisis and deteriorating economic conditions may have material adverse impacts on our business and financial condition that we currently cannot predict.

As widely reported, economic conditions in the United States and globally have been deteriorating. Financial markets in the United States, Europe and Asia have been experiencing a period of unprecedented turmoil and upheaval characterized by extreme volatility and declines in security prices, severely diminished liquidity and credit availability, inability to access capital markets, the bankruptcy, failure, collapse or sale of various financial institutions and an unprecedented level of intervention from the United States federal government and other governments. Unemployment has risen while business and consumer confidence have declined and there are fears of a prolonged recession. Although we cannot predict the impacts on us of the deteriorating economic conditions, they could materially adversely affect our business and financial condition. For example:

•	the demand for natural gas may decline due to the deteriorating economic conditions which could negatively impact the revenues, margins and profitability of our natural gas business;

•

the demand for electricity and/or for steel may decline due to the deteriorating economic conditions which could negatively impact the revenues, margins and profitability of our steam coal and metallurgical coal businesses;

•

the tightening of credit or lack of credit availability to our customers could adversely affect our ability to collect our trade receivables and the amount of receivables eligible for sale pursuant to our accounts receivable facility may decline;

•

our ability to access the capital markets may be restricted at a time when we would like, or need, to raise capital for our business including for exploration and/or development of our coal or gas reserves;

•	our commodity hedging arrangements could become ineffective if our counterparties are unable to perform their obligations or seek bankruptcy protection.

A significant extended decline in the prices CONSOL Energy receives for our coal and gas could adversely affect our operating results and cash flows.

Our financial results are significantly affected by the prices we receive for our coal and gas. Extended or substantial price declines for coal would adversely affect our operating results for future periods and our ability to generate cash flows necessary to improve productivity and expand operations. Prices of coal may fluctuate due to factors beyond our control such as overall domestic and global economic conditions; the consumption pattern of industrial consumers, electricity generators and residential users; technological advances affecting energy consumption; domestic and foreign government regulations; price and availability of alternative fuels; price of foreign imports and weather conditions. Any adverse change in these factors could result in weaker demand and possibly lower prices for our production, which would reduce our revenues.

Gas prices are closely linked to consumption patterns of the electric generation industry and certain industrial and residential patterns where gas is the principal fuel. Natural gas prices are very volatile, and even relatively modest drops in prices can significantly affect our financial results and impede growth. Changes in natural gas prices have a significant impact on the value of our reserves and on our cash flow. In the past we have used hedging transactions to reduce our exposure to market price volatility when we deemed it appropriate. If we choose not to engage in, or reduce our use of hedging arrangements in the future, we may be more adversely affected by changes in natural gas and oil prices than our competitors who engage in hedging arrangements to a greater extent than we do. Prices for natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for natural gas, market uncertainty and a variety of additional factors that are beyond our control, such as: the domestic and foreign supply of natural gas; the price of foreign imports; overall domestic and global economic conditions; the consumption pattern of industrial consumers, electricity generators and residential users; weather conditions; technological advances affecting energy consumption; domestic and foreign governmental regulations; proximity and capacity of gas pipelines and other transportation facilities; and the price and availability of alternative fuels. Many of these factors may be beyond our control. Earlier in this decade, natural gas prices were lower than they are today. Lower natural gas prices may not only decrease our revenues on a per unit basis, but may also limit our access to capital. A significant decrease in price levels for an extended period would negatively affect us in several ways including our cash flow would be reduced, decreasing funds available for capital expenditures employed to replace reserves or increase production; and access to other sources of capital, such as equity or long-term debt markets, could be severely limited or unavailable. Additionally, lower natural gas prices may reduce the amount of natural gas that we can produce economically. This may result in our having to make substantial downward adjustments to our estimated proved reserves. If this occurs or if our estimates of development costs increase, production data factors change or our exploration results deteriorate, accounting rules may require us to write down, as a non-cash charge to earnings, the carrying value of our natural gas properties. We are required to perform impairment tests on our assets whenever events or changes in circumstances lead to a reduction of the estimated useful life or estimated future cash flows that would indicate that the carrying amount may not be recoverable or whenever management’s plans change with respect to those assets. We may incur impairment charges in the future, which could have a material adverse effect on our results of operations in the period taken.

If customers do not extend existing contracts, do not honor existing contracts, or do not enter into new long-term contracts for coal, profitability of CONSOL Energy’s operations could be affected

During the year ended December 31, 2008, approximately 90% of the coal CONSOL Energy produced was sold under long-term contracts (contracts with terms of one year or more). If a substantial portion of CONSOL Energy’s long-term contracts are modified or terminated or if force majeure is exercised, CONSOL Energy would be adversely affected if we are unable to replace the contracts or if new contracts were not at the same level of profitability. If existing customers do not honor current contract commitments, our revenue would be adversely affected. The profitability of our long-term coal supply contracts depends on a variety of factors, which vary from contract to contract and fluctuate during the contract term, including our production costs and other factors. Price changes, if any, provided in long-term supply contracts may not reflect our cost increases, and therefore, increases in our costs may reduce our profit margins. In addition, in periods of declining market prices, provisions for adjustment or renegotiation of prices and other provisions may increase our exposure to short-term coal price volatility. As a result, CONSOL Energy may not be able to obtain long-term agreements at favorable prices (compared to either market conditions, as they may change from time to time, or our cost structure) and long-term contracts may not contribute to our profitability.

The loss of, or significant reduction in, purchases by our largest customers could adversely affect our revenues.

For the year ended December 31, 2008, we derived over 25% of our total revenues from sales to our four largest coal customers. At December 31, 2008, we had approximately 24 coal supply agreements with these customers that expire at various times from 2009 to 2021. We are currently discussing the extension of existing agreements or entering into new long-term agreements with some of these customers, but these negotiations may not be successful and these customers may not continue to purchase coal from us under long-term coal supply agreements. If any one of these four customers were to significantly reduce their purchases of coal from us, or if we were unable to sell coal to them on terms as favorable to us as the terms under our current agreements, our financial condition and results of operations could suffer materially.

Our ability to collect payments from our customers could be impaired if their creditworthiness declines or if they fail to honor their contracts with us.

Our ability to receive payment for coal sold and delivered depends on the continued creditworthiness of our customers. Some power plant owners may have credit ratings that are below investment grade. If the creditworthiness of our customers declines significantly, our $165 million accounts receivable securitization program and our business could be adversely affected. In addition, if a customer refuses to accept shipments of our coal for which they have an existing contractual obligation, our revenues will decrease and we may have to reduce production at our mines until our customer’s contractual obligations are honored.

Disruption of rail, barge, overland conveyor and other systems that deliver CONSOL Energy’s coal or an increase in transportation costs could make CONSOL Energy’s coal less competitive.

Coal producers depend upon rail, barge, trucking, overland conveyor and other systems to provide access to markets. Disruption of transportation services because of weather-related problems, strikes, lock-outs, break-downs of locks and dams or other events could temporarily impair our ability to supply coal to customers and adversely affect our profitability. Transportation costs represent a significant portion of the delivered cost of coal and, as a result, the cost of delivery is a critical factor in a customer’s purchasing decision. Increases in transportation costs could make our coal less competitive.

Competition within the coal and gas industries may adversely affect our ability to sell our products. A loss of our competitive position because of overcapacity in these industries could adversely affect pricing which could impair our profitability.

CONSOL Energy competes with coal producers in various regions of the United States and with some foreign coal producers for domestic sales primarily to power generators. CONSOL Energy also competes with both domestic and foreign coal producers for sales in international markets. Demand for our coal by our principal customers is affected by the delivered price of competing coals, other fuel supplies and alternative generating sources, including nuclear, natural gas, oil and renewable energy sources, such as hydroelectric power. CONSOL Energy sells coal to foreign electricity generators and to the more specialized metallurgical coal market, both of which are significantly affected by international demand and competition.

Recent increases in coal prices could encourage existing producers to expand capacity or for new producers to enter the market. If overcapacity results, our revenues could be reduced if prices fell or we cannot sell our coal.

The gas industry is intensely competitive with companies from various regions of the United States and we may compete with foreign companies for domestic sales, many of whom are larger and have greater financial, technological, human and other resources. If we are unable to compete, our company, our operating results and financial position may be adversely affected. For example, one of our competitive strengths is being a low-cost producer of gas. If our competitors can produce gas at a lower cost than us, it would effectively eliminate our competitive strength in that area. In addition, larger companies may be able to pay more to acquire new gas properties for future exploration, limiting our ability to replace gas we produce or to grow our production. Our ability to acquire additional properties and to discover new gas resources also depends on our ability to evaluate and select suitable properties and to consummate these transactions in a highly competitive environment.

We require a skilled workforce to run our business. If we cannot hire qualified people to meet replacement or expansion needs, we may not be able to achieve planned results.

Most of our workforce is comprised of people with technical skills related to the production of coal and gas. Approximately 50 percent of our workforce is 50 years of age or older. Based on our experience, we expect a high percentage of our employees to retire between now and the next five to seven years. This will require us to conduct an expanded and sustained effort to recruit new employees to replace those who retire and to fill new jobs as we grow our business. Some areas of Appalachia, most notably in eastern Kentucky, currently have a shortage of skilled labor. Because we have operations in this area, the shortage could make it more difficult to meet our staffing needs and therefore, our results may be adversely affected. Finally, a lack of qualified people may also affect companies that we use to perform certain specialized work. If these companies cannot find enough qualified workers, it may delay projects done for us or increase our costs.

The characteristics of coal may make it difficult for coal users to comply with various environmental standards. These standards are continually under review by international, federal and state agencies, related to coal combustion. As a result, coal users may switch to other fuels, which would affect the volume of CONSOL Energy’s coal sales.

Coal contains impurities, including sulfur, mercury, chlorine and other elements or compounds, many of which are released into the air when coal is burned. Stricter environmental regulations of emissions from coal-fired electric generating plants could increase the costs of using coal thereby reducing demand for coal as a fuel source, the volume of our coal sales and price. Stricter regulations could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future.

For example, in order to meet the federal Clean Air Act limits for sulfur dioxide emissions from electric power plants, coal users will need to install scrubbers, use sulfur dioxide emission allowances (some of which they may purchase), or switch to other fuels. Each option has limitations. Lower sulfur coal may be more costly to purchase on an energy basis than higher sulfur coal depending on mining and transportation costs. The cost of installing scrubbers is significant and emission allowances may become more expensive as their availability declines. Switching to other fuels may require expensive modification of existing plants. Because higher sulfur coal currently accounts for a significant portion of our sales, the extent to which power generators switch to alternative fuel could materially affect us if we cannot offset the cost of sulfur removal by lowering the delivered costs of our higher sulfur coals on an energy equivalent basis.

Proposed reductions in emissions of mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases may require the installation of additional costly control technology or the implementation of other measures, including trading of emission allowances and switching to other fuels. The Environmental Protection Agency continues to require reduction of nitrogen oxide emissions in a number of eastern states and the District of Columbia and will require reduction of particulate matter emissions over the next several years for areas that do not meet air quality standards for fine particulates. In addition, Congress and several states may consider legislation to further control air emissions of multiple pollutants from electric generating facilities and other large emitters. Any new or proposed reductions will make it more costly to operate coal-fired plants and could make coal a less attractive fuel alternative to the planning and building of utility power plants in the future. To the extent that any new or proposed requirements affect our customers, this could adversely affect our operations and results.

CONSOL Energy may not be able to produce sufficient amounts of coal to fulfill our customers’ requirements, which could harm our relationships with customers.

CONSOL Energy may not be able to produce sufficient amounts of coal to meet customer demand, including amounts that we are required to deliver under long-term contracts. CONSOL Energy’s inability to satisfy contractual obligations could result in our customers initiating claims against us.

Foreign currency fluctuations could adversely affect the competitiveness of our coal abroad.

We compete in international markets against coal produced in other countries. Coal is sold internationally in U. S. dollars. As a result, mining costs in competing producing countries may be reduced in U.S. dollar terms based on currency exchange rates, providing an advantage to foreign coal producers. Currency fluctuations among countries purchasing and selling coal could adversely affect the competitiveness of our coal in international markets.

Coal mining is subject to conditions or events beyond CONSOL Energy’s control, which could cause our financial results to deteriorate.

CONSOL Energy’s coal mining operations are predominantly underground mines. These mines are subject to conditions or events beyond CONSOL Energy’s control that could disrupt operations and affect production and the cost of mining at particular mines for varying lengths of time. These conditions or events may have a significant impact on our operating results. Conditions or events have included:

•	variations in thickness of the layer, or seam, of coal;

•	amounts of rock and other natural materials intruding into the coal seam and other geological conditions that could affect the stability of the roof and the side walls of the mine;

•	equipment failures or repairs;

•	fires and other accidents; and

•	weather conditions.

Our mining operations consume significant quantities of commodities, the price of which is determined by international markets. If commodity prices increase significantly or rapidly, it could impact our cost of production.

Coal mines consume large quantities of commodities such as steel, copper, rubber products and liquid fuels. Some commodities, such as steel, are needed to comply with roof control plans required by regulation. The prices we pay for these products are strongly impacted by the global commodities market. A rapid or significant increase in cost of some commodities could impact our mining costs because we have a limited ability to negotiate lower prices, and, in some cases, do not have a ready substitute for these commodities.

For mining and drilling operations, CONSOL Energy must obtain, maintain, and renew governmental permits and approvals which can be a costly and time consuming process and can result in restrictions on our operations.

Regulatory authorities exercise considerable discretion in the timing and scope of permit issuance. Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of exploration or production operations. For example, CONSOL Energy often is required to prepare and present to federal, state and local authorities data pertaining to the effect or impact that proposed exploration for or production of coal may have on the environment. Further, the public has the right to comment on and otherwise participate in the permitting process, including through administrative appeals of permits and possibly further appeals in the courts. Accordingly, the permits CONSOL Energy needs may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements which restrict our ability to conduct our mining or gas operations or to do so profitably.

Proposals to regulate greenhouse gas emissions could impact the market for our fossil fuels, increase our costs, and reduce the value of our coal and gas assets.

Global climate change continues to attract considerable public and scientific attention with widespread concern about the impacts of human activity, especially the emissions of greenhouse gases (GHGs), such as carbon dioxide and methane. Combustion of fossil fuels, such as the coal and gas we produce, results in the creation of carbon dioxide that is currently emitted into the atmosphere by coal and gas end users, such as coal-fired electric generation power plants. Numerous proposals have been made and are likely to continue to be made at the international, national, regional, and state levels of government that are intended to limit emissions of GHGs. Several states have already adopted measures requiring reduction of GHGs within state boundaries. Further regulation of GHGs could occur in the United States pursuant to treaty obligations, regulation under the Clean Air Act, or states enacting new laws and regulations. Internationally, the Kyoto Protocol, which set binding emission targets for developed countries (including the United States but has not been ratified by the United States), expires in 2012 and negotiations are underway for a new protocol. In 2007, the U.S. Supreme Court upheld in Massachusetts v. Environmental Protection Agency (EPA), that the EPA had authority to regulate GHGs under the Clean Air Act and a number of states have filed lawsuits seeking to force the EPA to adopt GHG regulations. President Obama has pledged to implement an economy-wide cap-and-trade program to reduce greenhouse gas emissions 80 percent by 2050 and that he would cause the United States to be a world leader on GHG reduction and re-engage with the United Nations Framework Convention on Climate Change to develop a global GHG program. Apart from governmental regulation, on February 4, 2008 three of Wall Street’s largest investment banks announced that they had adopted climate change guidelines for lenders to evaluate carbon risks in the financing of utility power plants which may make it more difficult for utilities to obtain financing for coal-fired plants. If comprehensive laws focusing on GHGs emission reductions were to be enacted by the United States, individual states, in other countries where we sell coal, or if utilities were to have difficulty obtaining financing in connection with coal-fired plants, it may adversely affect the use of and demand for fossil fuels, particularly coal, which could have a material adverse effect on our results of operations, cash flows and financial condition.

In July 2008, the EPA published an Advance Notice of Proposed Rulemaking (“ANPR”) seeking comments and discussion of the complex issues associated with the possible regulation of greenhouse gases under the Clean Air Act. The deadline for comments on the ANPR was November 28, 2008. The EPA sought comments and discussion on: (i) advantages and disadvantages of regulating greenhouse gases under various provisions of the Clean Air Act; (ii) how a decision to regulate greenhouse gases under one provision of the Clean Air Act would lead to regulation under other provisions; (iii) issues relevant to legislation to regulate greenhouse gases and the potential overlap of the Clean Air Act and such future legislation; and (iv) scientific information relevant to, and the issues raised by, an analysis as to whether greenhouse gas emissions from automobiles may reasonably be anticipated to endanger public health or welfare.

Coalbed methane must be expelled from our underground coal mines for mining safety reasons. Coalbed methane enhances the greenhouse gas effect to a greater degree than carbon dioxide. Our gas operations capture coalbed methane from our underground coal mines, although some coalbed methane is vented into the atmosphere when the coal is mined. If regulation of GHG emissions does not exempt the release of coalbed methane, we may have to curtail coal production, pay higher taxes, or incur costs to purchase credits that permit us to continue operations as they now exist at our underground coal mines. The amount of coalbed methane we capture is recorded, on a voluntarily basis, with the U.S Department of Energy. We have recorded the amounts we have captured since the early 1990’s and our subsidiary, CNX Gas has registered as an offset provider of credits with the Chicago Climate Exchange. If regulation of GHGs does not give us credit for capturing methane that would otherwise be released into the atmosphere at our coal mines, any value associated with our historical or future credits would be reduced or eliminated.

Government laws, regulations and other legal requirements relating to protection of the environment, health and safety matters and others that govern our business increase our costs of doing business for both coal and gas, and may restrict our operations.

We are subject to laws, regulations and other legal requirements enacted or adopted by federal, state and local, as well as foreign authorities relating to protection of the environment and health and safety matters, including those legal requirements that govern discharges of substances into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites, groundwater quality and availability, plant and wildlife protection, reclamation and restoration of mining or drilling properties after mining or drilling is completed, the installation of various safety equipment in our mines, control of surface subsidence from underground mining and work practices related to employee health and safety. Complying with these requirements, including the terms of our permits, has had, and will continue to have, a significant effect on our costs of operations and competitive position. In addition, we could incur substantial costs, including clean up costs, fines and civil or criminal sanctions and third party damage claims for personal injury, property damage, wrongful death, or exposure to hazardous substances, as a result of violations of or liabilities under environmental and health and safety laws.

For example, the federal Clean Water Act and corresponding state laws affect coal mining and gas operations by imposing restrictions on discharges into regulated surface waters. Permits requiring regular monitoring and compliance with effluent limitations and reporting requirements govern the discharge of pollutants into regulated waters. In combination with existing requirements under the Clean Water Act and corresponding state laws (including those relating to protection of “impaired waters” so designated by individual states through the use of new effluent limitations known as Total Maximum Daily Load (“TMDL”) limits; anti-degradation regulations which protect state designated “high quality/exceptional use” streams by restricting or prohibiting “discharges” which result in degradation; and requirements to treat discharges from coal mining properties for non-traditional pollutants, such as chlorides and selenium; and “protecting” streams, wetlands, other regulated water sources and associated riparian lands from the surface impacts of underground mining), may cause CONSOL Energy to incur significant additional costs that could adversely affect our operating results, financial condition and cash flows or may prevent us from being able to mine portions of our reserves. In addition, CONSOL Energy incurs and will continue to incur significant costs associated with the investigation and remediation of environmental contamination under the federal Comprehensive Environmental Response, Compensation, and Liability Act (Superfund) and similar state statutes and has been named as a potentially responsible party at Superfund sites in the past.

Additionally, the gas industry is subject to extensive legislation and regulation, which is under constant review for amendment or expansion. Any changes may affect, among other things, the pricing or marketing of gas production. State and local authorities regulate various aspects of gas drilling and production activities, including the drilling of wells (through permit and bonding requirements), the spacing of wells, the unitization or pooling of gas properties, environmental matters, safety standards, market sharing and well site restoration. If we fail to comply with statutes and regulations, we may be subject to substantial penalties, which would decrease our profitability.

Our mines are subject to stringent federal and state safety regulations that increase our cost of doing business at active operations, and may place restrictions on our methods of operation. In addition, government inspectors under certain circumstances, have the ability to order our operations to be shut down based on safety considerations.

Stringent health and safety standards were imposed by federal legislation when the Federal Coal Mine Health and Safety Act of 1969 was adopted. The Federal Coal Mine Safety and Health Act of 1977 expanded the enforcement of safety and health standards of the Coal Mine Health and Safety Act of 1969 and imposed safety and health standards on all (non-coal as well as coal) mining operations. Regulations are comprehensive and affect numerous aspects of mining operations, including training of mine personnel, mining procedures, the equipment used in mine emergency procedures, mine plans and other matters. Several mining accidents at our competitors’ mines that resulted in fatalities in early 2006 led to adoption of additional safety regulations by the Mine Safety and Health Administration and the adoption in June 2006 of the Mine Improvement and New Emergency Response Act of 2006 (“the MINER Act”). The additional requirements of the MINER Act and implementing federal regulations include, among other things, expanded emergency response plans, providing additional quantities of breathable air for emergencies, installation of refuge chambers in underground coal mines, installation of two-way communications and tracking systems for underground coal mines, new standards for sealing mined out areas of underground coal mines, more available mine rescue teams and enhanced training for emergencies. Most states in which CONSOL Energy operates have programs for mine safety and health regulation and enforcement. We believe that the combination of federal and state safety and health regulations in the coal mining industry is, perhaps, the most comprehensive system for protection of employee safety and health affecting any industry. Most aspects of mine operations, particularly underground mine operations, are subject to extensive regulation. The various requirements mandated by law or regulation can place restrictions on our methods of operations, creating a significant effect on operating costs and productivity. In addition, government inspectors under certain circumstances, have the ability to order our operation to be shut down based on safety considerations.

CONSOL Energy has reclamation and mine closure obligations. If the assumptions underlying our accruals are inaccurate, we could be required to expend greater amounts than anticipated.

The Surface Mining Control and Reclamation Act establishes operational, reclamation and closure standards for all aspects of surface mining as well as most aspects of deep mining. CONSOL Energy accrues for the costs of current mine disturbance and of final mine closure, including the cost of treating mine water discharge where necessary. Estimates of our total reclamation and mine-closing liabilities, which are based upon permit requirements and our experience were approximately $464 million at December 31, 2008. The amounts recorded are dependent upon a number of variables, including the estimated future closure costs, estimated proven reserves, assumptions involving profit margins, inflation rates, and the assumed credit-adjusted risk-free interest rates. Furthermore, these obligations are unfunded. If these accruals are insufficient or our liability in a particular year is greater than currently anticipated, our future operating results could be adversely affected.

CONSOL Energy faces uncertainties in estimating our economically recoverable coal reserves, and inaccuracies in our estimates could result in lower than expected revenues, higher than expected costs and decreased profitability.

There are uncertainties inherent in estimating quantities and values of economically recoverable coal reserves, including many factors beyond our control. As a result, estimates of economically recoverable coal reserves are by their nature uncertain. Information about our reserves consists of estimates based on engineering, economic and geological data assembled and analyzed by our staff.

Some of the factors and assumptions which impact economically recoverable reserve estimates include:

•	geological conditions;

•	historical production from the area compared with production from other producing areas;

•	the assumed effects of regulations and taxes by governmental agencies;

•	assumptions governing future prices; and

•	future operating costs, including cost of materials.

Each of these factors may in fact vary considerably from the assumptions used in estimating reserves. For these reasons, estimates of the economically recoverable quantities of coal attributable to a particular group of properties, and classifications of these reserves based on risk of recovery and estimates of future net cash flows, may vary substantially. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and these variances may be material. As a result, our estimates may not accurately reflect our actual reserves.

Fairmont Supply Company, a subsidiary of CONSOL Energy, is a co-defendant in various asbestos litigation cases which could result in making payments in the future that are material.

One of our subsidiaries, Fairmont Supply Company (Fairmont), which distributes industrial supplies, currently is named as a defendant in approximately 25,000 asbestos claims in state courts in Pennsylvania, Ohio, West Virginia, Maryland, Mississippi and New Jersey. Because a very small percentage of products manufactured by third parties and supplied by Fairmont in the past may have contained asbestos and many of the pending claims are part of mass complaints filed by hundreds of plaintiffs against a hundred or more defendants, it has been difficult for Fairmont to determine how many of the cases actually involve valid claims or plaintiffs who were actually exposed to asbestos-containing products supplied by Fairmont. In addition, while Fairmont may be entitled to indemnity or contribution in certain jurisdictions from manufacturers of identified products, the availability of such indemnity or contribution is unclear at this time and, in recent years, some of the manufacturers named as defendants in these actions have sought protection from these claims under bankruptcy laws. Fairmont has no insurance coverage with respect to these asbestos cases. For the year ended December 31, 2008, payments by Fairmont with respect to asbestos cases have not been material. Our current estimates related to these asbestos claims, individually and in the aggregate, are immaterial to the financial position, results of operations and cash flows of CONSOL Energy. However, it is reasonably possible that payments in the future with respect to pending or future asbestos cases may be material to the financial position, results of operations or cash flows of CONSOL Energy.

CONSOL Energy has also been sued in a limited number of asbestos cases in Pennsylvania and Illinois. All involve claims that the plaintiffs developed asbestos-related disease as a result of working with or around asbestos containing products used at mines operated by subsidiaries of Consolidation Coal Company or CONSOL of Kentucky. CONSOL Energy has raised a number of defenses including lack of jurisdiction and that it is not properly named as a party since CONSOL Energy did not own or operate the mines at which the alleged exposures occurred. Discovery is still in the early stages in each matter. The Company believes it is not responsible for these claims, and it will vigorously defend the cases. However, it is reasonably possible that the ultimate liability in the future with respect to these claims may be material to the financial position, results of operations or cash flows of CONSOL Energy.

CONSOL and its subsidiaries are subject to various legal proceedings, which may have a material effect on our business.

We are party to a number of legal proceedings incident to normal business activities. There is the potential that an individual matter or the aggregation of many matters could have an adverse effect on our cash flows, results of operations or financial position. See Note 25 in the Notes to the Audited Consolidated Financial Statements for further discussion.

CONSOL Energy has obligations for long-term employee benefits for which we accrue based upon assumptions which, if inaccurate, could result in CONSOL Energy being required to expense greater amounts than anticipated.

CONSOL Energy provides various long-term employee benefits to inactive and retired employees. We accrue amounts for these obligations. At December 31, 2008, the current and non-current portions of these obligations included:

•	post retirement medical and life insurance ($2.6 billion);

•	coal workers’ black lung benefits ($200.1 million);

•	salaried retirement benefits ($196.5 million); and

•	workers’ compensation ($159.8 million).

However, if our assumptions are inaccurate, we could be required to expend greater amounts than anticipated. These obligations are unfunded, except for salaried retirement benefits. The 2008 plan year funding ratio was 92%. In addition, several states in which we operate consider changes in workers’ compensation and black lung laws from time to time. Such changes, if enacted, could increase our benefit expense.

Due to our participation in multi-employer pension and benefit plans, we have exposure under those plans that extend beyond what our obligation would be with respect to our employees.

We are obligated to contribute to multi-employer defined benefit plans for UMWA retirees which provides pension, medical and death benefits. In the event of a partial or complete withdrawal by us from any plan which is underfunded, we would be liable for a proportionate share of such plan’s unfunded vested benefits. Based on the limited information available from plan administrators, which we cannot independently validate, we believe that our portion of the contingent liability in the case of a full withdrawal or termination could be material to our financial position and results of operations. In the event that any other contributing employer withdraws from any plan which is underfunded, and such employer (or any member in its controlled group) cannot satisfy their obligations under the plan at the time of withdrawal, then we, along with the other remaining contributing employers, would be liable for our proportionate share of such plan’s unfunded vested benefits.

The minimum funding level requirements of the Pension Protection Act of 2006 (“Pension Act”) applicable to single employer and multi-employer defined benefit pension plans, coupled with significant investment asset losses suffered by such pension plans during the current historic decline in equity markets and the current volatile economic environment, have exposed CONSOL Energy to having to make additional cash contributions to fund the pension benefit plans which we sponsor and the multi-employer pension benefit plans in which we participate.

CONSOL Energy sponsors a defined benefit retirement plan that covers substantially all employees not participating in multi-employer pension plans. For this pension plan, the Pension Act requires a funding target of 100% of the present value of accrued benefits. The Pension Act includes a funding target phase-in provision that establishes a funding target of 92% in 2008, 96% in 2010, and 100% thereafter for the defined benefit pension plan. Any such plan with a funded ratio of less than 80%, or less than 70% using special assumptions, will be deemed to be “at risk” and will be subject to additional funding requirements under the Pension Act. The 2008 plan year funding ratio was 92%. The current volatile economic environment and the rapid deterioration in the equity markets have caused investment income and the value of investment assets held in our pension trust to decline and lose value. As a result, CONSOL Energy may be required to increase the amount of cash contributions it makes into the pension trust in order to meet the funding level requirements of the Pension Act.

Certain subsidiaries of CONSOL Energy also participate in a defined benefit multi-employer pension plan negotiated with the United Mine Workers of America (“UMWA”) and contained in the National Bituminous Coal Wage Agreement (“NBCWA”). The NBCWA currently calls for contribution amounts to be paid into the multi-employer 1974 Pension Trust based principally on hours worked by UMWA-represented employees. The current contribution rates called for by the NBCWA are: $3.50 per hour worked in 2008, $4.25 per hour worked in 2009, $5.00 per hour worked in 2010, and $5.50 per hour worked in 2011. These multi-employer pension plan contributions are expensed as incurred. The Pension Act requires a minimum funding ratio of 80% be maintained for this multi-employer pension plan and if the plan is determined to have a funded ratio of less than 80% it will be deemed to be “endangered”, and if less than 60% it will be deemed to be “critical”, and will in either case be subject to additional funding requirements. Based on an estimated funding percentage of 91.4%, a certification was provided by the multi-employer plan actuary, stating that the plan is in neither “endangered” nor “critical” status for the plan year beginning July 1, 2008. However, the current volatile economic environment and the rapid deterioration in the equity markets have caused investment income and the value of investment assets held in the 1974 Pension Trust to decline and lose value. In the event that an estimate or a certification of the funding ratio were to be performed by the multi-employer pension plan actuary at December 31, 2008, a likely result would be the plan being deemed to be in “endangered” or “critical” status because the funding ratio under the Pension Act would be less than 80%. Such a determination would require certain subsidiaries of CONSOL Energy to make additional contributions pursuant to a funding improvement plan implemented in accordance with the Pension Act and, therefore, could have a material impact our operating results.

If lump sum payments made to retiring salaried employees pursuant to CONSOL Energy’s defined benefit pension plan exceed the total of the service cost and the interest cost in a plan year, CONSOL Energy would need to make an adjustment to operating results equaling the unrecognized actuarial gain or loss resulting from each individual who received a lump sum payment in that year, which may result in an adjustment that could materially reduce operating results.

CONSOL Energy’s defined benefit pension plan for salaried employees allows such employees to receive a lump-sum distribution for benefits earned up through December 31, 2005 in lieu of annual payments when they retire from CONSOL Energy. Statement of Financial Accounting Standards No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans for the Terminations Benefits,” requires that if the lump-sum distributions made for a plan year, which currently for CONSOL Energy is January 1 to December 31, exceed the total of the service cost and interest cost for the plan year, CONSOL Energy would need to recognize for that year’s results of operations an adjustment equaling the unrecognized actuarial gain or loss resulting from each individual who received a lump sum in that year.

Various federal or state laws and regulations require CONSOL Energy to obtain surety bonds or to provide other assurance of payment for certain of our long-term liabilities including mine closure or reclamation costs, workers’ compensation, coal workers’ black lung and other post employment benefits.

Federal and state laws and regulations require us to obtain surety bonds or provide other assurances to secure payment of certain long-term obligations including mine closure or reclamation costs, water treatment costs, federal and state workers’ compensation costs, and other miscellaneous obligations. The requirements and amounts of security are not fixed and can vary from year to year. It has become increasingly difficult for us to secure new surety bonds or renew such bonds without posting collateral. CONSOL Energy has satisfied our obligations under these statutes and regulations by providing letters of credit or other assurances of payment. The issuance of letters of credit under our bank credit facility reduces amounts that we can borrow under our bank credit facility for other purposes.

Acquisitions that we have completed, acquisitions that we may undertake in the future, as well as expanding existing company mines involve a number of risks, any of which could cause us not to realize the anticipated benefits.

We have completed several acquisitions and mine expansions in the past. We continually seek to grow our business by adding and developing coal and gas reserves through acquisitions; and by expanding the production at existing mines and existing gas operations. If we are unable to successfully integrate the companies, businesses or properties we acquire, our profitability may decline and we could experience a material adverse effect on our business, financial condition, or results of operations. Mine expansion, gas operation expansion and acquisition transactions involve various inherent risks, including:

•

Uncertainties in assessing the value, strengths, and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of expansion and acquisition opportunities;

•	The potential loss of key customers, management and employees of an acquired business;

•	The ability to achieve identified operating and financial synergies anticipated to result from an expansion or an acquisition opportunity;

•	Problems that could arise from the integration of the acquired business; and

•	Unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying our rationale for pursuing the expansion or the acquisition opportunity.

CONSOL Energy’s rights plan may have anti-takeover effects that could prevent a change of control.

On December 19, 2003, CONSOL Energy adopted a rights plan which, in certain circumstances, including a person or group acquiring, or the commencement of a tender or exchange offer that would result in a person or group acquiring, beneficial ownership of more than 15% of the outstanding shares of CONSOL Energy common stock, would entitle each right holder to receive, upon exercise of the right, shares of CONSOL Energy common stock having a value equal to twice the right exercise price. For example, at an exercise price of $80 per right, each right not otherwise voided would entitle its holders to purchase $160 worth of shares of CONSOL Energy common stock for $80. Assuming that shares of CONSOL Energy common stock had a per share value of $16 at such time, the holder of each right would be entitled to purchase ten shares of CONSOL Energy common stock for $80, or a price of $8 per share, one half its then market price. This and other provisions of CONSOL Energy’s rights plan could make it more difficult for a third party to acquire CONSOL Energy, which could hinder stockholders’ ability to receive a premium for CONSOL Energy stock over the prevailing market prices.

CONSOL Energy faces uncertainties in estimating proved recoverable gas reserves, and inaccuracies in our estimates could result in lower than expected reserve quantities and a lower present value of our reserves.

Natural gas reserve engineering requires subjective estimates of underground accumulations of natural gas and assumptions concerning future natural gas prices, production levels, and operating and development costs. As a result, estimated quantities of proved reserves and projections of future production rates and timing of development expenditures may be incorrect. We have in the past retained the services of independent petroleum engineers to prepare reports of our proved reserves. Over time, material changes to reserve estimates may be made, taking into account the results of actual drilling, testing, and production. Also, we make certain assumptions regarding future natural gas prices, production levels, and operating and development costs that may prove incorrect. Any significant variance from these assumptions to actual figures could greatly affect our estimates of our reserves, the economically recoverable quantities of natural gas attributable to any particular group of properties, the classifications of reserves based on risk of recovery, and estimates of the future net cash flows. Numerous changes over time to the assumptions on which our reserve estimates are based, as described above, often result in the actual quantities of gas we ultimately recover being different from reserve estimates.

The present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated natural gas reserves. We base the estimated discounted future net cash flows from our proved reserves on prices and costs. However, actual future net cash flows from our gas and oil properties also will be affected by factors such as:

•	geological conditions;

•	changes in governmental regulations and taxation;

•	assumptions governing future prices;

•	the amount and timing of actual production;

•	future operating costs; and

•	capital costs of drilling new wells.

The timing of both our production and incurrence of expenses in connection with the development and production of natural gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the natural gas and oil industry in general.

Our exploration and development activities may not be commercially successful.

The exploration for and production of gas involves numerous risks. The cost of drilling, completing and operating wells for coalbed methane or other gas is often uncertain, and a number of factors can delay or prevent drilling operations or production, including:

•	unexpected drilling conditions;

•	title problems;

•	pressure or irregularities in geologic formations;

•	equipment failures or repairs;

•	fires or other accidents;

•	adverse weather conditions;

•	reductions in natural gas prices;

•	pipeline ruptures; and

•	unavailability or high cost of drilling rigs, other field services and equipment.

Our future drilling activities may not be successful, and our drilling success rates could decline. Unsuccessful drilling activities could result in higher costs without any corresponding revenues.

We have a limited operating history in certain of our operating natural gas areas, and our increased focus on new development projects in these and other unexplored areas increases the risks inherent in our gas and oil activities.

In 2009 and beyond we plan to conduct testing and development activities in areas where we have little or no proved reserves, such as certain areas in Pennsylvania, Kentucky and Tennessee. These exploration, drilling and production activities will be subject to many risks, including the risk that coalbed methane or other natural gas is not present in sufficient quantities in the coal seam or target strata, or that sufficient permeability does not exist for the gas to be produced economically. We have invested in property, and will continue to invest in property, including undeveloped leasehold acreage, that we believe will result in projects that will add value over time. Drilling for coalbed methane, other natural gas and oil may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net reserves to return a profit after deducting drilling, operating and other costs. We cannot be certain that the wells we drill in these new areas will be productive or that we will recover all or any portion of our investments.

Our natural gas business depends on transportation facilities owned by others. Disruption of, capacity constraints in, or proximity to pipeline systems could limit sales of our gas.

We transport our gas to market by utilizing pipelines owned by others. If pipelines do not exist near our producing wells, if pipeline capacity is limited or if pipeline capacity is unexpectedly disrupted, our gas sales could be limited, reducing our profitability. If we cannot access pipeline transportation, we may have to reduce our production of gas or vent our produced gas to the atmosphere because we do not have facilities to store excess inventory. If our sales are reduced because of transportation constraints, our revenues will be reduced, which will also increase our unit costs. If we cannot obtain transportation capacity and we do not have the ability to store gas, we may have to reduce production. If pipeline quality tariffs change, we might be required to install additional processing equipment which could increase our costs. The pipeline could curtail our flows until the gas delivered to their pipeline is in compliance.

Increased natural gas industry activity may create shortages of field services, equipment and personnel, which may increase our costs and may limit our ability to drill and produce from our natural gas properties.

The demand for well service providers, related equipment, and qualified and experienced field personnel to drill wells and conduct field operations, including geologists, geophysicists, engineers and other professionals in the natural gas and oil industry can fluctuate significantly, often in correlation with natural gas and oil prices, causing periodic shortages. These shortages may lead to escalating prices, the possibility of poor services, inefficient drilling operations, and personnel injuries. Such pressures will likely increase the actual cost of services, extend the time to secure such services and add costs for damages due to accidents sustained from the over use of equipment and inexperienced personnel. Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling equipment, crews and associated supplies, equipment and services. In addition, the costs and delivery times of equipment and supplies are substantially greater in periods of peak demand. Accordingly, we cannot assure that we will be able to obtain necessary drilling equipment and supplies in a timely manner or on satisfactory terms, and we may experience shortages of, or material increases in the cost of, drilling equipment, crews and associated supplies, equipment and services in the future. Any such delays and price increases could adversely affect our ability to pursue our drilling program and our results of operations.

Unless we replace our natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition, results of operations and cash flows.

Producing natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Because total estimated proved reserves include our proved undeveloped reserves at December 31, 2008, production is expected to decline even if those proved undeveloped reserves are developed and the wells produce as expected. The rate of decline will change if production from our existing wells declines in a different manner than we have estimated and can change under other circumstances. Thus, our future natural gas reserves and production and, therefore, our cash flow and income are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

We may incur additional costs and delays to produce gas because we have to acquire additional property rights to perfect our title to the gas estate.

Some of the gas rights we believe we control are in areas where we have not yet done any exploratory or production drilling. Most of these properties were acquired by CONSOL Energy primarily for the coal rights, and, in many cases were acquired years ago. While chain of title work for the coal estate was generally fully developed, in many cases, the gas estate title work is less robust. Our practice is to perform a thorough title examination of the gas estate before we commence drilling activities and to acquire any additional rights needed to perfect our ownership of the gas estate for development and production purposes. We may incur substantial costs to acquire these additional property rights and the acquisition of the necessary rights may not be feasible in some cases. Our inability to obtain these rights may adversely impact our ability to develop those properties. Some states permit us to produce the gas without perfected ownership under an administrative process known as “forced pooling,” which require us to give notice to all potential claimants and pay royalties into escrow until the undetermined rights are resolved. As a result, we may have to pay royalties to produce gas on acreage that we control and these costs may be material. Further, the forced pooling process is time-consuming and may delay our drilling program in the affected areas.

In addition, although we have the rights to coal, in some cases CONSOL Energy may not possess the rights to extract and produce gas from coal seams and from shale locations. If we are unable in such cases to obtain those rights from their owners, we will not enjoy the rights to develop the coalbed methane with our mining of coal. Our failure to obtain these rights may adversely impact our ability in the future to increase gas production and gas reserves. For example, we have substantial acreage in West Virginia for which we have not reviewed the title to determine what, if any, additional rights would be needed to produce coalbed methane from those locations or the feasibility of obtaining those rights.

Currently the majority of our natural gas producing properties is located in three counties in southwestern Virginia, making us vulnerable to risks associated with having our production concentrated in one area.

The vast majority of our producing properties are geographically concentrated in three counties in Virginia. As a result of this concentration, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by significant governmental regulation, transportation capacity constraints, curtailment of production, natural disasters or interruption of transportation of natural gas produced from the wells in this basin or other events which impact this area.

Our natural gas drilling and production operations require the removal of water from the coal, shale and other strata from which we produce gas. In addition, we must find adequate sources of water to facilitate the drilling and fracturing process. If we are unable to acquire supplies of water for drilling or are unable to dispose of the water we use or remove from the strata at a reasonable cost and within applicable environmental rules, our ability to produce gas commercially and in commercial quantities could be impaired.

Coal, shale and other strata frequently contain water that must be removed in order for the gas to detach from the coal and flow to the wellbore. Our ability to remove and dispose of sufficient quantities of water from the coal seam will determine whether or not we can produce gas in commercial quantities. Also, the cost of water disposal may affect our profitability.

We use a substantial amount of water in our gas well drilling operations. Our inability to locate sufficient amounts of water, or dispose of water after drilling, could impact our operations. Moreover, the imposition of new environmental initiatives and regulations could include restrictions on our ability to conduct certain operations such as hydraulic fracturing or disposal of waste, including, but not limited to, produced water, drilling fluids and other wastes associated with the exploration, development or production of natural gas. Furthermore, new environmental regulations governing the withdrawal, storage and use of surface water or groundwater necessary for hydraulic fracturing of wells may also increase operating costs and cause delays, interruptions or termination of operations, the extent of which cannot be predicted, all of which could have an adverse affect on our operations and financial performance.

Coalbed methane and other gas that we produce often contain impurities that must be removed, and the gas must be processed before it can be sold, which can adversely affect our operations and financial performance.

A substantial amount of our gas needs to be processed in order to make it salable to our intended customers. At times, the cost of processing this gas relative to the quantity of gas produced from a particular well, or group of wells, may outweigh the economic benefit of selling that gas. Our profitability may decrease due to the reduced production and sale of gas.

Enactment of a Pennsylvania severance tax on natural gas could adversely impact our results of existing operations and the economic viability of exploiting new gas drilling and production opportunities in Pennsylvania.

As a result of a funding gap in the Pennsylvania state budget due to significant declines in anticipated tax revenues, the Pennsylvania governor has proposed to its legislature the adoption of a wellhead or severance tax on the production of natural gas in Pennsylvania. The amount of the proposed tax is 5 percent of the value of the natural gas at wellhead plus 4.7 cents per 1,000 cubic feet of natural gas severed. In Pennsylvania we have rights in significant acreage for coalbed methane and other natural gas extraction on which we have drilled and expect to continue to drill producing wells. In 2008, 12%, or 9.1 bcf, of our production was from PA. In addition, a significant amount of our Marcellus shale play acreage is in Pennsylvania. We cannot predict whether Pennsylvania will adopt any such tax, nor if adopted the rate of tax. If Pennsylvania adopts such a tax, it could adversely impact our results of existing operations and the economic viability of exploiting new gas drilling and production opportunities in Pennsylvania.

Our hedging activities may prevent us from benefiting from price increases and may expose us to other risks.

To manage our exposure to fluctuations in the price of natural gas, we enter into hedging arrangements with respect to a portion of our expected production. As of December 31, 2008, we had hedges on approximately 41.9 Bcf of our targeted 2009 natural gas production. To the extent that we engage in hedging activities, we may be prevented from realizing the benefits of price increases above the levels of the hedges.

In addition, such transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

•	our production is less than expected;

•	the counterparties to our contracts fail to perform the contracts; or

•	the creditworthiness of our counterparties or their guarantors is substantially impaired.

If our gas hedges would no longer qualify for hedge accounting, we will be required to mark them to market and recognize the adjustments through current year earnings. This may result in more volatility in our income in future periods.

FORWARD-LOOKING INFORMATION

Various statements in this document, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects (including statements relating to the timing of and satisfaction of conditions to the Offer) and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “will,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this document speak only as of the date of this document; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. These risks, uncertainties and contingencies include, but are not limited to, the following:

•	timing of the Offer and the satisfaction of the other conditions to the Offer;

•	the deteriorating economic conditions;

•	an extended decline in prices we receive for our coal and gas affecting our operating results and cash flows;

•	reliance on customers honoring existing contracts, extending existing contracts or entering into new long-term contracts for coal;

•	reliance on major customers;

•	our inability to collect payments from customers if their creditworthiness declines;

•	the disruption of rail, barge and other systems that deliver our coal;

•

a loss of our competitive position because of the competitive nature of the coal industry and the gas industry, or a loss of our competitive position because of overcapacity in these industries impairing our profitability;

•	our inability to hire qualified people to meet replacement or expansion needs;

•	coal users switching to other fuels in order to comply with various environmental standards related to coal combustion;

•	the inability to produce a sufficient amount of coal to fulfill our customers’ requirements which could result in our customers initiating claims against us;

•	foreign currency fluctuations could adversely affect the competitiveness of our coal abroad;

•

the risks inherent in coal mining being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, accidents and weather conditions which could impact financial results;

•	increases in the price of commodities used in our mining operations could impact our cost of production;

•	obtaining governmental permits and approvals for our operations;

•	the effects of proposals to regulate greenhouse gas emissions;

•	the effects of government regulation;

•	the effects of stringent federal and state employee health and safety regulations;

•	the effects of mine closing, reclamation and certain other liabilities;

•	uncertainties in estimating our economically recoverable coal and gas reserves;

•	the outcomes of various legal proceedings, which proceedings are more fully described in our reports filed under the Securities Exchange Act of 1934;

•	increased exposure to employee related long-term liabilities;

•

minimum funding requirements by the Pension Protection Act of 2006 (the Pension Act) coupled with the significant investment and plan asset losses suffered during the current economic decline has exposed us to making additional required cash contributions to fund the pension benefit plans which we sponsor and the multi-employer pension benefit plans in which we participate;

•	lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan;

•	our ability to comply with laws or regulations requiring that we obtain surety bonds for workers’ compensation and other statutory requirements;

•

acquisitions that we recently have made or may make in the future including the accuracy of our assessment of the acquired businesses and their risks, achieving any anticipated synergies, integrating the acquisitions and unanticipated changes that could affect assumptions we may have made;

•	the anti-takeover effects of our rights plan could prevent a change of control;

•	risks in exploring for and producing gas;

•	new gas development projects and exploration for gas in areas where we have little or no proven gas reserves;

•	the disruption of pipeline systems which deliver our gas;

•	the availability of field services, equipment and personnel for drilling and producing gas;

•	replacing our natural gas reserves which if not replaced will cause our gas reserves and gas production to decline;

•	costs associated with perfecting title for gas rights in some of our properties;

•

location of a vast majority of our gas producing properties in three counties in southwestern Virginia, making us vulnerable to risks associated with having our gas production concentrated in one area;

•	other persons could have ownership rights in our advanced gas extraction techniques which could force us to cease using those techniques or pay royalties;

•	our ability to acquire water supplies needed for drilling, or our ability to dispose of water used or removed from strata at a reasonable cost and within applicable environmental rules;

•	the coal beds and other strata from which we produce methane gas frequently contain impurities that may hamper production;

•

the enactment of Pennsylvania severance tax on natural gas may impact results of existing operations and impact the economic viability of exploiting new gas drilling and production opportunities in Pennsylvania;

•	our hedging activities may prevent us from benefiting from price increases and may expose us to other risks;

•

other factors discussed above under “Risk Factors” as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The forward-looking statements in this document speak only as of the date of this document; and we caution you not to rely on them unduly. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Notwithstanding any statement in this prospectus or in any press release CONSOL has filed herewith or any document incorporated herein by reference, we acknowledge that the safe harbor for forward-looking statements under Section 27A of the Securities Act and Section 21E of the Exchange Act and added by the Private Securities Litigation Reform Act of 1995, does not apply to forward-looking statements made in connection with a tender offer.

We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this document or in the related Election Form and Restricted Stock Unit Award Agreement. If anyone makes any representation to you or gives you any information different from the representations and information contained in this document or in the related Election Form and Restricted Stock Unit Award Agreement, you must not rely upon that representation or information as having been authorized by us.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Incentive Awards pursuant to the Offer. You should rely only on the representations and information contained in this document, Election Form and Restricted Stock Unit Award Agreement and such other documents to which we have referred you.

BACKGROUND AND REASONS FOR THE OFFER

The following discussion presents background information concerning the Offer and describes our reasons for undertaking the proposed transaction at the present time. Please see “Additional Factors for Consideration by Holders of Incentive Awards” beginning on page 37 for further information relating to the proposed transaction.

Background of the Offer

On June 21, 2005, the board of directors of CONSOL authorized the incorporation of CNX Gas. On June 30, 2005, CNX Gas was incorporated and issued 100 shares of its $0.01 par value common stock to Consolidation Coal Company, a wholly owned subsidiary of CONSOL. CNX Gas was incorporated to conduct CONSOL’s gas exploration, development and production activities. Effective August 8, 2005, CONSOL contributed or leased to CNX Gas substantially all of the assets of the gas business, including all of CONSOL’s rights to coal bed methane associated with 4.5 billion tons of coal reserves owned or controlled by CONSOL as well as all of CONSOL’s rights to conventional gas. In exchange for CONSOL’s contribution of assets, CONSOL received approximately 122.9 million shares of CNX Gas common stock. CNX Gas entered into various agreements with CONSOL that define various operating and service relationships between the two companies. For additional information regarding these arrangements, please see “Certain Effects of the Offer—Relationships with CNX Gas” beginning on page 51.

In August 2005, CNX Gas entered into an agreement to sell approximately 24.3 million shares of common stock in a private transaction and granted a 30-day over allotment option to purchase an additional 3.6 million shares of CNX Gas common stock. In August 2005, CNX Gas closed on the sale of all 27.9 million shares of CNX Gas common stock at a price of $16 per share. The shares of CNX Gas common stock were sold to qualified institutional, foreign and accredited investors in a private transaction exempt from registration under Rule 144A, Regulation S and Regulation D. The proceeds (approximately $420.2 million including proceeds from the sale of the additional 3.6 million shares) were used by CNX Gas to pay a special dividend to CONSOL. The pre-tax gain recognized on this transaction by CONSOL was $327.3 million. Upon completion of the offering by CNX Gas, CONSOL retained an 81.5% ownership interest in CNX Gas. In August 2005, a Registration Statement on Form S-1 was filed by CNX Gas with the SEC with respect to those shares of CNX Gas common stock. The Registration Statement, as amended, was declared effective by the SEC on January 18, 2006. CNX Gas common stock began trading on the New York Stock Exchange on January 19, 2006. For trading information with respect to CNX Gas common stock, see “Comparative Per Share Market Price and Dividend Information—CNX Gas” beginning on page 39.

During July and August, 2007 CONSOL, through a wholly owned subsidiary purchased an additional 372,000 shares of CNX Gas common stock in the market for approximately $10 million, resulting in CONSOL having beneficial ownership of 123,268,667 shares of CNX Gas common stock or 81.7% of the outstanding shares of CNX Gas common stock.

In late January, 2008, CONSOL determined that its key objectives for forming CNX Gas and having it become a public company had been substantially achieved: the sale of a portion of CNX Gas to the public had unlocked the value of CONSOL’s interest in its gas business as financial markets had not previously properly valued the gas assets or operations of CONSOL; CNX Gas had demonstrated management’s focus on growth and operations of the gas business and the development of strategic plans for both coal bed methane and other gas reserves; and CNX Gas had established an independent capital methodology and separate borrowing capacity to support internal capital investment with respect to development of gas reserves. On January 29, 2008 CONSOL announced its intent to offer to purchase all outstanding shares of CNX Gas common stock which CONSOL did not own in exchange for shares of CONSOL common stock and on February 28, 2008 filed a Registration Statement on Form S-4 in connection with the proposed transaction. On March 25, 2008 CONSOL Energy announced that it was terminating its proposed exchange offer due, among other reasons, to price demands from certain CNX Gas stockholders which CONSOL believed were unreasonable and stock market volatility which made it difficult to accurately assess the ultimate cost of the transaction. CONSOL’s beneficial ownership in CNX Gas did not change from August 2007 to October 23, 2008 and remained at 123,268,667 shares of CNX Gas common stock or approximately 81.7% of the outstanding shares of CNX Gas common stock.

On October 23, 2008, CONSOL Energy announced a program (which we refer to as the “CNX Gas Purchase Program”) to purchase from time to time during a two year period up to $150,000,000 of additional shares of CNX Gas common stock. Purchases are made from time to time at such prices, and on such terms and quantities as CONSOL management shall determine to be advantageous to CONSOL and its stockholders. The CNX Gas Purchase Program is not intended to cause the delisting of CNX common stock from the New York Stock Exchange. Through December 31 2008, CONSOL has purchased 2,531,400 shares under this program at an average price of $26.53 per share which increased its ownership to approximately 83.3%.

On January 16, 2009 the boards of CONSOL and CNX Gas decided to consolidate the management teams of the companies. Among other matters, CONSOL’s Chief Executive Officer became the Chief Executive Officer of CNX Gas, while CNX Gas’ former Chief Executive Officer became CONSOL’s and CNX Gas’ Chief Operating Officer, and CONSOL’s other executive officers became the executive officers of CNX Gas. Prior to this management reorganization, CNX Gas had adopted three long-term performance share award programs for its executives and management, or as we call them, “PSUs”: the 2007 PSUs, the 2008 PSUs and the 2009 PSUs. None of CONSOL’s executive officers have any PSUs other than CONSOL’s Chief Operating Officer who received them prior to the management reorganization in his capacity as the then Chief Executive Officer of CNX Gas.

As part of the management reorganization, J. Brett Harvey, as the Chief Executive Officer of CONSOL, had discussions with Nicholas J. DeIuliis, as the then Chief Executive Officer of CNX Gas, regarding the potential treatment of the CNX Gas equity awards held by CNX Gas employees as a result of the management reorganization. The 2007 and 2008 PSUs were to be paid in cash at the end of their respective three-year performance periods based on the total shareholder return of CNX Gas relative to the total shareholder return of the companies in a peer group of companies during the same periods. Because many of the officers and key employees of CNX Gas became officers and employees of CONSOL in the management reorganization, Messrs. Harvey and DeIuliis determined that it would be appropriate to give them an opportunity to exchange their long-term incentive awards, which were based solely on the value of CNX Gas, for long-term incentive awards based on the value of CONSOL, since those employees now have responsibility for the long-term performance of CONSOL. Thus, they determined to recommend an offer to exchange the 2007 and 2008 PSUs for CONSOL New RSUs having equivalent value and with the same vesting dates.

More specifically, the exchange is designed to:

•

create an incentive for former officers and employees of CNX Gas to enhance the value of CONSOL, including CNX Gas, since the value to an employee of the CONSOL New RSUs will depend upon the value of the common stock of CONSOL, which includes CNX Gas as an 83.3% owned subsidiary;

•	induce, by means of the vesting requirements, former CNX Gas employees who assumed responsibilities with CONSOL to remain as employees of CONSOL; and

•	to induce, by means of the vesting requirements, CNX Gas employees who remained at CNX Gas to remain as employees of CNX Gas.

Messrs. Harvey and DeIuliis also proposed that January 16, 2009, the last trading day before announcement of the management reorganization of CNX Gas, be used to value the 2007 and 2008 PSUs and to set the exchange ratio. In this way, the CNX Gas officers and employees would receive CONSOL New RSUs with a value equal to the value created by those officers and employees for CNX Gas shareholders as reflected by the value of their long-term incentive compensation awards while they were officers and employees of CNX Gas and prior to the management reorganization. The proposal was then presented to and approved by the Board of Directors of CONSOL and CNX Gas on February 17, 2009.

Since the CNX Gas PSUs (i.e., the Incentive Awards) are governed by existing award agreements and the respective terms of the long-term incentive programs, to achieve these goals we are offering the holders of the Incentive Awards the opportunity to surrender their Incentive Awards to CNX Gas in exchange for CONSOL issuing to them New RSUs containing similar vesting periods, forfeiture terms and non-competition and non-disclosure covenants, but not containing the total shareholder return performance conditions. The value of the Incentive Awards is based upon the total shareholder return over the performance periods of CNX Gas in comparison with a peer group of companies. This total shareholder return computation compares a beginning point of the average closing trading prices of the common stocks of CNX Gas and the peer companies at the beginning of the award period (which is known at this time and we used that in setting a value) against an ending point of the average closing trading prices adjusted for any dividends paid by the companies at the end of the award periods (December 31, 2009 for the 2007 PSUs and December 31, 2010 for the 2008 PSUs, respectively). We assumed the performance periods ended January 16, 2009 and computed the average closing prices of the common stock of CNX Gas and the companies in the peer group adjusted for any dividends paid through that date to determine values for the Incentive Awards. We then divided these values by the closing price of CONSOL common stock on the New York Stock Exchange on January 16, 2009 and rounded the results to the third decimal place to set the exchange ratios being offered for the Incentive Awards (1.982 of a CONSOL New RSU per 2007 PSU and 2.187 of a CONSOL New RSU per 2008 PSU).

Financial Impact of the Offer on CONSOL

The consummation of the offer would not have a significant impact on our financial condition. As part of the offer CONSOL would issue up to 728,370 New RSUs, convertible into 728,370 shares of CONSOL common stock. As of the date of this prospectus, there were (i) 171,972 originally issued CNX Gas 2007 performance share awards and (ii) 177,222 originally issued CNX Gas 2008 performance share awards, in each case outstanding and available to be tendered in connection with the Offer. The issuance of the New RSUs is not expected to be material to CONSOL’s earnings per share other than any applicable non-recurring charges that may be required upon completion of the proposed transaction.

CNX Gas Board Recommendation

The CNX Gas board of directors has decided not to make a recommendation concerning the Offer and is expressing no opinion and is remaining neutral with respect to the Offer. The value of the Incentive Awards is based upon the total shareholder return computation of CNX Gas versus a peer group of companies over the performance period. This computation involves comparing the average closing stock prices of CNX Gas and the peer group companies at a beginning point with the average closing stock prices of CNX Gas and the peer group companies at an ending point. To value the Incentive Awards, we assumed that the ending date of the performance period was January 16, 2009, rather than the end dates specified in the 2007 PSUs and the 2008 PSUs (December 31, 2009 and December 31, 2010, respectively). It is not possible to know whether the computation using January 16, 2009 will be more or less than the value determined at the specified end dates. In addition, it is not possible to know whether the value assigned to the CONSOL New RSUs (the closing price at January 16, 2009) will be higher or lower than the price of CONSOL common stock on the specified end dates. Thus, the employees of CNX Gas who surrender the Incentive Awards in exchange for the CONSOL New RSUs might receive (upon vesting) more or less than a person who does not surrender the Incentive Awards. In these circumstances, the CNX Gas board decided not to make a recommendation. The decision to accept the Offer or not should be made by the affected persons.

ADDITIONAL FACTORS FOR CONSIDERATION BY HOLDERS OF INCENTIVE AWARDS

In deciding whether or not to tender your Incentive Awards, you should consider the factors set forth under “Risk Factors” beginning on page 14 and the other factors set forth in this prospectus. You should also consider the following matters:

•

As a potential stockholder of CONSOL, your interest in the performance and prospects of CNX Gas would only be indirect and in proportion to your ownership in CONSOL. You therefore may not realize the same financial benefits of future appreciation in the value of CNX Gas, if any, that you may realize if you retained your Incentive Awards and direct investment in CNX Gas.

•

The exchange ratio was derived (i) by determining a value for the CNX Gas performance share units assuming the performance period ended January 16, 2009 and otherwise in accordance with the terms of the program and (ii) by valuing the CONSOL New RSUs as equal to the reported closing price of CONSOL’s common stock on the New York Stock Exchange on January 16, 2009. These values may differ from the values on the expiration date of this offer as well as the values of the 2007 PSUs and the 2008 PSUs as of the end of their respective performance periods (December 31, 2009 and December 31, 2010, respectively). The terms of the performance share units require a computation and comparison of total stockholder return of CNX Gas relative to each company in a specified peer group over the performance period. The total stockholder return computation uses a beginning point based upon the average closing stock prices of CNX Gas and the peer group companies over a ten business day period at the beginning of the performance period (which is known and we used in setting a value) and an ending point based upon the average closing stock prices of CNX Gas and the peer group companies over the ten business day period ending on the last day of the performance period and adjusted for dividends paid by any of the companies through the end date. Thus, since the value of the Incentive Awards under their terms depends upon the average adjusted closing stock prices of CNX Gas and the peer group companies over the ending period, as well as dividends paid by the companies through the end date, using a different ending date for this measurement, such as the date on which this offer expires or the respective specified end dates for the awards (December 31, 2009 for the 2007 PSUs and December 31, 2010 for the 2008 PSUs), could result in a value for the Incentive Awards which materially differs from the value of the awards using January 16, 2009 as the end date. In addition, the trading price of CONSOL common stock on the date this Offer expires (as well as on December 31, 2009 and December 31, 2010) may be higher or lower than its closing price on the New York Stock Exchange on January 16, 2009.

•

As a stockholder of CONSOL you will become entitled to receive dividends, which we expect to pay at our current annual rate of $0.40 per share. CNX Gas does not currently pay a dividend with respect to its shares and has stated that it plans to retain all future earnings for the development of its business.

•

Although our board of directors has approved the Offer, neither we nor our board of directors make any recommendation as to whether you should tender or refrain from tendering your Incentive Awards for surrender and exchange. You must make your own decision whether to tender your Incentive Awards, after taking into account your own personal circumstances and preferences. CONSOL Energy recommends that you consult with your personal advisors when deciding whether or not you should tender your Incentive Awards.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

CONSOL

The New RSUs are not transferable and no trading market exists nor could one develop for them.

CONSOL’s common stock is listed on the New York Stock Exchange under the symbol “CNX.” In the following table we present the high and low sales prices per share of CONSOL common stock for the quarterly periods presented below. We also present the quarterly dividends paid during the applicable periods.

	High	Low	Dividends
Year Ended December 31, 2009

Quarter Ended March 31, 2009	$36.59	$22.58	$0.10

Year Ended December 31, 2008

Quarter Ended March 31, 2008	$84.18	$53.63	$0.10

Quarter Ended June 30, 2008	$119.10	$67.33	$0.10

Quarter Ended September 30, 2008	$112.23	$36.25	$0.10

Quarter Ended December 31, 2008	$44.95	$18.50	$0.10

Year Ended December 31, 2007

Quarter Ended March 31, 2007	$39.90	$29.15	$0.07

Quarter Ended June 30, 2007	$49.85	$38.37	$0.07

Quarter Ended September 30, 2007	$50.21	$34.37	$0.07

Quarter Ended December 31, 2007	$74.18	$45.04	$0.10

The closing sale price for the shares of CONSOL’s common stock on January 16, 2009, the last full trading date prior to CONSOL’s announcement of the management consolidation, was $26.48. The closing sale price on June —, 2009, the last trading date prior to the printing of this prospectus for which this information was practicably available, was $—. You are urged to obtain current market quotations for CONSOL and CNX Gas common stock.

As of March 31, 2009, there were approximately 183,014,426 shares of CONSOL common stock outstanding. As of March 31, 2009, CONSOL believes there were approximately 196 holders of record of CONSOL’s common stock.

The declaration and payment of dividends by CONSOL is subject to the discretion of CONSOL’s board of directors, and no assurance can be given that CONSOL will pay dividends in the future. CONSOL’s board of directors determines whether dividends will be paid quarterly. The determination to pay dividends depends upon, among other things, general business conditions, CONSOL’s financial results, contractual and legal restrictions regarding the payment of dividends by CONSOL, planned investments by CONSOL and such other factors as the board of directors deems relevant. Our credit facility does not limit our ability to pay cash dividends if (i) we are not in default or potential default under the credit facility, (ii) our leverage ratio is less than 2.5 to 1.0 and (iii) there is more than $100 million of cash or available borrowings under the credit facility. The credit facility does not permit dividend payments if the above conditions are not met after giving effect to any proposed dividend. There were no defaults in the year ended December 31, 2008.

The holders of shares of CONSOL common stock receive dividends if and when declared by our board of directors out of legally available funds. From January through December 2008, we paid dividends at an annual rate of $0.40 per share. We currently expect to continue to pay quarterly dividends at this annual rate on a basis consistent with our past practice. However, our board’s declaration and payment of dividends will depend upon business conditions, operating results and our board of directors’ consideration of other relevant factors referenced above. On January 30, 2009 and April 24, 2009, respectively, CONSOL declared a quarterly dividend of $0.10 per share payable on February 20, 2009 and May 22, 2009, respectively, to holders of record of CONSOL common stock on February 9, 2009 and May 5, 2009, respectively. No assurance can be given that we will continue to pay dividends on our common stock at the current annual rate in the future.

CNX Gas

The CNX Gas performance share awards are not transferable and no trading market exists nor could one develop for them.

CNX Gas’ common stock is listed on the New York Stock Exchange under the symbol “CXG.” The following table sets forth the high and low sales prices per share of CNX Gas’ common stock for the quarterly periods presented below. CNX Gas has not paid cash dividends since its formation.

	High	Low

Year Ended December 31, 2009

Quarter Ended March 31, 2009	$28.80	$20.13

Year Ended December 31, 2008

Quarter Ended March 31, 2008	$39.53	$26.66

Quarter Ended June 30, 2008	$45.51	$31.82

Quarter Ended September 30, 2008	$42.07	$19.77

Quarter Ended December 31, 2008	$31.75	$14.08

Year Ended December 31, 2007

Quarter Ended March 31, 2007	$28.69	$22.90

Quarter Ended June 30, 2007	$32.69	$27.14

Quarter Ended September 30, 2007	$32.24	$23.47

Quarter Ended December 31, 2007	$33.20	$28.50

The closing sale price for the shares of CNX Gas’ common stock on January 16, 2009, the last full trading date prior to the CONSOL’s announcement of the management consolidation, was $25.44. The closing sale price on June —, 2009, the last trading date prior to the printing of this prospectus for which this information was practicably available, was $—. You are urged to obtain current market quotations. As of March 31, 2009, there were 150,971,711 shares of CNX Gas common stock outstanding. Based on information received by us from CNX Gas, there were 14 holders of record of CNX Gas’ common stock as of March 31, 2009.

THE OFFER

We are offering to issue restricted stock units of CONSOL in exchange for holders of CNX Gas performance share awards surrendering those securities to CNX Gas for cancellation.

Eligible Holders; Eligible Incentive Awards

Each outstanding performance share awards granted by CNX Gas and held by an existing employee, officer or director, as of the Expiration Date, of either CNX Gas or CONSOL Energy or one of their respective subsidiaries, is eligible to be surrendered and exchanged in connection with the Offer. All such eligible performance share awards are referred to in this prospectus as Incentive Awards.

You must be a current employee, officer or director of CNX Gas, CONSOL or any of their respective subsidiaries on the Expiration Date in order to participate in the Offer. If you are not in the employ or an officer or director of CNX Gas, CONSOL or one of it subsidiaries on the Expiration Date, then none of your tendered Incentive Awards will be surrendered to CNX Gas, and you will not be entitled to receive a New RSU in exchange for those Incentive Awards. Any Incentive Awards tendered by you will remain subject to the terms in effect for them at the time of tender, including any forfeiture provisions.

As part of the management reorganization, J. Brett Harvey, as the Chief Executive Officer of CONSOL, had discussions with Nicholas J. DeIuliis, as the then Chief Executive Officer of CNX Gas, regarding the potential treatment of the outstanding CNX Gas performance share awards for CNX Gas employees. Messrs. Harvey and DeIuliis jointly determined to recommend to their respective Boards of Directors that the outstanding performance share awards be surrendered and exchanged for CONSOL New RSUs. They also determined to jointly recommend that January 16, 2009, the last trading day before the management reorganization was announced, be the date used for setting the exchange ratio (i) by computing the value of the Incentive Awards assuming that the end date of the performance periods was that date, and (ii) by valuing the CONSOL New RSUs to be issued as equal to the closing sale price of CONSOL shares on that date. This proposal was then presented to and approved by the Board of Directors of CONSOL and CNX Gas on February 17, 2009. There are 34 persons who hold 2007 performance share awards and 71 persons who hold 2008 performance share awards. Mr. DeIuliis holds 73,306 of the 2007 performance share awards and 66,902 of the 2008 performance share awards which are the subject of this offer and would receive 291,625 CONSOL New RSUs upon acceptance of this offer. Mr. DeIuliis has advised CONSOL that he intends to surrender his Incentive Awards in exchange for CONSOL New RSUs.

An Election Form will be emailed to each eligible participant. The Election Form contains a personal summary of the Incentive Awards that you currently hold, including information relating to the number of New RSUs that will issued upon tender of each such Incentive Award.

Surrender Of Incentive Awards; Issuance and Terms Of New RSUs; Source and Amount of Consideration

You are receiving the Offer materials by electronic means. You may request a written copy of any or all of these materials at no charge by contacting us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920.

If you wish to tender your CNX Gas performance share awards for exchange for CONSOL New RSUs, you must properly complete and sign the Election Form in accordance with the applicable instructions for that form. You must complete this process by midnight, New York City Time, on July —, 2009. If we extend the Offer beyond July —, 2009, you must complete the process before the extended expiration date of the Offer.

If you tendered your old Incentive Awards in exchange for New RSUs, you would surrender your Incentive Awards to CNX Gas and CONSOL would then issue you New RSUs following the Expiration Date. In connection with this offer we would issue (i) 1.982 of a New RSU for each originally issued 2007 performance share unit of CNX Gas tendered by an Eligible Holder and (ii) 2.187 of a New RSU for each originally issued 2008 performance share unit of CNX Gas tendered by an Eligible Holder, in each case on the terms and conditions contained in this prospectus and in the related Election Form, including the approval by the stockholders of CONSOL of an amendment to the Plan. There are also other conditions to the Offer that are described under “The Offer — Conditions of the Offer” beginning on page 47.

The exchange rates set forth above were based on (i) the value of the performance share awards as of January 16, 2009, (ii) the value of the New RSUs as of January 16, 2009 and (iii) the fair market value of CONSOL Energy Common Stock as of January 16, 2009.

As soon as administratively practicable following the expiration of the Offer, we will send to you a final and complete Restricted Stock Unit Award Agreement that will evidence the terms of your CONSOL New RSU award for any Incentive Awards you validly tendered pursuant to the Offer. The terms of your New RSUs will be substantially the same terms and conditions as contained in the Incentive Awards, including the same vesting date, although there will be no performance conditions. The Election Form operates as your acceptance of the terms and conditions of the Restricted Stock Unit Award Agreement.

The surrender and exchange of the tendered Incentive Awards pursuant to the Offer will not create any contractual or other right of the tendering Eligible Holder to receive any future grants of stock options or other stock-based compensation. The Offer does not change the “at-will” nature of an Eligible Holder’s employment with us, and an Eligible Holder’s employment may be terminated by us at any time, for any reason, with or without cause.

The New RSUs will be granted pursuant to the Plan and will be subject to the terms of the Plan and the Restricted Stock Unit Award Agreement. The Agreements used to evidence the grant of the New RSUs pursuant to the Offer have been filed with the SEC as exhibits to the Registration Statement to which this prospectus is a part, and are available for review on the SEC’s website at www.sec.gov. The Incentive Awards have been granted by CNX Gas and are subject to the CNX Gas Corporation Equity Incentive Plan as well as grant agreements related to each such grant. The CNX Gas Corporation Equity Incentive Plan as well as a form of each of these grant agreements have been previously filed by CNX Gas with the SEC and are available at the SEC’s website at www.sec.gov.

The Plan is filed as an exhibit to, or incorporated by reference into, the Registration Statement to which this prospectus is a part and is available at www.sec.gov and is incorporated herein by reference. Please contact us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920 to request copies of the Plan. Copies will be provided promptly and at our expense.

You should carefully review the current terms of your Incentive Awards, as well as the terms of the New RSUs and the Plan.

If all holders of Incentive Awards choose to tender all Incentive Awards, 733,001 New RSUs would be issued by CONSOL, representing 0.40% of the issued and outstanding common stock of CONSOL as of March 31, 2009.

Timing of the Offer

We are commencing the Offer on June —, 2009, the date of the distribution of this prospectus. Our Offer is scheduled to expire at midnight, New York City Time, on July —, 2009, unless we extend the period of the Offer. All references to the expiration of the Offer mean the time of expiration, as extended. For more information, see the discussion under “— Extension, Termination and Amendment” below.

Extension, Termination and Amendment

We expressly reserve the right, in our sole discretion, to extend, on one or more occasions, the period of time during which the Offer remains open, and we can do so by giving oral or written notice to you. If we decide to extend the Offer, we will make an announcement to that effect no later than the opening of trading on the New York Stock Exchange on the business day immediately following the previously scheduled expiration. We are not giving any assurance that we will exercise our right to extend the Offer. During any extension, all Incentive Awards previously tendered and not withdrawn will remain tendered for exchange, subject to your right to withdraw your Incentive Awards as described under “The Offer — Procedure for Tendering Incentive Awards — Withdrawal Rights” beginning on page 43. We do not intend to have a subsequent offering period.

We reserve the right to reject any or all tenders of Incentive Awards that we determine are not in appropriate form or are unlawful to accept. Otherwise, we intend to accept all properly and timely tendered Incentive Awards that are not validly withdrawn. Subject to our rights to extend, terminate or amend the Offer, we currently expect that we will accept all properly tendered Incentive Awards upon the Expiration Date, and we will issue New RSUs the next business day thereafter. The tendered Incentive Awards will be surrendered to CNX Gas for cancellation.

We will follow any extension, delay, termination or amendment, as promptly as practicable, with a public announcement. Subject to applicable law, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to PR Newswire.

We expressly reserve the right to modify, on one or more occasions, the terms and conditions of the Offer, except that we will not modify the registration statement effectiveness condition, the stockholder approval condition or the listing condition.

If we make a material change in the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required under the Exchange Act.

Cash Instead of Fractional Restricted Stock Units

We will not issue any fractions of New RSUs pursuant to the Offer. Instead, each tendering person who would otherwise be entitled to a fraction of a New RSU, after combining all fractional interests to which that person would otherwise be entitled, will receive cash in an amount equal to the product obtained by multiplying (1) the fraction of the New RSU to which the holder would otherwise be entitled by (2) the fair market value of CONSOL common stock as reported on the New York Stock Exchange on the Expiration Date.

Procedure for Tendering Incentive Awards

If you are eligible to participate in the Offer, you will receive on the commencement of the Offer an email announcing the Offer with a copy of your Election Form that contains personalized information with respect to each Incentive Award you hold.

In order to tender one or more of your Incentive Awards for exchange pursuant to the Offer, you must complete the Election Form. You will need to check the appropriate boxes next to each of your Incentive Awards to indicate whether you elect to tender your Incentive Awards in accordance with the terms of the Offer. After completing the Election Form, you should review the elections you have made with respect to each Incentive Award. If you are satisfied with your elections, you need to return your properly executed Election Form to us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920. Following our receipt of your properly executed Election Form, we will confirm the receipt of your initial Election Form and any subsequent changes to your Election Form by emailing a Notice of Receipt of Election Form to your CONSOL email address within three (3) business days after receipt. If you have not received a Notice of Receipt of Election Form in the timeframe prescribed, it is your responsibility to confirm that we have received your complete submission by contacting us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920. Once you have received the Notice of Receipt of Election Form from us, you will then be deemed to have completed the election process.

You must complete the tender and election process in the foregoing manner by midnight, New York City Time, on July —, 2009. If we extend the Offer beyond July —, 2009, you must complete the process before the extended expiration date of the Offer.

We will not accept delivery of any Election Form after the Expiration Date. If we do not receive a properly completed and duly-executed Election Form from you before the Expiration Date, we will not accept your Incentive Awards for surrender and exchange. Those Incentive Awards will not be surrendered to CNX Gas pursuant to the Offer and we will not issue New RSUs to you.

You cannot tender a part of your Incentive Awards and we will not accept such a partial tender. If you hold more than one Incentive Award, then you must make the same election with respect to each Incentive Award. You must either tender all of your Incentive Awards for surrender and exchange for New RSUs or elect to retain all of your Incentive Awards.

Determination of Validity; Rejection of Incentive Awards; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any tendered award. We reserve the right to reject any or all tendered Incentive Awards that we determine do not comply with the conditions of the Offer, that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we intend to accept each properly and timely tendered Incentive Award that is not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to any particular Incentive Award or any Eligible Holder. No tender of an Incentive Award will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice.

Our Acceptance Constitutes an Agreement. Your tender of an Incentive Award pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. Subject to our rights to extend, terminate or amend the Offer, we currently expect that CNX Gas will, promptly upon the Expiration Date, accept for surrender and exchange all properly tendered Incentive Awards that have not been validly withdrawn, and on the next business day we will issue the New RSUs.

Our acceptance of your tendered Incentive Awards pursuant to the Offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the Offer. Accordingly, as soon as administratively practicable after the Exchange Date, we will deliver to you a final and complete Restricted Stock Unit Award Agreement, a form of which is filed as an exhibit to the Registration Statement of which this prospectus is a part. The Election Form operates as your acceptance of the terms and conditions of the Restricted Stock Unit Award Agreement.

Withdrawal Rights

You may only withdraw your tendered Incentive Awards in accordance with the following provisions.

(i)	You may withdraw your tendered Incentive Awards at any time before midnight, New York City Time, on the Expiration Date of the Offer. In addition, unless we accept your tendered Incentive Award for exchange before midnight, New York City Time, on August —, 2009 (the 40th business day after June —, 2009 (the commencement date of the Offer), you may withdraw your tendered Incentive Awards at any time thereafter.

(ii)

To validly withdraw your tendered Incentive Awards, you must change your existing election by completing a new paper Election Form and returning it to us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at

724-485-4920. To obtain a paper Election Form, please contact us by email at one of the above addresses.

You may only revise your Election Form to withdraw your Incentive Awards from the Offer while you still have the right to withdraw the tendered Incentive Awards in accordance with subparagraph (i) above.

You may not withdraw only a portion of a tendered Incentive Award. If you choose to withdraw a tendered Incentive Award, you must withdraw the entire Incentive Award.

Any Incentive Award you withdraw will no longer be deemed tendered pursuant to the Offer, unless you properly re-tender that option before the Expiration Date by following the election and tender procedures described above.

Neither CONSOL nor any other person is obligated to give notice of any defects or irregularities in any revised Election Form submitted to us for purposes of withdrawing tendered Incentive Awards from the Offer, nor will anyone incur any liability for failure to give any such notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of revised Election Forms purporting to withdraw tendered Incentive Awards from the Offer. Our determination of these matters will be final and binding.

Material U.S. Federal Income Tax Consequences

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

The following is a brief summary of the principal United States federal income tax consequences to Eligible Holders and CONSOL, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. The Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Code Section 401(a). This summary is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the Code), regulations under the Code, and court and administrative rulings and decisions in effect on the date of this prospectus, all of which are subject to change, possibly retroactively. Any change could affect the continuing validity of the tax consequences described in this prospectus. We have not requested and will not request an advance ruling from the Internal Revenue Service as to the tax consequences of the Offer. This description is not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

Each Eligible Holder is urged to consult his or her tax advisor regarding the tax consequences of participation in the Offer and the Plan. No attempt has been made to address all United States federal income tax consequences that may be relevant to a particular person in light of the person’s individual circumstances.

Surrender And Issuance Transactions.

Acceptance of Offer. If you surrender your CNX Gas Incentive Awards, we believe you will not recognize any taxable income for U.S. federal income tax purposes at the time of your surrender.

Issuance of CONSOL New RSUs. We also believe you will not recognize any taxable income for U.S. federal income tax purposes upon the issuance of the CONSOL New RSUs.

Section 409A. We also believe that you will not have any additional tax, interest charge or penalty arising under Code Section 409A upon the surrender of the CNX Gas Incentive Awards and the issuance of the CONSOL New RSUs. See the discussion below regarding holding of CONSOL New RSUs and Code Section 409A, which also applies to the surrender and issuance transactions.

Holding Of CONSOL RSUs

Restricted Stock Units. Under current tax law, you will not recognize any taxable income for federal income tax purposes until the shares of CONSOL common stock underlying your New RSUs are actually vested and issued to you. If you are an employee of CONSOL or one of its subsidiaries, you will be subject to Social Security and Medicare taxes at the time your New RSUs vest, even though none of the shares of common stock subject to those New RSUs are issued to you at that time. However, no additional Social Security or Medicare taxes will be due when the shares of common stock subject to those vested New RSUs are issued to you (even if that the market value of those shares of common stock has increased). Unless you have satisfied your Social Security and Medicare tax liability with respect to the shares of common stock that vest under your New RSUs, none of those shares of common stock will be issued to you.

Tax withholding. The holders of New RSUs must pay to CONSOL, or make provisions satisfactory to the Plan administrator for payment of, any federal, state, local or foreign taxes required to be withheld with respect to any New RSU no later than the date of the event creating tax liability.

Holders of the New RSUs can elect to have CONSOL retain shares of common stock to satisfy the statutory minimum withholding tax liability for any such share-based transactions. To the extent a holder’s total withholding obligation cannot be satisfied through share withholding, the remaining amount must be paid by separate check delivered to CONSOL.

Sale of Shares Received upon Settlement of New RSUs. The subsequent sale of the shares of common stock delivered to you in settlement of the New RSUs will give rise to a capital gain to the extent the amount realized upon the sale exceeds the taxable income you recognized upon delivery of the shares of common stock. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The capital gain or loss will be short-term or long-term depending on whether the shares of common stock are held for a period of more than one year after the date the shares of common stock are delivered to you.

Tax basis in the Common Stock. The holder of a New RSU will acquire a tax basis in shares of common stock received pursuant to such New RSU equal to the sum of the amount paid for such shares of common stock and the ordinary income recognized as a result of the award. The holding period for shares of common stock received pursuant to a New RSU generally begins on the date the shares of common stock are received or, if later, the date the shares of common stock vest.

Section 409A. Code Section 409A (which we refer to as Section 409A) was generally effective on January 1, 2005. Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties are imposed on such compensation, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

The CNX Gas Incentive Awards were designed to comply with an exception to Section 409A. Similarly, the CONSOL New RSUs under the Plan are designed to comply with an exception to Section 409A and, therefore, Section 409A should have no effect on your taxes upon the surrender of the CNX Gas Incentive Awards, the issuance of the CONSOL New RSUs or the holding of the CONSOL New RSUs. However, similar to the CNX Gas Equity Incentive Plan under which the CNX Gas long-term incentive programs were adopted and the Incentive Awards issued to you, the Plan provides that in no event shall CONSOL, any member of its board or any committee, any officer, employee or affiliate have any liability to you (or any other person) due to the failure of any award, including the CONSOL New RSUs, to satisfy the requirements of Section 409A and you would remain solely responsible for any taxes, interest charges or penalties under Section 409A.

Tax consequences to CONSOL. Generally, CONSOL will be entitled to a deduction for federal income tax purposes with respect to a stock-based award at the same time and in the same amount as ordinary income is recognized by the recipient.

With certain exceptions, Code Section 162(m) limits CONSOL’s deduction for compensation in excess of $1 million paid to certain covered employees (generally CONSOL’s chief executive officer and its three other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Code Section 162(m). CONSOL believes that to the extent the New RSUs are being substituted for performance awards (intended to be treated as qualified performance-based compensation) granted to covered employees, those New RSUs will not satisfy the requirements of qualified performance-based compensation and therefore CONSOL may not be entitled to a deduction with respect to all or a portion of the compensation expense recognized under such awards. Similarly, with respect to compensation attributable to New RSUs being substituted for issued upon the surrender of CNX Gas Incentive Awards (not intended to be treated as qualified performance-based compensation), the deduction that CONSOL might otherwise receive with respect to such awards to covered employees may be limited.

Purpose of the Offer

On January 16, 2009 the boards of CONSOL and CNX Gas decided to consolidate the management teams of the companies. Among other matters, CONSOL’s Chief Executive Officer became the Chief Executive Officer of CNX Gas, while CNX Gas’ former Chief Executive Officer became CONSOL’s and CNX Gas’ Chief Operating Officer, and CONSOL’s other executive officers became the executive officers of CNX Gas. Prior to this management reorganization, CNX Gas had adopted three long-term performance share award programs for its executives and management, or as we call them, “PSUs”: the 2007 PSUs, the 2008 PSUs and the 2009 PSUs. None of CONSOL’s executive officers have any PSUs other than CONSOL’s Chief Operating Officer who received them prior to the management reorganization in his capacity as the then Chief Executive Officer of CNX Gas.

As part of the management reorganization, J. Brett Harvey, as the Chief Executive Officer of CONSOL, had discussions with Nicholas J. DeIuliis, as the then Chief Executive Officer of CNX Gas, regarding the potential treatment of the CNX Gas equity awards held by CNX Gas employees as a result of the management reorganization. The 2007 and 2008 PSUs were to be paid in cash at the end of their respective three-year performance periods based on the total shareholder return of CNX Gas relative to the total shareholder return of the companies in a peer group of companies during the same periods. Because many of the officers and key employees of CNX Gas became officers and employees of CONSOL in the management reorganization, Messrs. Harvey and DeIuliis determined that it would be appropriate to give them an opportunity to exchange their long-term incentive awards, which were based solely on the value of CNX Gas, for long-term incentive awards based on the value of CONSOL, since those employees now have responsibility for the long-term performance of CONSOL. Thus, they determined to recommend an offer to exchange the 2007 and 2008 PSUs for CONSOL New RSUs having equivalent value and with the same vesting dates.

More specifically, the exchange is designed to:

•

create an incentive for former officers and employees of CNX Gas to enhance the value of CONSOL, including CNX Gas, since the value to an employee of the CONSOL New RSUs will depend upon the value of the common stock of CONSOL, which includes CNX Gas as an 83.3% owned subsidiary;

•	induce, by means of the vesting requirements, former CNX Gas employees who assumed responsibilities with CONSOL to remain as employees of CONSOL; and

•	to induce, by means of the vesting requirements, CNX Gas employees who remained at CNX Gas to remain as employees of CNX Gas.

Messrs. Harvey and DeIuliis also proposed that January 16, 2009, the last trading day before announcement of the management reorganization of CNX Gas, be used to value the 2007 and 2008 PSUs and to set the exchange ratio. In this way, the CNX Gas officers and employees would receive CONSOL New RSUs with a value equal to the value created by those officers and employees for CNX Gas shareholders as reflected by the value of their long-term incentive compensation awards while they were officers and employees of CNX Gas and prior to the management reorganization. The proposal was then presented to and approved by the Board of Directors of CONSOL and CNX Gas on February 17, 2009.

Since the CNX Gas PSUs (i.e., the Incentive Awards) are governed by existing award agreements and the respective terms of the long-term incentive programs, to achieve these goals we are offering the holders of the Incentive Awards the opportunity to surrender their Incentive Awards to CNX Gas in exchange for CONSOL issuing to them New RSUs containing similar vesting periods, forfeiture terms and non-competition and non-disclosure covenants, but not containing) the total shareholder return performance conditions. The value of the Incentive Awards is based upon the total shareholder return over the performance periods of CNX Gas in comparison with a peer group of companies. This total shareholder return computation compares a beginning point of the average closing trading prices of the common stocks of CNX Gas and the peer companies at the beginning of the award period (which is known at this time and we used that in setting a value) against an ending point of the average closing trading prices adjusted for any dividends paid by the companies at the end of the award periods (December 31, 2009 for the 2007 PSUs and December 31, 2010 for the 2008 PSUs, respectively). We assumed the performance periods ended January 16, 2009 and computed the average closing prices of the common stock of CNX Gas and the companies in the peer group adjusted for any dividends paid through that date to determine values for the Incentive Awards. We then divided these values by the closing price of CONSOL common stock on the New York Stock Exchange on January 16, 2009 and rounded the results to the third decimal place to set the exchange ratios being offered for the Incentive Awards (1.982 of a CONSOL New RSU per 2007 PSU and 2.187 of a CONSOL New RSU per 2008 PSU).

Neither we nor our Board of Directors will make any recommendation as to whether you should tender your Incentive Awards for surrender and exchange, nor have we authorized any person to make any such recommendation. You must make your own decision whether to tender your Incentive Awards, after taking into account your own personal circumstances and preferences. You are urged to evaluate carefully all of the information in the Offer, and we recommend that you consult your own advisors.

Appraisal Rights

Under Delaware law, you do not have appraisal rights in connection with the Offer.

Conditions of the Offer

The Offer is subject to a number of conditions, which we describe below. Notwithstanding any other provision of the Offer, we will not be required to accept for surrender and exchange any Incentive Awards, may postpone the acceptance for surrender and exchange of tendered Incentive Awards, and may, in our sole discretion, terminate or amend the Offer as to any Incentive Awards if any of these conditions are not satisfied or, where permissible, waived before or as of the expiration of the Offer. If any of these conditions are not satisfied or, where permissible, waived before or as of the scheduled expiration of the Offer, we may choose to extend the expiration of the Offer or terminate the Offer.

Registration Statement Effectiveness Condition

The registration statement on Form S-4 of which this prospectus is a part must have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order.

Stockholder Approval

An amendment to the Plan must have been approved by the stockholders of CONSOL such that the Plan contains a sufficient number of shares to permit the issuance of the New RSUs, and underlying shares of CONSOL common stock, issuable pursuant to the Offer. This approval was obtained by CONSOL on April 28, 2009.

Listing Condition

The CONSOL common stock issuable in connection with the New RSUs issued in the offer must have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

Additional Conditions

In addition, we will not accept any Incentive Awards tendered to us for surrender and exchange, and we may terminate or amend the Offer or postpone our acceptance of any Incentive Award tendered to us for surrender and exchange, in each case, subject to the applicable provisions of the Exchange Act, if at any time on or after the commencement date of the Offer, and before the Expiration Date, any of the following events has occurred, or has been reasonably determined by us to have occurred and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto (including any action or omission by us), the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with our acceptance of the Incentive Awards tendered for surrender or exchange:

(a)	there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the cancellation of the tendered Incentive Awards and the grant of New RSUs in exchange for the tendered Incentive Awards, or that, in our judgment, could materially and adversely affect our business, condition (financial or other), assets, operating results, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us;

(b)	there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries or other affiliated entities, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

•

make the surrender of the tendered Incentive Awards or the grant of New RSUs in exchange thereof illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

•	delay or restrict our ability, or render us unable, to accept for surrender and exchange some or all of the tendered Incentive Awards;

•	materially impair the benefits we hope to convey as a result of the Offer; or

•

materially and adversely affect our business, condition (financial or other), operating results, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

(c)	there shall have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•

any significant change in the market price of the shares of CONSOL common stock or CNX Gas common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our business, condition (financial or other), operating results, operations or prospects or on the trading in CONSOL common stock or CNX Gas common stock, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

•	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

•

any decline in either the Dow Jones Industrial Average, the New York Stock Exchange or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on the commencement date of the Offer;

(d)	there shall have occurred any change in generally accepted accounting standards or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expenses against our operating results in connection with the Offer that would be in excess of any compensation expenses that we would be required to record under generally accepted accounting standards in effect at the time we commence the Offer;

(e)	a tender or exchange offer with respect to some or all of our outstanding common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

•

any person, entity or “group,” within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of CONSOL common stock or CNX Gas common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of CONSOL common stock or CNX Gas common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before the commencement date of the Offer;

•

any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before the commencement date of the Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of CONSOL common stock of CNX Gas common stock; or

•

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;

(f)	any change or changes shall have occurred in our business, condition (financial or other), assets, operating results, operations, prospects or stock ownership or that of our subsidiaries that, in our judgment, is or may be material to us or our subsidiaries or other affiliated entities or otherwise makes it inadvisable for us to proceed with the Offer; or

(g)	any rules, regulations or actions by any governmental authority, The New York Stock Exchange or other regulatory or administrative authority of any national securities exchange have been enacted, enforced or deemed applicable to CONSOL or CNX Gas that makes it inadvisable for us to proceed with the Offer.

The conditions to the Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Expiration Date. We may waive them, in whole or in part, at any time and from time to time before the Expiration Date, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section will be final and binding upon all persons.

CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS

U.S. Approvals

Except as we have described in this prospectus, we are not aware of any license or regulatory permit required in the U.S. and material to the business of CONSOL or CNX Gas and its subsidiaries, on a consolidated basis, that may be materially adversely affected by this Offer, or any filing or approval required in the U.S. that would be required for our consummation of the transaction contemplated by this Offer. We intend to make all required filings under the Securities Act and the Exchange Act.

Non-U.S. Approvals

We are unaware of any requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any non-U.S. jurisdiction that is applicable to the Offer.

CERTAIN EFFECTS OF THE OFFER

Financing of the Offer

The New RSUs will be issued under the Plan. The shares of CONSOL common stock to be issued upon the vesting of the New RSUs will come from CONSOL’s authorized but unissued shares. CONSOL’s fees and expenses in connection with the Offer will be paid from CONSOL’s available capital resources.

Relationships With CNX Gas

In considering whether to tender your Incentive Awards in the Offer, you should be aware of various existing agreements and ongoing and prior arrangements and transactions between CONSOL and CNX Gas, as described below. This description is qualified in its entirety by reference to the specific provisions of the documents described below that have been filed with the SEC, which we incorporate by reference into this prospectus. You should also review “Interests of CONSOL and the Directors, Executive Officers and Affiliates of CONSOL in Shares of CNX Gas” beginning on page 58 for a description of interests CONSOL and its directors and executive officers have in CNX Gas.

CNX Gas has a number of intercompany agreements with CONSOL. Provided below is a summary description of the master separation agreement between CNX Gas and CONSOL and the other key agreements that relate to CNX Gas’ separation from CONSOL, which CNX Gas entered into as part of its separation from CONSOL. References in this section to CONSOL include its subsidiaries and references to CNX Gas include CNX Gas’ subsidiaries. These agreements are not the result of arm’s-length negotiation and do provide various preferential rights to CONSOL as a result. Many of the other transactions described below are the legacy of CONSOL’s operation of CNX Gas’ businesses as a division of CONSOL prior to the 2005 separation.

Overview

The master separation agreement contains the key provisions related to CNX Gas’ separation from CONSOL. Certain other agreements referred to in the master separation agreement govern various interim and ongoing relationships between CONSOL and CNX Gas. These agreements include, without limitation:

•	the master cooperation and safety agreement;

•	the tax sharing agreement; and

•	the services agreement.

This description relates only to transactions which occurred since January 1, 2008 or that otherwise relate to on-going matters.

Master Separation Agreement

Contribution of Assets; Assumption of Liabilities.    CONSOL and some of its affiliates transferred to CNX Gas the assets that were used exclusively in CONSOL gas operations and other assets specifically listed in the agreement, subject to some specified exclusions. These assets included in particular coal bed methane and conventional oil and gas rights located in Virginia, Pennsylvania, northern West Virginia and Tennessee. All assets, other than some real estate assets, were transferred to CNX Gas on an “as-is-where-is” basis and CNX Gas bears all the risk of a failure of title in the conveyance. In the event that both CNX Gas and CONSOL have rights under specified contracts, the party that signed the contract will make available the rights and benefits of that contract to the other party, but only to the extent that the contract applies to the other party, and the other party will assume and discharge the liabilities related to those rights and benefits. CNX Gas assumed all of the liabilities related to those assets and the gas operations, even if those liabilities were as a result of activities occurring prior to the effective date of the separation of the businesses and regardless of whether such liabilities were the result of negligence or misconduct on the part of CONSOL, subject to the following allocation of unknown liabilities, if any, asserted in writing by one or more third parties prior to the fifth anniversary following August 8, 2005: CNX Gas will be responsible for the first $10 million of aggregate unknown liabilities; CONSOL will be responsible for the next $40 million of aggregate unknown liabilities; and CNX Gas will be responsible for any additional unknown liabilities over $50 million. CNX Gas will also be responsible for any unknown liabilities which were not asserted in writing during this five year period. Specified excluded liabilities which may have been related to gas operations were not assumed by CNX Gas and CNX Gas is being indemnified by CONSOL with respect to these. Some of the excluded liabilities may have been incurred by CNX Gas subsidiaries, which would have to satisfy those liabilities if CONSOL failed to satisfy them.

In addition to the transfers made to CNX Gas in the separation, CONSOL leased to CNX Gas under a master lease substantially all other coal bed methane and conventional oil and gas rights that CONSOL and its majority-owned subsidiaries hold in the United States. These leased assets are principally located outside of Virginia, Pennsylvania, northern West Virginia and Tennessee. The master lease provided for a one-time payment of $50,000 at its inception. The master lease has a 99-year term and by its terms no royalty is payable.

Covenants.    CNX Gas has agreed that, for so long as CONSOL beneficially owns at least fifty percent (50%) of CNX Gas’ outstanding voting stock, CNX Gas will not take any action which would limit the ability of CONSOL or its transferee to transfer its shares of CNX Gas common stock, and will not take any actions that could reasonably result in CONSOL being in breach of, or in default under, any contract or agreement, including any action that would cause a default under CONSOL’s debt instruments. Additionally, CNX Gas will not issue any additional capital stock without CONSOL’s consent if after such issuance CONSOL would own less than eighty percent (80%) of CNX Gas’ outstanding voting stock.

Option Rights.    CNX Gas has granted CONSOL the right to purchase shares of CNX Gas capital stock in two instances. First, CONSOL has the right to purchase shares of CNX Gas capital stock in order to maintain a percentage ownership in CNX Gas capital stock of at least eighty percent (80%) for tax consolidation purposes. Second, CONSOL has the right to purchase the required number of shares of CNX Gas capital stock so that it may effect a distribution of all of its CNX Gas shares to its stockholders as a tax-free spin-off. The exercise price for any CNX Gas shares purchased by CONSOL is the then market price (defined as the average of the last sales price on each of the immediately preceding five trading days) on the securities exchange or quotation system on which CNX Gas stock is listed.

CNX Gas has agreed not to buy or sell any assets, dispose of any assets, or acquire any equity or debt securities of a third party in each case in excess of $30 million without CONSOL’s prior consent.

Master Cooperation and Safety Agreement

The master cooperation and safety agreement contains provisions related to the safe and economical operation of CNX Gas’ gas business and CONSOL’s coal business where the parties have joint interests. To the extent there is any conflict between CNX Gas’ gas interests and CONSOL’s coal interest in a joint location, CONSOL’s coal operations generally prevail. CNX Gas has agreed to sign and deliver any waiver or consent necessary to allow coal mining operations of CONSOL in the vicinity of any property or gas rights owned by CNX Gas and CONSOL has agreed that CNX Gas has the right to capture gas from any well associated with CONSOL’s property, subject to CONSOL’s right to preclude CNX Gas from capturing gas with respect to any active mining area in order to promote safety for and productivity of its coal operations. CNX Gas will receive all proceeds from the capture of gas in all wells. In order to coordinate CNX Gas’ operational relationship with CONSOL, the parties coordinate CNX Gas’ annual drilling plan with CONSOL’s ten year mine plan.

Tax Sharing Agreement

CONSOL and CNX Gas entered into a tax sharing agreement. The tax sharing agreement governs the respective rights, responsibilities, and obligations of CONSOL and CNX Gas with respect to specified tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes and related tax returns. In general, under the tax sharing agreement, CONSOL is responsible for the remittance of U.S. federal income taxes of the affiliated group of corporations, including CNX Gas, of which it is the common parent, and is responsible for the remittance of state income taxes to states in which CONSOL is required to file, or elects to file a consolidated or combined state income tax return. Additionally, CNX Gas is obligated to pay to CONSOL each year an amount equal to the amount of U.S. federal income tax and state income tax that CNX Gas would have incurred had CNX Gas filed a separate U.S. federal income tax return and separate state income tax returns in these states in which CNX Gas is included in a consolidated or combined state tax return filed by CONSOL. In 2008, CNX Gas paid CONSOL $61,397,000 for taxes attributable to CNX Gas’ obligation under the tax sharing agreement.

Services Agreement

The services agreement governs the provision by CONSOL to CNX Gas of support services, such debt service administration, accounting and tax, investor relations, payroll and human resources administration, legal, information technology, internal audit, real estate management, management of cash held in our accounts and other general administrative functions. CNX Gas has also agreed to reimburse CONSOL for any out-of-pocket payments, costs and expenses associated with these services as well as to pay an allocated share of CONSOL’s direct and indirect administrative and overhead costs. The agreement continues until terminated by the mutual agreement of the parties.

CNX Gas was charged $3,213,000 for the twelve months ended December 31, 2008, for accounting and administrative services provided by CONSOL. These fees were determined based upon an allocation of annual estimated hours worked on CNX Gas matters versus matters for other CONSOL companies by CONSOL employees.

Other Transactions

CNX Gas sells gas to some of CONSOL’s mines for use in gas-fired coal dryers. Sales are made at local index prices or on a basis reflecting the monthly average price received by CNX Gas from third party sales, depending on location. CNX Gas also sells gas to Buchanan Generation, LLC, in which CNX Gas has a 50% interest, on both a market and a discounted basis, depending upon the circumstances. In 2008, CNX Gas’ sales to CONSOL and Buchanan Generation, LLC were $7,337,000 and $2,195,000 respectively. CNX Gas also purchases various supplies from CONSOL’s wholly owned subsidiary Fairmont Supply; the cost of these items reflect current market prices and is included in cost of goods sold as arms-length transactions. During 2008, CNX Gas’ purchases of supplies from Fairmont Supply equaled approximately $2,434,000. Management of CNX Gas believes that these sales and purchases are on terms no less favorable than could be obtained from unaffiliated third parties, under similar circumstances and that future sales of gas to CONSOL and Buchanan Generation, LLC, and purchases of supplies from Fairmont Supply will continue to be made on terms no less favorable than could be obtained from unaffiliated third parties, under similar circumstances.

CNX Gas, as buyer, is a party to that certain Agreement of Sale dated as of June 8, 2007 (the “Agreement of Sale”) with CONSOL’s wholly-owned subsidiary, Consolidation Coal Company (“Consolidation Coal”), as seller. Pursuant to the Agreement of Sale, Consolidation Coal agreed to sell to CNX Gas certain Pittsburgh seam coal reserves and resources totaling approximately 4,678 net acres, located in Greene County, Pennsylvania, and Monongalia County, West Virginia, adjacent to the Federal No. 2 Mine owned by Eastern Associated Coal Corp. (an affiliate of Patriot Coal Corporation) (such reserves and resources, the “Pittsburgh Coal”). Consolidation Coal also agreed to sell to CNX Gas certain coal reserves and resources totaling approximately 4,528 net acres, located in Muhlenberg, McLean and Ohio Counties, Kentucky (such reserves and resources, collectively, the “Kentucky Coal”). Included in the sale were Consolidation Coal’s coal mining rights relating to the transferred coals as well as certain books and records relating to the coals. Consolidation Coal also agreed to release and waive any claims it had to emission reduction credits relating to the production of methane from the coals transferred to CNX Gas. Consolidation Coal also agreed for a period of five years following the closing to enter into non-exclusive surface use agreements with CNX Gas (or certain designees) on a site-specific basis, in order to allow CNX Gas access to approximately 150 acres of surface land owned by Consolidation Coal overlying the portion of the Pittsburgh Coal located to the north of the Federal No. 2 Mine (totaling approximately 4,790 net acres, the “Northern Block”). Consolidation Coal retained the right, however, to sell, lease or convey any of this surface property free of the surface use agreement obligation. As consideration for Consolidation Coal’s agreements, CNX Gas agreed to pay Consolidation Coal $45,000,000 in cash, plus a deferred payment on the Northern Block and a contingent payment on the Kentucky Coal other than the seam known as the No. 9 Seam (collectively, the “Non-No. 9 Coal”). There is a contingent deferred payment obligation with respect to the Northern Block equal to $1.00 per net ton plus 8% of the gross sales price per ton, which is payable as the coal is mined and sold. There is also an absolute deferred payment obligation with respect to the Northern Block—that is, regardless of how much coal is mined, CNX Gas is required to pay Consolidation Coal $36.0 million on the 35th anniversary of the closing. This deferred payment obligation will be reduced by any amount paid by CNX Gas to Consolidation Coal on the per-ton-of-coal-mined contingent payment obligation prior to that date. To the extent coal continues to be mined and sold after the 35th anniversary, CNX Gas would continue to pay Consolidation Coal on a per-ton basis thereafter so long as coal is mined and sold from the Northern Block. The contingent payment obligation on the Non-No. 9 Coal is equal to 6.5% of the gross sales price for each ton of Non-No. 9 Coal sold.

On February 8, 2008, CONSOL of Kentucky sold all assets in connection with its Mill Creek Mining Complex located in Letcher, Knott and Pike Counties, Kentucky for the amount of approximately $15 million plus certain assumed liabilities by the buyers, Deane Mining LLC and Reserve Holdings LLC. As part of the transaction, CNX Gas Company LLC consented to the assignment of the coal properties to Reserve Holdings LLC and in connection with the consent, amended certain provisions of the Master Cooperation and Safety Agreement dated as of August 1, 2005 as they relate to the property conveyed by CONSOL.

CNX Gas leases office space in South Park, Pennsylvania from CONSOL. In 2008, CNX Gas paid CONSOL $150,000 in rent.

CNX Gas utilizes services and engages in operating transactions in the normal course of business with CONSOL. The following represents a summary of the significant transactions of this nature:

CNX Gas agreed in the master separation agreement not to take any action that would cause a default under CONSOL’s debt instruments. The indenture for CONSOL’s 7.875% Notes due March 1, 2012 in the principal amount of approximately $250 million requires that all subsidiaries of CONSOL that incur third party debt must also guaranty these notes. Thus, as a result of CNX Gas entering into its unsecured $200 million credit agreement with third party commercial lenders in October 2005, CNX Gas and its subsidiaries guaranteed CONSOL’s 7.875% Notes. In addition, if CNX Gas were to grant liens to a lender as part of a future borrowing, this indenture would require CNX Gas to ratably secure both the 7.875% Notes.

Under CNX Gas’ master cooperation and safety agreement with CONSOL, CONSOL incurs drilling costs related to gob gas production due to the necessity to de-gas coal mines in connection with production for safety reasons. CNX Gas estimates that the cost to CONSOL of drilling these wells was $14,073,000 in 2008. CNX Gas captures and markets the gas from these wells and, therefore, benefits from this drilling activity, although it is not burdened with the cost to drill these gob wells. CNX Gas is responsible for the costs incurred to gather and deliver the gob gas to market. Unless CNX Gas chooses to drill, all gob well drilling costs are borne by CONSOL and only the collection and processing costs are reflected in CNX Gas’ financial statements.

CONSOL pays for metered power at some mining operations in which CNX Gas conducts its operations. CNX Gas then reimburses CONSOL for CNX Gas’ allocable share of such metered power on a monthly basis, which in 2008 amounted to approximately $309,000 per month.

CNX Gas employees may elect to participate in a defined contribution investment plan administered by CONSOL. Amounts charged to expense by CNX Gas for matching and other contributions in the investment plan were $1,757,000 for the twelve months ended December 31, 2008. CONSOL charges CNX Gas the actual matching amounts contributed by CONSOL on behalf of CNX Gas’ employees.

Eligible employees may also participate in a long-term disability plan administered by CONSOL. Benefits for this plan are based on a percentage of monthly earnings, offset by all other income benefits available to the disabled. CNX Gas’ allocation of the long-term disability plan expense under this plan was $577,000 for the twelve months ended December 31, 2008. Allocation of the expense for this plan is based on the percentage of CNX Gas’ active salary employees compared to the total active salary employees covered by the plan.

CONSOL has provided financial guarantees on behalf of CNX Gas. At December 31, 2008, these financial guarantees are as follows:

•

CONSOL guarantees up to $10 million of any unpaid obligations of CNX Gas with respect to the agreement dated May 26, 2004 between CNX Gas and Equitable Energy, LLC, relating to purchases and/or trades of natural gas and/or natural gas products, electric energy or capacity, financial derivatives or related contracts. CONSOL has the right to terminate the guaranty by providing Equitable Energy, LLC 30 day’s written notice.

•

CNX Gas has an agreement dated December 31, 2004 with Baltimore Gas and Electric Company that guarantees the prompt and complete payment of all obligations and amounts owed to Baltimore Gas and Electric Company related to the purchase and/or sale of natural gas. CONSOL has guaranteed any unpaid obligations of CNX Gas related to this agreement, up to $3 million. The guarantee will continue in force until 30 days prior written notice is given from CONSOL to Baltimore Gas and Electric Company.

•

CONSOL is the guarantor of the agreement dated October 22, 2004 between CNX Gas and East Tennessee Natural Gas, LLC, relating to the sale, purchase, exchange, storage or transportation of natural gas. CONSOL has guaranteed any unpaid obligation of CNX Gas related to this agreement, limited to $100,000 in the aggregate, plus reasonable costs and expenses incurred by East Tennessee Natural Gas, LLC, in collecting the obligation and/or enforcing this guarantee. In the event that CNX Gas defaults in the payment of any of the obligations, within 30 days after receiving written notice from East Tennessee Natural Gas, LLC, CONSOL shall make such payment or otherwise cause the same to be paid.

•

CONSOL has an agreement dated October 29, 2004 with Sequent Energy Management to guarantee the obligations of CNX Gas relating to the purchase, sale or exchange of natural gas or other hydrocarbons or non-combustible gases. The amount of this obligation fluctuates based on gas prices and contracted volumes.

•

CONSOL guaranteed the obligations of CNX Gas up to a maximum amount of approximately $53 million under the agreements entered into between CNX Gas and East Tennessee Natural Gas, LLC related to the Jewell Ridge lateral gas pipeline.

With respect to the above guarantees which relate to contracts of one of CNX Gas’ subsidiaries, CNX Gas believes that over time, the counterparties to those guarantees will release CONSOL from its performance obligations. Furthermore, CNX Gas does not believe this change will result in a material increase in cost to CNX Gas.

Accounting Treatment

The exchange of CNX Gas’ stock based compensation instruments for CONSOL’s stock based equity instruments will be accounted for as a modification in accordance with the Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R). Under SFAS 123R, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

Fees and Expenses

We will not pay any fees or commissions to any broker, dealer or other person for soliciting submissions of Incentive Awards for surrender and exchange pursuant to the Offer.

DIRECTORS AND EXECUTIVE OFFICERS OF CONSOL

The following are executive officers and directors of CONSOL. Unless otherwise indicated, the principal business address of each director and executive officer is CNX Center, 1000 CONSOL Energy Drive, Pittsburgh, PA 15317 and our telephone number is (724) 485-4000.

John Whitmire, Chairman of the Board

J. Brett Harvey, President, Chief Executive Officer

                                and Director

James E. Altmeyer, Sr., Director

Philip W. Baxter, Director

William E. Davis, Director

Raj K. Gupta, Director

Patricia A. Hammick, Director

David C. Hardesty, Jr., Director

John T. Mills, Director

William P. Powell, Director

Joseph T. Williams, Director

Bart J. Hyita, Chief Operating Officer—Coal

William J. Lyons, Chief Financial Officer

P. Jerome Richey, Executive Vice President

                              Corporate Affairs, Chief Legal

                              Officer and Secretary

Robert P. King, Executive Vice President—Business

                              Advancement and Support Services

Nicholas J. DeIuliis, Executive Vice President and

                              Chief Operating Officer and

                              President and Chief Operating

                              Officer—CNX Gas

Robert F. Pusateri, Executive Vice-President Energy

                               Sales and Transportation Services

INTERESTS OF CONSOL AND THE DIRECTORS, EXECUTIVE OFFICERS AND

AFFILIATES OF CONSOL IN SHARES OF CNX GAS

The following table sets forth the interests by CONSOL, its directors and executive officers and to the best of our knowledge, the directors and executive officers of CNX Gas in the shares of CNX Gas, as of April 30, 2009. Unless otherwise indicated, CONSOL has and, to the best of our knowledge, none of the directors or executive officers of CONSOL or CNX Gas has bought or sold any shares of CNX Gas, other than through the CONSOL Energy 401(k) plan, within the past 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
CONSOL Energy Inc. CNX Center 1000 CONSOL Energy Drive Canonsburg, PA 15317	125,800,067	(1)
J. Brett Harvey	15,625
Nicholas J. DeIuliis	379,878	(2)
Robert P. King	1,000
William Lyons	9,481	(3)
Robert F. Pusateri	1,600
P. Jerome Richey	2,000
James E. Altmeyer, Sr.	31,140	(4)
Philip W. Baxter	98,586	(5)
Raj K. Gupta	21,440	(6)
John R. Pipski	17,450	(7)
Joseph T. Williams	21,600	(8)

(1)	CONSOL Energy Inc. has pledged its shares of CNX Gas common stock (including any shares it would acquire in the future under the options granted to it in the Master Separation Agreement described below under “Certain Relationships and Related Party Transactions”) to a collateral trustee for the ratable benefit of the lenders that participate in CONSOL Energy’s $750 million revolving credit agreement, and the holders and trustee with respect to CONSOL Energy’s 7.875% notes due March 1, 2012 in the principal amount of approximately $250 million. If CONSOL Energy were to become in default on any of its obligations under these debts, the trustee may exercise various remedies with respect to the pledged stock, including, (i) transfer into its own name, or into the name of its nominee, all or any part of the shares, (ii) take control of, and manage all or any of, the shares, (iii) apply any monies, including cash dividends and income from the shares to the payment of debt, and (iv) after ten (10) days’ advance notice to CONSOL Energy, sell, assign, give an option or options to purchase or otherwise dispose of the shares or any part thereof at public or private sale. Consequently, a default by CONSOL Energy under its credit facility or long-term notes could result in a change in control of CNX Gas.
(2)	Includes options to purchase 373,878 shares of common stock which are currently exercisable or may become exercisable on or before June 30, 2009. This does not include 140,208 shares underlying performance share units which will not vest until after June 30, 2009 and which are subject to this tender offer.
(3)	Includes 4,687 shares held jointly by Mr. Lyons and his wife and 4,794 shares held in CONSOL Energy’s 401(k) defined contribution plan.
(4)	Includes 17,200 shares held jointly by Mr. Altmeyer and his spouse and options to purchase 2,544 shares of common stock which are currently exercisable or may become exercisable on or before June 30, 2009.
(5)	Includes 23,750 shares held by the Philip W. Baxter Trust, of which Mr. Baxter is a trustee and options to purchase 10,173 shares of common stock which are currently exercisable or may become exercisable on or before June 30, 2009.
(6)	Includes 6,000 shares held jointly by Mr. Gupta and his spouse and options to purchase 2,544 shares of common stock which are currently exercisable or may become exercisable on or before June 30, 2009.

(7)	Includes options to purchase 2,544 shares of common stock which are currently exercisable or may become exercisable on or before June 30, 2009. This number does not include 5,452 shares underlying restricted stock units which will not vest until after June 30, 2009.
(8)	Includes options to purchase 4,788 shares of common stock which are currently exercisable or may become exercisable on or before June 30, 2009.

COMPARISON OF RIGHTS OF HOLDERS OF CNX GAS COMMON STOCK AND HOLDERS OF CONSOL COMMON STOCK

Because CNX Gas and CONSOL are both organized under the laws of the State of Delaware, the differences in the rights of a CNX Gas stockholder and the rights of a CONSOL stockholder arise from differences in the organizational documents of CNX Gas and CONSOL, rather than from differences of law. The following summary highlights material differences between the current rights of holders of CONSOL’s common stock and holders of CNX Gas’ common stock. This summary is not a complete discussion of the certificates of incorporation and by-laws of CONSOL and CNX Gas or the stockholders’ rights plan of CONSOL, and is qualified in its entirety by reference to the specific provisions of these documents, which we incorporate by reference into this prospectus. Copies of each company’s certificate of incorporation and by-laws and CONSOL’s stockholders’ rights plan have been filed with the SEC. See “Where You Can Find More Information” beginning on page 69.

CAPITAL STOCK

CNX GAS	CONSOL

AUTHORIZED STOCK

CNX Gas’ amended and restated certificate of incorporation authorizes CNX Gas to issue 205,000,000 shares consisting of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock.	CONSOL’s restated certificate of incorporation authorizes CONSOL to issue 515,000,000 shares consisting of 500,000,000 shares of common stock and 15,000,000 shares of preferred stock.

CNX Gas’ board of directors has the authority to issue one or more series of preferred stock, having terms designated by CNX Gas’ board.	CONSOL’s board of directors has the authority to issue one or more series of preferred stock, having terms designated by CONSOL’s board.

As of March 31, 2009, there were 150,971,711 shares of common stock and no shares of preferred stock outstanding. CNX Gas’ common stock is listed on the New York Stock Exchange.	As of March 31, 2009, there were 183,014,426 shares of common stock and no shares of preferred stock outstanding. CONSOL’s common stock is listed on the New York Stock Exchange.

VOTING RIGHTS

Each share of CNX Gas’ common stock entitles its holder to one vote on all matters on which stockholders are entitled to vote.	Each share of CONSOL’s common stock entitles its holder to one vote on all matters on which stockholders are entitled to vote.

CONVERSION RIGHTS

CNX Gas’ common stock is not subject to any conversion rights.	CONSOL’s common stock is not subject to any conversion rights.

NOTICE OF STOCKHOLDER PROPOSALS

CNX Gas’ second amended and restated bylaws provide that any CNX Gas stockholder who is entitled to vote at an annual meeting may propose legally proper business to be voted on by CNX Gas stockholders at the annual meeting, but only if the stockholder delivers notice of the proposal in writing to CNX Gas’ Secretary. For an	CONSOL’s fourth amended and restated bylaws provide that any CONSOL stockholder who is entitled to vote at an annual meeting may propose legally proper business to be voted on by CONSOL stockholders at the annual meeting, but only if the stockholder delivers notice of the proposal in writing annual meeting, the Secretary must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made.

For a special meeting, the Secretary must receive the notice not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the public announcement is first made of the date of the special meeting.

to CONSOL’s Secretary. For an annual meeting, the Secretary must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made.

For a special meeting, the Secretary must receive the notice not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the public announcement is first made of the date of the special meeting.

Such stockholder’s notice shall set forth:

•     for the nomination of directors, all information relating to such nominee that is required to be disclosed under SEC rules to be included in a proxy statement soliciting proxies for the election of the nominee as a director (including such person’s consent to being named as a nominee and to serving as a director if elected);

•     for other business, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and

•     as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder (as in CNX Gas’ stock ownership records), and of such beneficial owner, (ii) the class and number of shares which are owned beneficially and of record by such stockholder and a representation that such owners intend to appear in person or by proxy at the meeting to propose such business or nomination, and (iii) a representation whether the stockholder

Such stockholder’s notice shall set forth:

•     for the nomination of directors, all information relating to such nominee that is required to be disclosed under SEC rules to be included in a proxy statement soliciting proxies for the election of the nominee as a director (including such person’s consent to being named as a nominee and to serving as a director if elected) a description of any compensation and related party transactions between such stockholder and the nominee, and a completed and signed questionnaire and agreement by the nominee with respect to various matters including the nominee’s background, information required by the proxy rules and compliance with applicable corporate governance requirements and guidelines of CONSOL and affirming that the nominee is not and will not become a party to any agreement on how such nominee will vote on an issue;

•     for other business, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and

or beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CNX Gas’ outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Notwithstanding the above, CNX Gas’ amended and restated certificate of incorporation states that any such advance notice procedure for the nomination of directors is not applicable to CONSOL until the first date on which they fail to own at least fifty percent (50%) of CNX Gas’ issued and outstanding common stock.

•     as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder (as in CONSOL’s stock ownership records), and of such beneficial owner, (ii) (A) the class and number of shares which are owned beneficially and of record by such stockholder and a representation that such owners intend to appear in person or by proxy at the meeting to propose such business or nomination, (B) any option, warrant, convertible security, stock appreciation right or any derivative instrument with a settlement or mechanism at a price or value related to any class or series of CONSOL’s stock, any short interest in any CONSOL security, any proxy or other right or arrangement or understanding to vote any CONSOL stock, any proportionate partnership or other interest in CONSOL stock or derivative instruments, any performance-related fees based on changes in the value of CONSOL stock, and any information required by the proxy rules and (iii) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CONSOL’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

BOARD OF DIRECTORS

CNX GAS	CONSOL

NUMBER OF DIRECTORS

CNX Gas’ amended and restated certificate of incorporation provides that the number of directors shall be not less than 3 nor more than 11, as may be fixed from time to time by resolutions duly adopted by a majority of the board.	CONSOL’s fourth amended and restated bylaws provide that the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board.

CLASSIFIED BOARD

All of CNX Gas’ directors are in one class and elected annually. Effective upon the date when CONSOL first fails to beneficially own at least fifty percent (50%) of CNX Gas’ issued and outstanding common stock, the board of directors will be divided into three classes of directors, as nearly equal in members as possible.	All of CONSOL’s directors are in one class and elected annually.

REMOVAL OF DIRECTORS

The CNX Gas amended and restated certificate of incorporation provides that prior to the date when CONSOL first fails to beneficially own at least fifty percent (50%) of CNX Gas’ issued and outstanding common stock, any director or the entire board can be removed from office with or without cause by the affirmative vote of a majority of the outstanding shares of common stock. Following such date, no director is permitted to be removed except for cause and by a vote of holders of at least 66 2/3% of the voting power of CNX Gas’ outstanding shares of stock.	Neither the CONSOL fourth amended and restated bylaws nor the restated certificate of incorporation contain any express provisions with respect to the removal of directors, however Delaware law provides that any director or the entire board of directors can be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

FILLING OF BOARD VACANCIES

The CNX Gas amended and restated certificate of incorporation provides that prior to the date when CONSOL first fails to beneficially own at least fifty percent (50%) of CNX Gas’ issued and outstanding common stock, a vacancy or vacancies created by any director(s) removed may be filled by the affirmative vote of a majority of the outstanding shares of common stock. Following such date, any vacancy occurring on the board and any newly created directorship may only be filed by a majority of the remaining directors or by the sole remaining director in office. In the event of death, resignation, retirement, removal or disqualification of a director during his or her elected term, his or her successor shall serve until the next stockholders’ meeting at which directors are elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal.	CONSOL’s fourth amended and restated bylaws provide that vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which directors are elected and until such director’s successor shall have been duly elected and qualified.

NOMINATION OF DIRECTORS

CNX Gas’ second amended and restated bylaws provide that a CNX Gas stockholder who was a stockholder of record at the time of giving notice who is entitled to vote at the annual meeting may nominate one or more directors for election, but only if the stockholder delivers timely written notice to the CNX Gas secretary. The timing requirements for receiving the notice are similar as for receiving notice of	CONSOL’s fourth amended and restated bylaws provide that a CONSOL stockholder who was a stockholder of record at the time of giving notice who is entitled to vote at the annual meeting may nominate one or more directors for election, but only if the stockholder delivers timely written notice to the CONSOL secretary. The timing requirements for receiving the notice are similar as for receiving notice

stockholder proposals described above. The notice must include:	of stockholder proposals described above. The notice must include:

•     such information concerning each nominee as would be required under SEC rules to be included in a proxy statement soliciting proxies for the election of the nominee as a director (as well as such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected)

•     such information concerning each nominee as would be required under SEC rules to be included in a proxy statement soliciting proxies for the election of the nominee as a director (as well as such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) a description of any compensation and related party transactions between such stockholder and the nominee, and a completed and signed questionnaire and agreement by the nominee with respect to various matters including the nominee’s background, information required by the proxy rules and compliance with applicable corporate governance requirements and guidelines of CONSOL and affirming that the nominee is not and will not become a party to any agreement on how such nominee will vote on an issue;

•     as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder (as in CNX Gas’ stock ownership records), and of such beneficial owner, (ii) the class and number of shares which are owned beneficially and of record by such stockholder and a representation that such owner intends to appear in person or by proxy at the meeting to propose such nomination, and (iii) whether the stockholder or beneficial owner intends to deliver a proxy statement and/or form of proxy, and/or otherwise solicit proxies from stockholders.

•     as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder (as in CONSOL’s stock ownership records), and of such beneficial owner, (ii) (A) the class and number of shares which are owned beneficially and of record by such stockholder and a representation that such owner intends to appear in person or by proxy at the meeting to propose such nomination, (B) any option, warrant, convertible security, stock appreciation right or any derivative instrument with a settlement or mechanism at a price or value related to any class or series of CONSOL’s stock, any short interest in any CONSOL security, any proxy or other right or arrangement or understanding to vote any CONSOL stock, any proportionate partnership or other interest in CONSOL stock or derivative instruments, any performance-related fees based on changes in the value of CONSOL stock, and any information required by the proxy rules and (iii) whether the stockholder or beneficial owner intends to deliver a proxy statement and/or form of proxy, and/or otherwise solicit proxies from stockholders.

In addition, if the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the annual meeting, a stockholder’s notice will be deemed to be timely received, but only with respect to the nominees for any new positions created by such increase, if it is delivered not later than the close of business on the 10th day following the date of public disclosure of the meeting date.	In addition, if the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the annual meeting, a stockholder’s notice will be deemed to be timely received, but only with respect to the nominees for any new positions created by such increase, if it is delivered not later than the close of business on the 10th day following the date of public disclosure of the meeting date.

For a special meeting, nominations of persons to be elected to the board of directors by or at the direction of the board of directors or a nominating stockholder must be made by notice to the CNX Gas secretary not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the special meeting is made.	For a special meeting, nominations of persons to be elected to the board of directors by or at the direction of the board of directors or a nominating stockholder must be made by notice to the CONSOL secretary not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the special meeting is made.

Notwithstanding the above, CNX Gas’ amended and restated certificate of incorporation states that any such advance notice procedure for the nomination of directors is not applicable to CONSOL until the first date on which they fail to own at least fifty percent (50%) of CNX Gas’ issued and outstanding common stock.

STOCKHOLDERS VOTING AGREEMENT

CNX Gas has no voting agreement or similar arrangement.	CONSOL has no voting agreement or similar arrangement.

OTHER MATTERS
CNX GAS	CONSOL

CALLING SPECIAL MEETINGS OF STOCKHOLDERS

The CNX Gas amended and restated certificate of incorporation provides that prior to the date when CONSOL first fails to beneficially own at least fifty percent (50%) of CNX Gas’ issued and outstanding common stock and subject to the rights of the holders of any series of preferred stock and except as required by law, a special meeting of the stockholders may be called only (i) by the Chairman of the board of directors, (ii) by the board pursuant to a resolution approved by a majority of the entire board or (iii) upon the written request of the holders of a majority of the common stock filed with the secretary of CNX Gas.	The CONSOL fourth amended and restated bylaws provide that subject to the rights of the holders of any series of preferred stock, a special meeting of stockholders may be called only by the Chairman of the Board or by the board of directors pursuant to a resolution adopted by a majority of the entire board.

Following such date, special meetings may be called by the chairman or a resolution adopted by the majority of CNX Gas’ board of directors, but may not be called by holders of CNX Gas common stock.

STOCKHOLDER ACTION BY WRITTEN CONSENT

The CNX Gas amended and restated certificate of incorporation provides that prior to the date when CONSOL first fails to beneficially own at least fifty percent (50%) of CNX Gas’ issued and outstanding common stock any action required or permitted to be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted. Following such date, all stockholder actions must be effected at a duly called annual or special meeting of the stockholders, and may not be effected by written consent.	The CONSOL fourth amended and restated bylaws provide that the board of directors may fix a record date so that CONSOL may determine the stockholders entitled to consent to corporate action in writing without a meeting. If no record date has been fixed by the board of directors within 10 days of receipt of a request, and no prior action by the board of directors is required by applicable law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to CONSOL in the manner prescribed in the bylaws. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received by CONSOL, a written consent or consents signed by a sufficient number of holders to take such action are delivered to CONSOL in the manner prescribed in the bylaws.

BUSINESS COMBINATIONS

The CNX Gas amended and restated certificate of incorporation provides that CNX Gas will not be subject to Section 203 of the Delaware General Corporation Law (relating to Business Combinations with Interested Stockholders). Following such date, Section 203 of the Delaware General Business Corporation Law applies to CNX Gas.	Section 203 of the Delaware General Corporation Law (relating to Business Combinations with Interested Stockholders) applies to CONSOL.

LIMITATION ON LIABILITY OF DIRECTORS CORPORATE OPPORTUNITIES AND CONFLICTS OF INTEREST INVOLVING CONSOL

The CNX Gas amended and restated certificate of incorporation provides that no director shall be liable to CNX Gas or its stockholders for monetary damages for breach of fiduciary duty as a director, unless the exemption or limitation of liability is not permitted	The restated certificate of incorporation of CONSOL provides that a director of CONSOL shall not be personally liable to CONSOL or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the

under Delaware law. Section 102(b)(7) of the Delaware General Corporation Law requires liability (i) for any breach of the director’s duty of loyalty to CONSOL or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived improper personal benefit.	director’s duty of loyalty to CONSOL or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived improper personal benefit.

In addition, the CNX Gas amended and restated certificate of incorporation contains various provisions regarding corporate opportunities, agreements and transactions between CNX Gas and CONSOL, as well as the fiduciary duties of CONSOL and the directors and officers of CNX Gas.

STOCKHOLDERS’ RIGHTS PLAN

CNX Gas has not adopted a stockholders’ rights plan.	CONSOL has adopted a stockholders’ rights plan under which its stockholders have been granted one preferred stock purchase right for each share of common stock held.

The purchase rights are not exercisable initially. However, upon the earlier of (i) ten business days after CONSOL announces that a person has acquired beneficial ownership of 15%, or more of CONSOL’s common stock (the tenth business day after this announcement is referred to as the “flip-in-date”), or (ii) the close of business on such date as may be fixed by the board of directors, which date shall not be more than 65 days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding common stock, each purchase right, other than the purchase rights beneficially owned by the acquiring person, will become exercisable and entitle its holder to purchase from CONSOL that number of shares of CONSOL’s common stock as shall equal the result obtained by multiplying the purchase price by the then number of preferred share fractions for which a right was exercisable and then dividing that product by 50% of the then current market price per common share. Rights beneficially owned by the acquiring person become void.

In addition, CONSOL’s board of directors may, at its option, at any time after a flip-in-date and before the time the acquiring person becomes the owner of more than 50% of the outstanding shares of CONSOL’s stock, elect to exchange all of the outstanding purchase
rights, other than those rights beneficially owned by the
acquiring person, for shares of common stock at an
exchange ratio prescribed in the rights agreement.

CONSOL’s board of directors may at any time before a flip-in-date redeem the rights in whole, but not in part, at a price of $0.01 per right.

The purchase rights may cause substantial dilution to
a person or group that attempts to acquire a
substantial number of shares of CONSOL’s common
stock without approval of CONSOL’s board of
directors. The rights will not interfere with any
merger or other business combination with a third-
party approved by CONSOL’s board of directors,
because the board may, at any time prior to a
flip-in-date, redeem the rights as described above or
amend the rights agreement to render it inapplicable
to a specific transaction.

CERTIFICATE OF INCORPORATION

CNX Gas reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the amended and restated certificate of incorporation, and to add thereto any other provision authorized by Delaware law.

Amendments to CNX Gas’ restated certificate of incorporation are governed by Delaware law. Delaware law generally provides that, to amend a corporation’s certificate of incorporation, the corporation’s board of directors must adopt a resolution setting forth the proposed amendment and declaring its advisability. The amendment then requires the affirmative vote of a majority of all outstanding shares.

Amendments to CONSOL’s restated certificate of incorporation are governed by Delaware law. Delaware law generally provides that, to amend a corporation’s certificate of incorporation, the corporation’s board of directors must adopt a resolution setting forth the proposed amendment and declaring its advisability. The amendment then requires the affirmative vote of a majority of all outstanding shares.

BYLAWS

CNX Gas’ second amended and restated bylaws may be adopted, amended, altered or repealed consistent with law and subject to the provisions of the amended and restated certificate of incorporation, and, once adopted, any bylaw may be altered and repealed: (i) by the affirmative vote of the holders of not less than sixty six and two-thirds (66 2/3%) of the voting power of the capital stock issued and outstanding and entitled to vote thereon; or (ii) by the affirmative vote of a majority of the board of directors; provided, however, that (a) any adoption, amendment, alteration or repeal of the bylaws by action of the board of directors shall require the affirmative vote of a greater number of the directors if so provided by the bylaws.	CONSOL’s fourth amended and restated bylaws may be altered, amended, or repealed at any meeting of the board of directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the board of directors, in a notice given not less than two days prior to the meeting. The board of directors may adopt, amend or repeal any of the bylaws, including bylaws adopted by the stockholders, but the stockholders may from time to time specify provisions of the bylaws that may not be amended or repealed by the board of directors.

WHERE YOU CAN FIND MORE INFORMATION

CONSOL and CNX Gas file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that CONSOL and CNX Gas file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms.

CONSOL and CNX Gas’ SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov, on CONSOL’s website at www.consolenergy.com and CNX Gas’ website at www.cnxgas.com, as applicable. Reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We filed a registration statement on Form S-4 to register with the SEC the CONSOL restricted stock units and common stock we will issue pursuant to the Offer. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-4 (and any amendments to it) in the manner described above.

Incorporation of SEC Filings

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in a later filed document incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that CONSOL and CNX Gas have previously filed with the SEC. These documents contain important information about CONSOL and CNX Gas.

CONSOL incorporated documents:

CONSOL’S 2009 Proxy Statement filed with the SEC on March 23, 2009;

CONSOL’S Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 17, 2009;

CONSOL’S Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on April 27, 2009;

CONSOL’S Current Reports on Form 8-K filed on March 10, 2009, April 6, 2009, May 1, 2009, June 23, 2009 and June 26, 2009; and

The description of CONSOL’S common stock contained in its registration statement on Form 8-A12B filed with the SEC on March 24, 1999 (file no. 001-14901) together with the description of the associated preferred stock purchase rights included in CONSOL’S registration statement on Form 8-A12G filed with the SEC on December 22, 2003.

CNX Gas incorporated documents:

CNX Gas’ 2009 Proxy Statement filed with the SEC on March 23, 2009;

CNX Gas’ Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 17, 2009;

CNX Gas’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on April 27, 2009;

CNX Gas’ Current Reports on Form 8-K filed on May 1, 2009 and June 23, 2009; and

The description of CNX Gas’ common stock contained in its registration statement on Form 8-A12B, filed with the SEC on January 17, 2006 (file no. 001-32723).

All documents filed by CONSOL and CNX Gas pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC: (i) after the date of the filing of the initial registration statement, being March 13, 2009, and prior to the effectiveness of the registration statement and (ii) from the date of this prospectus through the Expiration Date, in each case are also deemed to be incorporated by reference into this prospectus.

All information contained in, or incorporated by reference into, this prospectus relating to CONSOL was provided by CONSOL. While CONSOL has included in this Offer information concerning CNX Gas known to CONSOL, based primarily on filings by CNX Gas with the SEC, due to the nature of CONSOL’s affiliation with CNX Gas, CONSOL has not had complete, unrestricted access to CNX Gas’ books and records. Therefore, there may be material information concerning CNX Gas that is not available to CONSOL. CONSOL has no knowledge that would indicate that statements relating to CNX Gas contained or incorporated by reference in this Offer are inaccurate or incomplete.

Documents incorporated by reference are available from us without charge upon written or oral request of Eligible Holders to us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920. Exhibits to these documents will only be furnished if they are specifically incorporated by reference in this document. If you request any incorporated documents from us, we will email them to you or mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

EXPERTS

The consolidated financial statements of CONSOL Energy Inc. and its subsidiaries at December 31, 2008, and for the year then ended, incorporated by reference in this Prospectus and Registration Statement from CONSOL Energy Inc.’s Current Report (Form 8-K) (including the schedule appearing therein), and the effectiveness of CONSOL Energy Inc.’s internal control over financial reporting as of December 31, 2008, incorporated by reference in this Prospectus and Registration Statement from CONSOL Energy Inc.’s Annual Report (Form 10-K), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing. The consolidated financial statements of CNX Gas Corporation and its subsidiaries and the effectiveness of CNX Gas Corporation’s internal control over financial reporting as of December 31, 2008, incorporated by reference in this Prospectus and Registration Statement from CNX Gas Corporation’s Annual Report (Form 10-K), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of CONSOL Energy Inc. and its subsidiaries at December 31, 2007 and for each of the two years in the period ended December 31, 2007, incorporated in this Registration Statement by reference to CONSOL Energy Inc.’s Current Report on Form 8-K dated June 26, 2009 and the financial statement schedule at December 31, 2007 incorporated in this Registration Statement by reference to CONSOL Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of CNX Gas Corporation and its subsidiaries as of December 31, 2007, and for each of the two years in the period ended December 31, 2007, incorporated in this Registration Statement by reference to CNX Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 has been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The information included in this prospectus relating to the proved reserves of gas and oil (including coal bed methane) of CONSOL as of December 31, 2008, 2007, 2006, 2005 and 2004 and as of March 31, 2005, is derived from reserve reports prepared or reviewed by Schlumberger Data and Consulting Services. The information included in this prospectus relating to the proved reserves of gas and oil (including coal bed methane) of CONSOL as of December 31, 2004, is derived from reserve reports prepared or reviewed by Ralph E. Davis Associates, Inc. This information is included or incorporated by reference in this prospectus in reliance upon these firms as experts in matters contained in the reports.

MISCELLANEOUS

The offer is being made solely by this prospectus and the related Election Form and is being made to holders of all outstanding performance share awards of CNX Gas who currently serve as an employee, officer or director of CNX Gas or CONSOL, or one of their respective subsidiaries. We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of securities pursuant thereto, we will make a good faith effort to comply with any such state statute. If, after making a good faith effort, we cannot comply with that state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Incentive Awards in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

No person has been authorized to give any information or make any representation on behalf of CONSOL not contained in this prospectus or in the Election Form, and if given or made, such information or representation must not be relied upon as having been authorized.

For additional information or assistance, you should contact us by email at exchangeoffer@consolenergy.com or by facsimile to “Exchange Offer Administrator” at 724-485-4920.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

CONSOL Energy’s By-laws also provide that any present director, officer, employee or agent of CONSOL Energy shall be indemnified by CONSOL Energy as of right to the full extent permitted by the Delaware General Corporation Law against any liability, cost or expense asserted against and incurred by such person by reason of his serving in such capacity. This right to indemnification included the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition. In addition, CONSOL has provided in its Restated Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law. CONSOL maintains policies of directors’ and officers’ liability insurance which insures its directors against the cost of defense, settlement or payment of a judgment under certain circumstances.

CONSOL has also entered into agreements that provide for the indemnification by CONSOL of its directors, their executors, administrators or assigns for damages and expenses in connection with a threatened, pending or completed claim, action, or proceeding, whether brought by or in the right of CONSOL or by a third party or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the director may be or may have been involved as a party or otherwise, by reason of the fact that the director is or was a director or officer of CONSOL, by reason of any actual or alleged error or misstatement or misleading statement or omission made or suffered by the director, by reason of any action taken by or any inaction on the part of the director while acting as such director or officer, or by reason of the fact that the director was serving at the request of CONSOL as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that a director acted in good faith and in a manner, which the director reasonably believed to be in or not opposed to the best interests of CONSOL, and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

The following documents are exhibits to the Registration Statement:

ITEM 21.	EXHIBITS

3.1	Restated Certificate of Incorporation of CONSOL Energy Inc. incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 8, 2006.
3.2	Fourth Amended and Restated Bylaws incorporated by reference to Exhibit 3.2 to Form 8-K filed on June 23, 2009.
4.1	Indenture, dated March 7, 2002, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.1 to Form 10-K for the transition period of July 31, 2001 to December 31, 2001 (file number 001-14901), filed on March 29, 2002 (“Form 10-K”).

4.2	Supplemental Indenture No. 1, dated March 7, 2002, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.2 to Form 10-K for the transition period of July 31, 2001 to December 31, 2001 (file number 001-14901), filed on March 29, 2002.
4.3	Rights Agreement, dated as of December 22, 2003, between CONSOL Energy Inc., and Equiserve Trust Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4 to Form 8-K filed, on December 22, 2003.
4.4	Supplemental Indenture No. 2, dated as of September 30, 2003, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.2 to Form 10-Q for the quarter ended November 30, 2003, filed on November 19, 2003.
4.5	Supplemental Indenture No. 3 dated as of April 15, 2005, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.4 to Form 10-Q for the quarter ended June 30, 2005, filed on August 3, 2005.
4.6	Supplemental Indenture No. 4 dated as of August 8, 2005, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 10.78 to the Form 8-K filed on August 12, 2005.
4.7	Supplemental Indenture No. 5 dated as of October 21, 2005, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Form S-1 for CNX Gas Corporation, filed on October 27, 2005.
4.8	Supplemental Indenture No. 6 dated as of August 2, 2006, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.8 to Form 10-Q for the quarter ended September 30, 2006, filed on November 2, 2006.
4.9	Supplemental Indenture No. 7 dated as of March 12, 2007, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.9 to Form 10-Q for the quarter ended September 31, 2007, filed on April 30, 2007.
4.10	Supplemental Indenture No. 8 dated as of May 7, 2007, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.10 to Form 10-Q for the quarter ended June 30, 2007, filed on August 1, 2007.
4.11	Supplemental Indenture No. 9 dated as of September 6, 2007, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 10.1 to Form 8-K filed August 24, 2007.
4.12	Supplemental Indenture No. 10 dated as of November 12, 2007, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee incorporated by reference to Exhibit 4.12 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.
4.13	Supplemental Indenture No. 11 dated as of June 3, 2008, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee incorporated by reference to Exhibit 4.13 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.

4.14	Supplemental Indenture No. 12 dated as of July 28, 2008, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee incorporated by reference to Exhibit 4.14 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
5.1	Opinion of P. Jerome Richey, Esq.
10.1	Purchase and Sale Agreement, dated as of April 30, 2003, by and among CONSOL Energy Inc., CONSOL Sales Company, CONSOL of Kentucky Inc., CONSOL Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company, CNX Gas Company LLC, CNX Marine Terminals Inc. and CNX Funding Corporation, incorporated by reference to Exhibit 10.30 to Form 10-Q for the quarter ended June 30, 2003 filed on August 13, 2003.
10.2	Form of Director Indemnification Agreement for all existing members of the Board of Directors (and which Agreement will also be used for any future members of the Board of Directors), incorporated by reference to Exhibit 10.40 to Form 10-Q for the quarter ended September 30, 2003 filed in November 19, 2003.
10.3	Change in Control Severance Agreement, dated December 2, 2008, by and between CONSOL Energy Inc. and J. Brett Harvey, incorporated by reference to Exhibit 10.3 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.4	Change in Control Severance Agreement, dated December 2, 2008, by and between CONSOL Energy Inc. and William J. Lyons, incorporated by reference to Exhibit 10.4 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.5	Change in Control Severance Agreement, dated December 2, 2008, by and between CONSOL Energy Inc. and Peter B. Lilly, incorporated by reference to Exhibit 10.5 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.6	Change in Control Severance Agreement, dated December 2, 2008, by and between CONSOL Energy Inc. and P. Jerome Richey, incorporated by reference to Exhibit 10.6 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.7	Change in Control Severance Agreement, dated December 30, 2008, by and between CNX Gas Corporation, CONSOL Energy Inc. and Nicholas J. DeIuliis, incorporated by reference to Exhibit 10.7 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.8	Change in Control Severance Agreement, dated December 2, 2008, by and between CONSOL Energy Inc. and Robert Pusateri, incorporated by reference to Exhibit 10.8 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.9	Non-Employee Director Option Grant Notice, as amended, incorporated by reference to Exhibit 10.84 to the Form 8-K for the event dated October 18, 2005 filed on October 24, 2005.
10.10	Chairman’s Agreement (as Amended and Restated), incorporated by reference to Exhibit 10.1 to Form 10-Q for the quarter ending June 30, 2008, filed on August 5, 2008.
10.11	Form of Director Deferred Stock Unit Grant Agreement, incorporated by reference to Exhibit 10.95 to the Form 8-K filed on May 8, 2006.
10.12	Agreement, dated February 14, 2005, between CONSOL Energy Inc., and P. Jerome Richey incorporated by reference to Exhibit 10.58 to Form 8-K filed on March 4, 2005.

10.13	Addendum to Executive Officer term sheet with P. Jerome Richey dated December 18, 2008, incorporated by reference to Exhibit 10.12 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.14	Equity Incentive Plan, As Amended and Restated on April 28, 2009, incorporated by reference to Appendix A to the Proxy Statement filed on March 23, 2009.
10.15	Employment Agreement, dated December 2, 2008, between CONSOL Energy Inc. and J. Brett Harvey, incorporated by reference to Exhibit 10.14 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.16	Master Separation Agreement, by and among CONSOL Energy Inc., CNX Gas Corporation and each of their respective subsidiaries, dated as of August 1, 2005, incorporated by reference to Exhibit 10.69 to the Form 8-K filed on August 12, 2005.
10.17	Master Cooperation and Safety Agreement, by and among CONSOL Energy Inc., CNX Gas Corporation and each of their respective subsidiaries, dated as of August 1, 2005, incorporated by reference to Exhibit 10.70 to the Form 8-K filed on August 12, 2005.
10.18	Services Agreement, by and among CONSOL Energy Inc., CNX Gas Corporation, and the subsidiaries of CNX Gas Corporation, dated as of August 1, 2005, incorporated by reference to Exhibit 10.71 to the Form 8-K filed on August 12, 2005.
10.19	Tax Sharing Agreement, by and between CONSOL Energy Inc. and CNX Gas Corporation, dated as of August 1, 2005, incorporated by reference to Exhibit 10.72 to the Form 8-K filed on August 12, 2005.
10.20	Intercompany Revolving Credit Agreement, by and between CONSOL Energy Inc. and CNX Gas Corporation, dated as of August 1, 2005, incorporated by reference to Exhibit 10.73 to the Form 8-K filed on August 12, 2005.
10.21	Master Lease dated August 1, 2005 by and between CONSOL Energy Inc. and certain of its subsidiaries and CNX Gas Company LLC, incorporated by reference to Exhibit 10.74 to the Form 8-K filed on August 12, 2005.
10.22	Originator Release by and among CONSOL Energy Inc., certain of its subsidiaries and certain banking parties dated as of August 8, 2005, incorporated by reference to Exhibit 10.77 to the Form 8-K filed on August 12, 2005.
10.23	Summary of Employment Terms of Nicholas J. DeIuliis, incorporated by reference to Exhibit 10.80 to the Form 8-K filed on August 19, 2005.
10.24	Credit Agreement, by and among CNX Gas Corporation, the lender parties thereto, and PNC Bank National Association and Citibank, N.A., as agents, dated as of October 7, 2005, incorporated by reference to Exhibit 10.82 to the Form 8-K filed on October 13, 2005.
10.25	Agreement, dated October 2, 2002 between CONSOL Energy Inc. and Peter B. Lilly, incorporated by reference to Exhibit 10.89 to Form 10-K for the year ended December 31, 2005 (file no. 001-14901) filed on March 15, 2006.

10.26	Form of Non-Qualified Stock Option Award Agreement for Employees (prior to February 19, 2008) incorporated by reference to Exhibit 10.91 to the Form 8-K filed on February 24, 2006.
10.27	Form of Non-Qualified Stock Option Award Agreement for Employees (February 19, 2008 through February 16, 2009), incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-4 (file no. 333-149442) filed on February 28, 2008.
10.28	Form of Non-Qualified Stock Option Award Agreement for Employees (February 17, 2009 and after).
10.29	Form of Restricted Stock Unit Award Agreement for Employees (prior to February 19, 2008) incorporated by reference to Exhibit 10.92 to the Form 8-K filed on February 24, 2006.
10.30	Form of Restricted Stock Unit Award Agreement for Employees (February 19, 2008 through February 16, 2009), incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-4 (file no. 333-149442) filed on February 28, 2008.
10.31	Form of Restricted Stock Unit Award Agreement for Employees (February 17, 2009 and after).
10.32	Form of Restricted Stock Unit Award Agreement for Directors (prior to February 19, 2008) incorporated by reference to Exhibit 10.93 to the Form 8-K filed on February 24, 2006.
10.33	Form of Restricted Stock Unit Award Agreement for Directors (February 19, 2008 and after), incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-4 (file no. 333-149442) filed on February 28, 2008.
10.34	Amended and Restated Retirement Restoration Plan of CONSOL Energy Inc. incorporated by reference to Exhibit 10.30 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.35	First Amendment to Purchase and Sale Agreement dated as of April 30, 2007, entered into among CONSOL Energy Inc., CONSOL Energy Sales Company, CONSOL of Kentucky Inc., CONSOL Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company and CNX Marine Terminals Inc., each an “Originator” and CNX Funding Corporation incorporated by reference to Exhibit 10.31 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.
10.36	Second Amendment to Purchase and Sale Agreement dated as of November 16, 2007, entered into among CONSOL Energy Inc. (“CONSOL Energy”), CONSOL Energy Sales Company, CONSOL of Kentucky Inc., Consol Pennsylvania Coal Company LLC, Consolidation Coal Company, Island Creek Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company and CNX Marine Terminals Inc. (each an “Existing Originator”) and collectively the “Existing Originators”), Fola coal Company, L.L.C., Little Eagle Coal Company, L.L.C., Mon River Towing, Inc., Terry Eagle Coal Company, L.L.C., Tri-River Fleeting Harbor Service, Inc., and Twin Rivers Towing Company (each, a “New Originator” and collectively the “New Originators”; the Existing Originators and the New Originators, each an “Originator” and collectively, the “Originators”), Windsor Coal Company (the “Released Originator”) and CNX Funding Corporation incorporated by reference to Exhibit 10.32 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.

10.37	Amended and Restated Receivable Purchase Agreement, dated as of April 30, 2007, by and among CNX Funding Corporation, CONSOL Energy Inc., CONSOL Energy Sales Company, CONSOL of Kentucky Inc., CONSOL Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company, CNX Marine Terminals Inc., Market Street Funding LLC, Liberty Street Funding LLC, PNC Bank, National Association, and the Bank of Nova Scotia incorporated by reference to Exhibit 10.33 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.
10.38	First Amendment to Amended and Restated Receivables Purchase Agreement (this “Amendment”), dated as of May 9, 2007, entered into among CNX Funding Corporation, CONSOL Energy Inc., as the initial Servicer, the Conduit Purchasers listed on the signature pages of the Amendment, the Purchaser Agents listed on the signature pages of the Amendment, the LC Participants listed on the signature pages of the Amendment and PNC Bank, National Association, as Administrator and as LC Bank incorporated by reference to Exhibit 10.34 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.
10.39	Second Amendment to Amended and Restated Receivables Purchase Agreement (this “Amendment”), dated as of July 27, 2007, entered into among CNX Funding Corporation, CONSOL Energy Inc., as the initial Servicer (in such capacity, the “Servicer”), the Conduit Purchasers listed on the signature pages of the Amendment, the Purchaser Agents listed on the signature pages of the Amendment, the LC Participants listed on the signature pages of the Amendment and PNC Bank, National Association, as Administrator and as LC Bank incorporated by reference to Exhibit 10.35 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.
10.40	Third Amendment to Amended and Restated Receivables Purchase Agreement (this “Amendment”), dated as of November 16, 2007, entered into among CNX Funding Corporation, CONSOL Energy Inc., as the initial Servicer, the various new sub-servicers listed on the signature pages of the Amendment, the Conduit Purchasers listed on the signature pages of the Amendment, the Purchaser Agents listed on the signature pages of the Amendment, the LC Participants listed on the signature pages hereto and PNC Bank, National Association, as Administrator and as LC Bank incorporated by reference to Exhibit 10.36 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.41	Amended and Restated Credit Agreement, dated as of June 27, 2007 by and among CONSOL Energy Inc., the Guarantors (as defined therein), the Lenders (as defined therein), The Bank of Nova Scotia, Bank of America, N.A., and Union Bank of California, N.A., each in its capacity as a co-syndication agent, and PNC Bank, National Association and Citicorp North America, Inc., in their capacity as co- administrative agents for the Lenders under the Agreement, incorporated by reference to Exhibit 10.1 to Form 8-K filed on July 3, 2007.
10.42	Amended and Restated Collateral Trust Agreement (“Agreement”) dated as of June 27, 2007, by and among CONSOL Energy Inc., (the “Borrower”), certain subsidiaries of the Borrower which have joined the Agreement, Wilmington Trust Company, not in its individual capacity but solely as corporate trustee, and David A. Vanaskey, not in his individual capacity but solely as individual trustee, as trustees for the Secured Parties incorporated by reference to Exhibit 10.38 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.43	Continuing Agreement of Guaranty and Suretyship (“Guaranty”), dated as of June 30, 2004, jointly and severally given by each of the undersigned thereto and each of the other Persons which become Guarantors thereunder from time to time (each a “Guarantor” and collectively the “Guarantors”) in favor of PNC Bank, National Association, as paying agent for the Lenders (the “Paying Agent”), in connection with that certain Credit Agreement as defined therein incorporated by reference to Exhibit 10.39 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.

10.44	Amended and Restated Pledge Agreement, dated as of June 27,2007 made and entered into by each of the pledgors listed on the signature pages thereto and each of the other persons and entities that become bound thereby from time to time by joinder, assumption, or otherwise, and Wilmington Trust Company, not in its individual capacity but solely as collateral trustee for the equal and ratable benefit of the Secured Parties (as defined therein) pursuant to the Collateral Trust Agreement incorporated by reference to Exhibit 10.40 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.45	Amended and Restated Security Agreement dated as of June 27, 2007, entered into by and between CONSOL Energy Inc., and each of the other parties listed on the signature pages thereto and each of the other persons and entities that become bound thereby from time to time by joinder, assumption or otherwise, and Wilmington Trust Company, not in its individual capacity but solely as the collateral trustee for the equal and ratable benefit of the Secured Parties pursuant to the Collateral Trust Agreement incorporated by reference to Exhibit 10.41 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.46	2008 STIC Plan incorporated by reference to Exhibit 10.5 to Form 10-Q for the quarter ending March 31, 2008 filed on April 20, 2008.
10.47	Amended and Restated Long-Term Incentive Program (2007-09) incorporated by reference to Exhibit 10.43 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.48	Time Sharing Agreement, dated as of May 1, 2007, by and between CONSOL Energy Inc. and J. Brett Harvey, incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 7, 2007.
10.49	Letter Agreement, effective as of July 25, 2007, by and between CONSOL Energy Inc. and Ronald E. Smith, incorporated by reference to Exhibit 10.1 to Form 8-K filed on July 31, 2007.
10.50	Letter Agreement, dated August 24, 2007, by and between CONSOL Energy Inc. and Nicholas J. DeIuliis, incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 24, 2007.
10.51	Agreement, dated September 12, 2007, by and between CONSOL Energy Inc. and Bart Hyita, regarding CONSOL Energy Inc. Supplemental Retirement Plan, incorporated by reference to Exhibit 10.112 of Form 10-Q for the quarter ended September 30, 2007 filed on November 1, 2007.
10.52	Summary of Non-Employee Director Compensation, incorporated by reference to Exhibit 10.111 of Form 10-Q for the quarter ended September 30, 2007 filed on November 1, 2007.
10.53	Directors Deferred Fee Plan (2004 Plan) incorporated by reference to Exhibit 10.3 to Form 10-Q for the quarter ending March 31, 2008, filed on April 20, 2008.
10.54	Hypothetical Investment Election Form Relating to Directors’ Deferred Fee Plan incorporated by reference to Exhibit 10.50 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.55	Directors Deferred Compensation Plan (1999 Plan), incorporated by reference to Exhibit 10.1 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
10.56	Hypothetical Investment election Form Relating to Directors’ Deferred Compensation Plan incorporated by reference to Exhibit 10.53 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.

10.57	Amended and Restated Supplemental Retirement Plan of CONSOL Energy Inc. effective January 1, 2007 incorporated by reference to Exhibit 10.54 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.58	Trust Agreement (Amended and Restated on March 20, 2008) (1999 Directors Deferred Compensation Plan), incorporated by reference to Exhibit 10.2 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
10.59	Trust Agreement (Amended and Restated on March 20, 2008) (2004 Directors Deferred Fee Plan), incorporated by reference to Exhibit 10.4 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
10.60	Long-Term Incentive Program (2008-2010), incorporated by reference to Exhibit 10.6 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
10.61	Executive Annual Incentive Plan, incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 1, 2008.
10.62	Amendment No. 1 to The Master Cooperation and Safety Agreement, incorporated by reference to Exhibit 10.1 to Form 8-K filed on June 2, 2008.
10.63	First Amendment to Credit Agreement, incorporated by reference to Exhibit 10.59 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.64	Letter Agreement between Peter B. Lilly and CONSOL Energy Inc., effective as of March 10, 2009, incorporated by reference to Exhibit 10.1 to Form 8-K filed on March 10, 2009.
10.65	Long-Term Incentive Program (2009-2011), incorporated by reference to Exhibit 10.1 to Form 10-Q for the quarter ending March 31, 2009, filed on April 27, 2009.
10.66	Election Form to Exchange CNX Gas Restricted Stock Units into CONSOL Energy Inc. Restricted Stock Units, incorporated by reference to Exhibit 10.2 to Form 10-Q for the quarter ending March 31, 2009, filed on April 27, 2009.
10.67	Restricted Stock Unit Award Agreement related to exchange of CNX Gas Restricted Stock Units for CONSOL Restricted Stock Units, incorporated by reference to Exhibit 10.3 to Form 10-Q for the quarter ending March 31, 2009, filed on April 27, 2009.
14.1	Code of Employee Business Conduct and Ethics, as amended, incorporated by reference to Exhibit 14.1 to Form 8-K filed on December 5, 2008.
21.1	Subsidiaries of CONSOL Energy Inc., incorporated by reference to Exhibit 21 to Form 10-K for the year ended December 31, 2008, filed on February 17, 2009.
23.1	Consent of Ernst & Young, LLP (CONSOL)
23.2	Consent of PricewaterhouseCoopers LLP (CONSOL)
23.3	Consent of Ernst & Young, LLP (CNX Gas)
23.4	Consent of PricewaterhouseCoopers LLP (CNX Gas)
23.5*	Consent of Ralph E. Davis Associates, Inc.
23.6*	Consent of Schlumberger Data and Consulting Services.
24.1	Power of Attorney (included in signature pages).
99.1	Form of Election and Restricted Stock Unit Award Agreement

*	previously filed

ITEM 22. UNDERTAKINGS

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on June 26, 2009.

CONSOL ENERGY INC.

By:	/S/ J. BRETT HARVEY
J. Brett Harvey
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of June 26, 2009 by the following persons in the capacities indicated:

Signature	Title

* John L. Whitmire	Chairman of the Board

/S/ J. BRETT HARVEY J. Brett Harvey	President and Chief Executive Officer and Director (Principal Executive Officer)

* William J. Lyons	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)

* Patricia A. Hammick	Director

* James E. Altmeyer, Sr.	Director

* Philip W. Baxter	Director

* William E. Davis	Director

* William P. Powell	Director

* Joseph T. Williams	Director

* Raj K. Gupta	Director

* David C. Hardesty	Director

* John T. Mills	Director

*	/S/ P. JEROME RICHEY P. Jerome Richey, Attorney-in-fact

INDEX TO EXHIBITS

3.1	Restated Certificate of Incorporation of CONSOL Energy Inc. incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 8, 2006.
3.2	Fourth Amended and Restated Bylaws incorporated by reference to Exhibit 3.2 to Form 8-K filed on June 23, 2009.
4.1	Indenture, dated March 7, 2002, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.1 to Form 10-K for the transition period of July 31, 2001 to December 31, 2001 (file number 001-14901), filed on March 29, 2002 (“Form 10-K”).
4.2	Supplemental Indenture No. 1, dated March 7, 2002, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.2 to Form 10-K for the transition period of July 31, 2001 to December 31, 2001 (file number 001-14901), filed on March 29, 2002.
4.3	Rights Agreement, dated as of December 22, 2003, between CONSOL Energy Inc., and Equiserve Trust Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4 to Form 8-K filed, on December 22, 2003.
4.4	Supplemental Indenture No. 2, dated as of September 30, 2003, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.2 to Form 10-Q for the quarter ended November 30, 2003, filed on November 19, 2003.
4.5	Supplemental Indenture No. 3 dated as of April 15, 2005, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.4 to Form 10-Q for the quarter ended June 30, 2005, filed on August 3, 2005.
4.6	Supplemental Indenture No. 4 dated as of August 8, 2005, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 10.78 to the Form 8-K filed on August 12, 2005.
4.7	Supplemental Indenture No. 5 dated as of October 21, 2005, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Form S-1 for CNX Gas Corporation, filed on October 27, 2005.
4.8	Supplemental Indenture No. 6 dated as of August 2, 2006, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.8 to Form 10-Q for the quarter ended September 30, 2006, filed on November 2, 2006.
4.9	Supplemental Indenture No. 7 dated as of March 12, 2007, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.9 to Form 10-Q for the quarter ended September 31, 2007, filed on April 30, 2007.
4.10	Supplemental Indenture No. 8 dated as of May 7, 2007, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 4.10 to Form 10-Q for the quarter ended June 30, 2007, filed on August 1, 2007.

4.11	Supplemental Indenture No. 9 dated as of September 6, 2007, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, incorporated by reference to Exhibit 10.1 to Form 8-K filed August 24, 2007.
4.12	Supplemental Indenture No. 10 dated as of November 12, 2007, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee incorporated by reference to Exhibit 4.12 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.
4.13	Supplemental Indenture No. 11 dated as of June 3, 2008, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee incorporated by reference to Exhibit 4.13 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
4.14	Supplemental Indenture No. 12 dated as of July 28, 2008, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee incorporated by reference to Exhibit 4.14 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
5.1	Opinion of P. Jerome Richey, Esq.
10.1	Purchase and Sale Agreement, dated as of April 30, 2003, by and among CONSOL Energy Inc., CONSOL Sales Company, CONSOL of Kentucky Inc., CONSOL Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company, CNX Gas Company LLC, CNX Marine Terminals Inc. and CNX Funding Corporation, incorporated by reference to Exhibit 10.30 to Form 10-Q for the quarter ended June 30, 2003 filed on August 13, 2003.
10.2	Form of Director Indemnification Agreement for all existing members of the Board of Directors (and which Agreement will also be used for any future members of the Board of Directors), incorporated by reference to Exhibit 10.40 to Form 10-Q for the quarter ended September 30, 2003 filed in November 19, 2003.
10.3	Change in Control Severance Agreement, dated December 2, 2008, by and between CONSOL Energy Inc. and J. Brett Harvey, incorporated by reference to Exhibit 10.3 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.4	Change in Control Severance Agreement, dated December 2, 2008, by and between CONSOL Energy Inc. and William J. Lyons, incorporated by reference to Exhibit 10.4 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.5	Change in Control Severance Agreement, dated December 2, 2008, by and between CONSOL Energy Inc. and Peter B. Lilly, incorporated by reference to Exhibit 10.5 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.6	Change in Control Severance Agreement, dated December 2, 2008, by and between CONSOL Energy Inc. and P. Jerome Richey, incorporated by reference to Exhibit 10.6 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.7	Change in Control Severance Agreement, dated December 30, 2008, by and between CNX Gas Corporation, CONSOL Energy Inc. and Nicholas J. DeIuliis, incorporated by reference to Exhibit 10.7 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.8	Change in Control Severance Agreement, dated December 2, 2008, by and between CONSOL Energy Inc. and Robert Pusateri, incorporated by reference to Exhibit 10.8 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.

10.9	Non-Employee Director Option Grant Notice, as amended, incorporated by reference to Exhibit 10.84 to the Form 8-K for the event dated October 18, 2005 filed on October 24, 2005.
10.10	Chairman’s Agreement (as Amended and Restated), incorporated by reference to Exhibit 10.1 to Form 10-Q for the quarter ending June 30, 2008, filed on August 5, 2008.
10.11	Form of Director Deferred Stock Unit Grant Agreement, incorporated by reference to Exhibit 10.95 to the Form 8-K filed on May 8, 2006.
10.12	Agreement, dated February 14, 2005, between CONSOL Energy Inc., and P. Jerome Richey incorporated by reference to Exhibit 10.58 to Form 8-K filed on March 4, 2005.
10.13	Addendum to Executive Officer term sheet with P. Jerome Richey dated December 18, 2008, incorporated by reference to Exhibit 10.12 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.14	Equity Incentive Plan, As Amended and Restated on April 28, 2009, incorporated by reference to Appendix A to the Proxy Statement filed on March 23, 2008.
10.15	Employment Agreement, dated December 2, 2008, between CONSOL Energy Inc. and J. Brett Harvey, incorporated by reference to Exhibit 10.14 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.16	Master Separation Agreement, by and among CONSOL Energy Inc., CNX Gas Corporation and each of their respective subsidiaries, dated as of August 1, 2005, incorporated by reference to Exhibit 10.69 to the Form 8-K filed on August 12, 2005.
10.17	Master Cooperation and Safety Agreement, by and among CONSOL Energy Inc., CNX Gas Corporation and each of their respective subsidiaries, dated as of August 1, 2005, incorporated by reference to Exhibit 10.70 to the Form 8-K filed on August 12, 2005.
10.18	Services Agreement, by and among CONSOL Energy Inc., CNX Gas Corporation, and the subsidiaries of CNX Gas Corporation, dated as of August 1, 2005, incorporated by reference to Exhibit 10.71 to the Form 8-K filed on August 12, 2005.
10.19	Tax Sharing Agreement, by and between CONSOL Energy Inc. and CNX Gas Corporation, dated as of August 1, 2005, incorporated by reference to Exhibit 10.72 to the Form 8-K filed on August 12, 2005.
10.20	Intercompany Revolving Credit Agreement, by and between CONSOL Energy Inc. and CNX Gas Corporation, dated as of August 1, 2005, incorporated by reference to Exhibit 10.73 to the Form 8-K filed on August 12, 2005.
10.21	Master Lease dated August 1, 2005 by and between CONSOL Energy Inc. and certain of its subsidiaries and CNX Gas Company LLC, incorporated by reference to Exhibit 10.74 to the Form 8-K filed on August 12, 2005.
10.22	Originator Release by and among CONSOL Energy Inc., certain of its subsidiaries and certain banking parties dated as of August 8, 2005, incorporated by reference to Exhibit 10.77 to the Form 8-K filed on August 12, 2005.
10.23	Summary of Employment Terms of Nicholas J. DeIuliis, incorporated by reference to Exhibit 10.80 to the Form 8-K filed on August 19, 2005.
10.24	Credit Agreement, by and among CNX Gas Corporation, the lender parties thereto, and PNC Bank National Association and Citibank, N.A., as agents, dated as of October 7, 2005, incorporated by reference to Exhibit 10.82 to the Form 8-K filed on October 13, 2005.

10.25	Agreement, dated October 2, 2002 between CONSOL Energy Inc. and Peter B. Lilly, incorporated by reference to Exhibit 10.89 to Form 10-K for the year ended December 31, 2005 (file no. 001-14901) filed on March 15, 2006.
10.26	Form of Non-Qualified Stock Option Award Agreement for Employees (prior to February 19, 2008) incorporated by reference to Exhibit 10.91 to the Form 8-K filed on February 24, 2006.
10.27	Form of Non-Qualified Stock Option Award Agreement for Employees (February 19, 2008 through February 16, 2009), incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-4 (file no. 333-149442) filed on February 28, 2008.
10.28	Form of Non-Qualified Stock Option Award Agreement for Employees (February 17, 2009 and after).
10.29	Form of Restricted Stock Unit Award Agreement for Employees (prior to February 19, 2008) incorporated by reference to Exhibit 10.92 to the Form 8-K filed on February 24, 2006.
10.30	Form of Restricted Stock Unit Award Agreement for Employees (February 19, 2008 through February 16, 2009), incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-4 (file no. 333-149442) filed on February 28, 2008.
10.31	Form of Restricted Stock Unit Award Agreement for Employees (February 17, 2009 and after).
10.32	Form of Restricted Stock Unit Award Agreement for Directors (prior to February 19, 2008) incorporated by reference to Exhibit 10.93 to the Form 8-K filed on February 24, 2006.
10.33	Form of Restricted Stock Unit Award Agreement for Directors (February 19, 2008 and after), incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-4 (file no. 333-149442) filed on February 28, 2008.
10.34	Amended and Restated Retirement Restoration Plan of CONSOL Energy Inc. incorporated by reference to Exhibit 10.30 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.35	First Amendment to Purchase and Sale Agreement dated as of April 30, 2007, entered into among CONSOL Energy Inc., CONSOL Energy Sales Company, CONSOL of Kentucky Inc., CONSOL Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company and CNX Marine Terminals Inc., each an “Originator” and CNX Funding Corporation incorporated by reference to Exhibit 10.31 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.
10.36	Second Amendment to Purchase and Sale Agreement dated as of November 16, 2007, entered into among CONSOL Energy Inc. (“CONSOL Energy”), CONSOL Energy Sales Company, CONSOL of Kentucky Inc., Consol Pennsylvania Coal Company LLC, Consolidation Coal Company, Island Creek Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company and CNX Marine Terminals Inc. (each an “Existing Originator”) and collectively the “Existing Originators”), Fola coal Company, L.L.C., Little Eagle Coal Company, L.L.C., Mon River Towing, Inc., Terry Eagle Coal Company, L.L.C., Tri-River Fleeting Harbor Service, Inc., and Twin Rivers Towing Company (each, a “New Originator” and collectively the “New Originators”; the Existing Originators and the New Originators, each an “Originator” and collectively, the “Originators”), Windsor Coal Company (the “Released Originator”) and CNX Funding Corporation incorporated by reference to Exhibit 10.32 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.

10.37	Amended and Restated Receivable Purchase Agreement, dated as of April 30, 2007, by and among CNX Funding Corporation, CONSOL Energy Inc., CONSOL Energy Sales Company, CONSOL of Kentucky Inc., CONSOL Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company, CNX Marine Terminals Inc., Market Street Funding LLC, Liberty Street Funding LLC, PNC Bank, National Association, and the Bank of Nova Scotia incorporated by reference to Exhibit 10.33 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.
10.38	First Amendment to Amended and Restated Receivables Purchase Agreement (this “Amendment”), dated as of May 9, 2007, entered into among CNX Funding Corporation, CONSOL Energy Inc., as the initial Servicer, the Conduit Purchasers listed on the signature pages of the Amendment, the Purchaser Agents listed on the signature pages of the Amendment, the LC Participants listed on the signature pages of the Amendment and PNC Bank, National Association, as Administrator and as LC Bank incorporated by reference to Exhibit 10.34 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.
10.39	Second Amendment to Amended and Restated Receivables Purchase Agreement (this “Amendment”), dated as of July 27, 2007, entered into among CNX Funding Corporation, CONSOL Energy Inc., as the initial Servicer (in such capacity, the “Servicer”), the Conduit Purchasers listed on the signature pages of the Amendment, the Purchaser Agents listed on the signature pages of the Amendment, the LC Participants listed on the signature pages of the Amendment and PNC Bank, National Association, as Administrator and as LC Bank incorporated by reference to Exhibit 10.35 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901), filed on February 19, 2008.
10.40	Third Amendment to Amended and Restated Receivables Purchase Agreement (this “Amendment”), dated as of November 16, 2007, entered into among CNX Funding Corporation, CONSOL Energy Inc., as the initial Servicer, the various new sub-servicers listed on the signature pages of the Amendment, the Conduit Purchasers listed on the signature pages of the Amendment, the Purchaser Agents listed on the signature pages of the Amendment, the LC Participants listed on the signature pages hereto and PNC Bank, National Association, as Administrator and as LC Bank incorporated by reference to Exhibit 10.36 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.41	Amended and Restated Credit Agreement, dated as of June 27, 2007 by and among CONSOL Energy Inc., the Guarantors (as defined therein), the Lenders (as defined therein), The Bank of Nova Scotia, Bank of America, N.A., and Union Bank of California, N.A., each in its capacity as a co-syndication agent, and PNC Bank, National Association and Citicorp North America, Inc., in their capacity as co- administrative agents for the Lenders under the Agreement, incorporated by reference to Exhibit 10.1 to Form 8-K filed on July 3, 2007.
10.42	Amended and Restated Collateral Trust Agreement (“Agreement”) dated as of June 27, 2007, by and among CONSOL Energy Inc., (the “Borrower”), certain subsidiaries of the Borrower which have joined the Agreement, Wilmington Trust Company, not in its individual capacity but solely as corporate trustee, and David A. Vanaskey, not in his individual capacity but solely as individual trustee, as trustees for the Secured Parties incorporated by reference to Exhibit 10.38 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.43	Continuing Agreement of Guaranty and Suretyship (“Guaranty”), dated as of June 30, 2004, jointly and severally given by each of the undersigned thereto and each of the other Persons which become Guarantors thereunder from time to time (each a “Guarantor” and collectively the “Guarantors”) in favor of PNC Bank, National Association, as paying agent for the Lenders (the “Paying Agent”), in connection with that certain Credit Agreement as defined therein incorporated by reference to Exhibit 10.39 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.

10.44	Amended and Restated Pledge Agreement, dated as of June 27,2007 made and entered into by each of the pledgors listed on the signature pages thereto and each of the other persons and entities that become bound thereby from time to time by joinder, assumption, or otherwise, and Wilmington Trust Company, not in its individual capacity but solely as collateral trustee for the equal and ratable benefit of the Secured Parties (as defined therein) pursuant to the Collateral Trust Agreement incorporated by reference to Exhibit 10.40 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.45	Amended and Restated Security Agreement dated as of June 27, 2007, entered into by and between CONSOL Energy Inc., and each of the other parties listed on the signature pages thereto and each of the other persons and entities that become bound thereby from time to time by joinder, assumption or otherwise, and Wilmington Trust Company, not in its individual capacity but solely as the collateral trustee for the equal and ratable benefit of the Secured Parties pursuant to the Collateral Trust Agreement incorporated by reference to Exhibit 10.41 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.46	2008 STIC Plan incorporated by reference to Exhibit 10.5 to Form 10-Q for the quarter ending March 31, 2008 filed on April 20, 2008.
10.47	Amended and Restated Long-Term Incentive Program (2007-09) incorporated by reference to Exhibit 10.43 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.48	Time Sharing Agreement, dated as of May 1, 2007, by and between CONSOL Energy Inc. and J. Brett Harvey, incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 7, 2007.
10.49	Letter Agreement, effective as of July 25, 2007, by and between CONSOL Energy Inc. and Ronald E. Smith, incorporated by reference to Exhibit 10.1 to Form 8-K filed on July 31, 2007.
10.50	Letter Agreement, dated August 24, 2007, by and between CONSOL Energy Inc. and Nicholas J. DeIuliis, incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 24, 2007.
10.51	Agreement, dated September 12, 2007, by and between CONSOL Energy Inc. and Bart Hyita, regarding CONSOL Energy Inc. Supplemental Retirement Plan, incorporated by reference to Exhibit 10.112 of Form 10-Q for the quarter ended September 30, 2007 filed on November 1, 2007.
10.52	Summary of Non-Employee Director Compensation, incorporated by reference to Exhibit 10.111 of Form 10-Q for the quarter ended September 30, 2007 filed on November 1, 2007.
10.53	Directors Deferred Fee Plan (2004 Plan) incorporated by reference to Exhibit 10.3 to Form 10-Q for the quarter ending March 31, 2008, filed on April 20, 2008.
10.54	Hypothetical Investment Election Form Relating to Directors’ Deferred Fee Plan incorporated by reference to Exhibit 10.50 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.55	Directors Deferred Compensation Plan (1999 Plan), incorporated by reference to Exhibit 10.1 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
10.56	Hypothetical Investment election Form Relating to Directors’ Deferred Compensation Plan incorporated by reference to Exhibit 10.53 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.
10.57	Amended and Restated Supplemental Retirement Plan of CONSOL Energy Inc. effective January 1, 2007 incorporated by reference to Exhibit 10.54 to Form 10-K for the year ended December 31, 2007 (file no. 001-14901) filed on February 19, 2008.

10.58	Trust Agreement (Amended and Restated on March 20, 2008) (1999 Directors Deferred Compensation Plan), incorporated by reference to Exhibit 10.2 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
10.59	Trust Agreement (Amended and Restated on March 20, 2008) (2004 Directors Deferred Fee Plan), incorporated by reference to Exhibit 10.4 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
10.60	Long-Term Incentive Program (2008-2010), incorporated by reference to Exhibit 10.6 to Form 10-Q for the quarter ending March 31, 2008, filed on April 30, 2008.
10.61	Executive Annual Incentive Plan, incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 1, 2008.
10.62	Amendment No. 1 to The Master Cooperation and Safety Agreement, incorporated by reference to Exhibit 10.1 to Form 8-K filed on June 2, 2008.
10.63	First Amendment to Credit Agreement, incorporated by reference to Exhibit 10.59 to Form 10-K for the year ended December 31, 2008 filed on February 17, 2009.
10.64	Letter Agreement between Peter B. Lilly and CONSOL Energy Inc., effective as of March 10, 2009, incorporated by reference to Exhibit 10.1 to Form 8-K filed on March 10, 2009.
10.65	Long-Term Incentive Program (2009-2011), incorporated by reference to Exhibit 10.1 to Form 10-Q for the quarter ending March 31, 2009, filed on April 27, 2009.
10.66	Election Form to Exchange CNX Gas Restricted Stock Units into CONSOL Energy Inc. Restricted Stock Units, incorporated by reference to Exhibit 10.2 to Form 10-Q for the quarter ending March 31, 2009, filed on April 27, 2009.
10.67	Restricted Stock Unit Award Agreement related to exchange of CNX Gas Restricted Stock Units for CONSOL Restricted Stock Units, incorporated by reference to Exhibit 10.3 to Form 10-Q for the quarter ending March 31, 2009, filed on April 27, 2009.
14.1	Code of Employee Business Conduct and Ethics, as amended, incorporated by reference to Exhibit 14.1 to Form 8-K filed on December 5, 2008.
21.1	Subsidiaries of CONSOL Energy Inc., incorporated by reference to Exhibit 21 to Form 10-K for the year ended December 31, 2008, filed on February 17, 2009.
23.1	Consent of Ernst & Young, LLP (CONSOL)
23.2	Consent of PricewaterhouseCoopers LLP (CONSOL)
23.3	Consent of Ernst & Young, LLP (CNX Gas)
23.4	Consent of PricewaterhouseCoopers LLP (CNX Gas)
23.5*	Consent of Ralph E. Davis Associates, Inc.
23.6*	Consent of Schlumberger Data and Consulting Services.
24.1	Power of Attorney (included in signature pages).
99.1	Form of Election and Restricted Stock Unit Award Agreement

*	previously filed